[EXECUTION COPY]

2010 Credit Agreement
(Revolving Loan)

by and between

CoBank, ACB
as Joint Lead Arranger, Sole Bookrunner, Syndication Agent, Administrative Agent and Bid Agent,

SunTrust Bank; U.S. Bank, National Association; Bank of Montreal; and Wells Fargo Bank, National
Association,
as Co-Documentation Agents,

SunTrust Robinson Humphrey, Inc.; U.S. Bank, National Association; Bank of Montreal; Wells Fargo
Bank, National Association; Bank of America, National Association; The Bank of Tokyo-Mitsubishi
UFJ, Ltd.; and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York
Branch,
as Joint Lead Arrangers,

the Syndication Parties party hereto from time to time,

and

CHS INC.

dated as of June 2, 2010
2010 CREDIT AGREEMENT
(Revolving Loan)

THIS 2010 CREDIT AGREEMENT (“Credit Agreement”) is entered into as of the 2nd day of June, 2010 (“Effective Date”), by and between COBANK, ACB (“CoBank”) for its own benefit as a Syndication Party, and as the Administrative Agent for the benefit of the present and future Syndication Parties (in that capacity “Administrative Agent”), the Syndication Parties identified on Schedule 1 hereto, and CHS INC., a cooperative corporation formed under the laws of the State of Minnesota, whose address is 5500 Cenex Drive, Inver Grove Heights, Minnesota 55077 (“Borrower”).

ARTICLE 1. DEFINED TERMS

As used in this Credit Agreement, the following terms shall have the meanings set forth below (and such meaning shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

1.1 Additional Costs: shall have the meaning set forth in Section 16.12.

1.2 Adjusted Consolidated Equity: the amount of equity accounts plus (or minus in the case of a deficit) the amount of surplus and retained earnings accounts of Borrower and its Consolidated Subsidiaries and non-controlling interests, provided that the total amount of intangible assets of Borrower and its Consolidated Subsidiaries (including, without limitation, unamortized debt discount and expense, deferred charges and goodwill) included therein shall not exceed $30,000,000 (and to the extent such intangible assets exceed $30,000,000, they will not be included in the calculation of Adjusted Consolidated Equity); all as determined in accordance with GAAP.

1.3 Adjusted Consolidated Funded Debt: All Consolidated Funded Debt of Borrower and its Consolidated Subsidiaries, plus the net present value of Operating Leases of Borrower and its Consolidated Subsidiaries as discounted by a rate of 8.0% per annum.

1.4 Administrative Agent: shall have the meaning set forth in the preamble.

1.5 Administrative Agent Office: shall mean the address set forth at Subsection 16.4.2, as it may change from time to time by notice to all parties to this Credit Agreement.

1.6 Adoption Agreement: shall have the meaning set forth in Section 2.10.

1.7 Advance: shall mean a 5-Year Advance, a Bid Advance, and/or an Overnight Advance, as the context requires.

1.8 Advance Date: a day (which shall be a Banking Day) on which an Advance is made.

1.9 Advance Payment: shall have the meaning set forth in Section 15.1.1.10 Affected Loans: shall have the meaning set forth in Subsection 5.2.3.

1.11 Affiliate: with respect to any Person means (a) a Subsidiary of such Person, (b) any Person in which such Person, directly or indirectly, owns more than five percent (5.0%) of the outstanding equity thereof, and (c) any Person which, directly or indirectly, (i) owns more than five percent (5.0%) of the outstanding equity of such Person, or (ii) has the power under ordinary circumstances to control the management of such Person.

1.12 Amended and Restated 2006 Credit Agreement: means that certain 2006 Second Amended and Restated Credit Agreement (Revolving Loan) dated as of June 2, 2010 (amending and restating that certain 2006 Amended and Restated Credit Agreement (Revolving Loan), dated as of May 18, 2006, as amended), by and between Borrower and CoBank, as administrative agent for all syndication parties thereunder, and as a syndication party thereunder, and the other syndication parties set forth on the signature pages thereto, as amended, supplemented or otherwise modified from time to time.

1.13 Amortization: the total amortization of Borrower and its Consolidated Subsidiaries as measured in accordance with GAAP.

1.14 Annual Operating Budget: means the annual operating budget for Borrower and its Subsidiaries in substantially the form of, and containing substantially the same or similar information as set forth in, the Annual Operating Budget (Business Plan) for Borrower and its Subsidiaries included in the booklet delivered to the Syndication Parties at the April 15, 2010 bank group meeting.

1.15 Anti-Terrorism Laws: shall have the meaning set forth in Subsection 9.24.1.

1.16 Applicable Lending Office: means, for each Syndication Party and for each Advance, the lending office of such Syndication Party designated as such for such Advance on its signature page hereof or in the applicable Syndication Acquisition Agreement or such other office of such Syndication Party as such Syndication Party may from time to time specify to the Administrative Agent and Borrower as the office by which its Advances are to be made and maintained.

1.17 Authorized Officer: shall have the meaning set forth in Subsection 10.1.4.

1.18 Bank Debt: all amounts owing hereunder, including fees, Borrower’s obligations to purchase Bank Equity Interests, Funding Losses and all principal, interest, expenses, charges and other amounts payable by Borrower pursuant to the Loan Documents (including interest, expenses, charges and other amounts accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

1.19 Banking Day: any day (a) other than a Saturday or Sunday and other than a day on which banks in New York, New York are authorized or required by law to close, and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation of or conversion into, or a LIBO Rate Period for, a LIBO Rate Loan, or a notice by Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or LIBO Rate Period, on which dealings in U.S. Dollar deposits are carried out in the London interbank market.

1.20 Bank Equity Interests: shall have the meaning set forth in Article 7 hereof.

1.21 Base Rate: means a rate per annum announced by the Administrative Agent on the first Banking Day of each week, which shall be (a) the higher of (i) 150 basis points greater than the one month LIBO Rate or (ii) the Prime Rate plus (b) the 5-Year Margin for Base Rate Loans.

1.22	Base Rate Loans: shall have the meaning set forth in Subsection 5.1.1.

1.23	Bid: shall have the meaning set forth in Section 3.3.

1.24	Bid Advance: shall have the meaning set forth in Section 3.1.

1.25	Bid Agent: shall mean CoBank.

1.26	Bid Maturity Date: shall have the meaning set forth in Section 3.2.

1.27	Bid Rate: shall have the meaning set forth in Section 3.3.

1.28	Bid Rate Loan: shall have the meaning set forth in Section 3.1.

1.29	Bid Request: shall have the meaning set forth in Section 3.2.

1.30	Bid Results Notice: shall have the meaning set forth in Section 3.3.

1.31	Bid Selection Notice: shall have the meaning set forth in Section 3.4.

1.32 Borrower’s Account: shall mean Borrower’s account as set forth on Exhibit 15.29 hereto, or as otherwise specified to the Administrative Agent in writing.

1.33 Borrower Benefit Plan: means (a) any “employee benefit plan”, as such term is defined in Section 3(3) of ERISA (including any “multiemployer plan” as defined in Section 3(37) of ERISA); (b) any “multiple employer plan” within the meaning of Section 413 of the Code; (c) any “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA; (d) a “voluntary employees’ beneficiary association” within the meaning of Section 501(a)(9) of the Code; (e) a “welfare benefit fund” within the meaning of Section 419 of the Code; or (f) any employee welfare benefit plan within the meaning of Section 3(1) of ERISA for the benefit of retired or former employees, which is maintained by Borrower or in which Borrower participates or to which Borrower is obligated to contribute.

1.34 Borrower Indemnification Payment: shall have the meaning set forth in Section 3.11.

1.35 Borrower Pension Plan: means each Borrower Benefit Plan that is an “employee pension benefit plan” as defined in Section 3(2) of ERISA that is intended to satisfy the requirements of Section 401(a) of the Code.

1.36 Capital Leases: means any lease of property (whether real, personal or mixed) by a Person which has been or should be, in accordance with GAAP, reflected on the balance sheet of such Person as a capital lease.

1.37	Cash Collateral Account: shall have the meaning set forth in Section 4.6.

1.38	CCC: shall have the meaning set forth in Section 3.11.

1.39	CCC Guarantee: shall have the meaning set forth in Section 3.11.

1.40	Change in Law: shall have the meaning set forth in Subsection 5.2.2.

1.41 Closing Date: means June 2, 2010, provided that on or before such date (a) the Administrative Agent, the Bid Agent, the Syndication Parties party hereto on such date, and Borrower have executed all Loan Documents to which they are parties; and (b) the conditions set forth in Section 10.1 of this Credit Agreement have been met.

1.42 Closing Date Letters of Credit: means the Letters of Credit which have been issued for the benefit of Borrower by one or more of the Syndication Parties and which are outstanding on the Closing Date as listed on Exhibit 1.42 hereto.

1.43 Code: means the Internal Revenue Code of 1986.

1.44 Cofina: means, collectively, Cofina Financial, LLC, and each of its Subsidiaries.

1.45 Committed Bid Advances: shall mean the principal amount of all Bid Advances which any Syndication Party is obligated to make as a result of such Syndication Party having received a Bid Selection Notice pursuant to Section 3.4 hereof, but which has not been funded as a Bid Rate Loan.

1.46 Committed LC Request: shall have the meaning set forth in Subsection 4.1.1.

1.47 Committed Letter of Credit: shall mean a letter of credit issued by the Letter of Credit Bank pursuant to the provisions of Sections 4.1 and 4.2 hereof and shall include all Closing Date Letters of Credit issued by the Letter of Credit Bank.

1.48 Committed Letter of Credit Fee: for any Fiscal Quarter of Borrower shall be an amount equal to the 5-Year Margin for LIBO Rate Loans in effect on the first day of such Fiscal Quarter (a) multiplied by the undrawn face amount of each Committed Letter of Credit for each day during such Fiscal Quarter, (b) divided by 360.

1.49 Committed 5-Year Advances: the principal amount of all 5-Year Advances which any Syndication Party is obligated to make as a result of such Syndication Party having received a 5-Year Funding Notice pursuant to Section 2.3 hereof, but which has not been funded.

1.50 Commitment Increase: shall have the meaning set forth in Section 2.10.

1.51 Communications: shall have the meaning set forth in Subsection 16.16.1.

1.52 Compliance Certificate: a certificate of the chief financial officer of Borrower acceptable to the Administrative Agent and in the form attached hereto as Exhibit 1.52.

1.53 Confirmation Amount: shall have the meaning set forth in Section 3.11.

1.54 Confirmation Request: shall have the meaning set forth in Section 3.11.

1.55 Consolidated Cash Flow: for any period, the sum of (a) earnings before income taxes of Borrower and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (excluding, in the case of any non-wholly owned Consolidated Subsidiary, the portion of earnings attributable to holders of the equity interests of such Consolidated Subsidiary, other than the Borrower or a Consolidated Subsidiary); plus (b) amounts that have been deducted in the determination of such earnings before income taxes for such period for (i) Consolidated Interest Expense for such period, (ii) Depreciation for such period, (iii) Amortization for such period, and (iv) extraordinary and/or one-time non-cash losses for such period; minus (c) the amounts that have been included in the determination of such earnings before income taxes for such period for (i) extraordinary gains, (ii) extraordinary and/or one-time income, (iii) non-cash patronage income, and (iv) non-cash equity earnings in joint ventures.

1.56 Consolidated Funded Debt: means, as to Borrower and its Consolidated Subsidiaries: (a) Debt that is classified as long term debt in accordance with GAAP, that is, without duplication (i) Debt for borrowed money, (ii) Debt upon which such entity customarily pays interest, or (iii) Debt which is secured by a lien on property, and (b) without duplication (i) long term rental payments under Capital Leases, (ii) obligations with respect to letters of credit which support long-term debt and with expiration dates in excess of one year from the date of issuance thereof and (iii) guarantees which support long-term debt.

1.57 Consolidated Interest Expense: for any period, all interest expense of Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP.

1.58 Consolidated Net Worth: shall mean, for any period, the amount of equity accounts plus (or minus in the case of a deficit) the amount of surplus and retained earnings accounts of Borrower and its Consolidated Subsidiaries, excluding (i) accumulated other comprehensive income (or loss) and (ii) non-controlling interests, all as determined in accordance with GAAP.

1.59 Consolidated Subsidiary: any Subsidiary whose accounts are consolidated with those of Borrower in accordance with GAAP.

1.60 Contributing Syndication Parties: shall have the meaning set forth in Section 15.4.

1.61 Control Agreement: means a control agreement, in form and substance satisfactory to the Administrative Agent, executed and delivered by Borrower, the Administrative Agent, and the applicable securities intermediary with respect to a Securities Account (as defined in the New York or Colorado Uniform Commercial Code, as applicable) or bank with respect to a deposit account.

1.62 Conversion or Continuation Notice: shall have the meaning set forth in Subsection 5.1.2.

1.63 Converted LC: shall have the meaning set forth in Section 4.6.

1.64 Debt: means as to any Person: (a) indebtedness or liability of such Person for borrowed money, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under Capital Leases; (c) obligations of such Person arising under bankers’, or trade acceptance facilities, or reimbursement obligations for drawings made under letters of credit; (d) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations of such Person (i) to purchase any of the items included in this definition, (ii) to provide funds for payment, (iii) to supply funds to invest in any other Person, (iv) otherwise to assure a creditor of another Person against loss or (v) with respect to letters of credit (in each case, without duplication); (e) all obligations secured by a lien on property owned by such Person, whether or not the obligations have been assumed; and (f) all obligations of such Person under any agreement providing for an interest rate swap, cap, cap and floor, contingent participation or other hedging mechanisms with respect to interest payable on any of the items described in this definition; provided that (i) Debt of a Consolidated Subsidiary of the Borrower shall exclude such obligations and guarantees, endorsements and other contingent obligations and guaranties of such Consolidated Subsidiary if owed or guaranteed by such Consolidated Subsidiary to the Borrower or a wholly owned Consolidated Subsidiary of the Borrower, (ii) Debt of the Borrower shall exclude such obligations and guarantees, endorsements and other contingent obligations if owed or guaranteed by the Borrower to a wholly owned Consolidated Subsidiary of the Borrower and (iii) Debt of the Borrower shall exclude any unfunded obligations which may exist now and in the future in the Borrower’s pension plans.

1.65 Defaulting Syndication Party: shall have the meaning set forth in Section 15.30.

1.66 Default Interest Rate: a rate of interest equal to (i) in the case of the principal amount of any Loan, 200 basis points in excess of the rate or rates of interest otherwise being charged on such Loan and (ii) in the case of all other obligations, 200 basis points in excess of the Base Rate which would otherwise be applicable at the time.

1.67	Delinquency Interest: shall have the meaning set forth in Section 15.4.

1.68	Delinquent Amount: shall have the meaning set forth in Section 15.4.

1.69	Delinquent Syndication Party: shall have the meaning set forth in Section 15.4.

1.70 Depreciation: the total depreciation of Borrower and its Consolidated Subsidiaries as measured in accordance with GAAP.

1.71 Embargoed Person: shall have the meaning set forth in Section 11.15.

1.72 Environmental Laws: any federal, state, or local law, statute, ordinance, rule, regulation, administration order, or permit now in effect or hereinafter enacted, including any such law, statute, ordinance, rule, regulation, order or permit enacted in any foreign country where Borrower or any of its Subsidiaries has operations or owns property, pertaining to the public health, safety, industrial hygiene, or the environmental conditions on, under or about any of the real property interests of a Person, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Clean Air Act, the Federal Water Pollution Control Act, the Superfund Amendments and Reauthorization Act of 1986, the Federal Toxic Substances Control Act and the Occupational Safety and Health Act, as any of the same may be amended, modified or supplemented from time to time.

1.73 Environmental Regulations: as defined in the definition of Hazardous Substances.

1.74 ERISA: shall have the meaning set forth in Section 9.10.

1.75 ERISA Affiliate: means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower or is under common control (within the meaning of Section 414(c) of the Code) with Borrower, provided, however, that for purposes of provisions herein concerning minimum funding obligations (imposed under Section 412 of the Code or Section 302 of ERISA), the term “ERISA Affiliate” shall also include any entity required to be aggregated with Borrower under Section 414(m) or 414(o) of the Code.

1.76	Event of Default: shall have the meaning set forth in Section 14.1.

1.77	Event of Syndication Default: shall have the meaning set forth in Subsection 15.30.1.

1.78	Executive Order: shall have the meaning set forth in Subsection 9.24.1.

1.79 Export Grain Transaction: means a transaction whereby Borrower has agreed to sell grain to a purchaser (“Importer”) located in a country other than the United States under circumstances whereby the transaction will be eligible for issuance of a Credit Guarantee Assurance by the U.S. Commodity Credit Corporation under the United States Export Credit Guarantee Programs GSM-102 or GSM-103.

1.80 Extended Duration LC: shall have the meaning set forth in Section 4.6.

1.81 Fair Market Value: shall have the meaning set forth in Section 12.3.

1.82 Farm Credit System Institution: shall mean any Farm Credit Bank, any Federal land bank association, any production credit association, the banks for cooperatives, and such other institutions as may be a part of the Farm Credit System and chartered by and subject to regulation by the Farm Credit Administration.

1.83 Fiscal Quarter: each three (3) month period beginning on the first day of each of the following months: September, December, March and June.

1.84 Fiscal Year: a year commencing on September 1 and ending on August 31.

1.85 5-Year Advance: shall have the meaning set forth in Section 2.1.

1.86 5-Year Availability Period: shall mean the period from the Closing Date until the 5-Year Maturity Date or such later date as may be applicable with respect to 5-Year Advances made pursuant to Section 4.6 hereof.

1.87 5-Year Borrowing Notice: shall have the meaning set forth in Section 2.3.

1.88 5-Year Commitment: shall be $900,000,000, subject to (a) reduction as provided in Section 2.9 hereof; and (b) increase as provided in Section 2.10 hereof.

1.89 5-Year Facility: shall mean the loan facility made available to Borrower under Article 2 of this Credit Agreement.

1.90 5-Year Facility Fee Factor: the 5-Year Facility Fee Factor determined as set forth in Schedule 2 hereto and Section 5.6 hereof.

1.91	5-Year Facility Fee: shall have the meaning set forth in Subsection 5.5.1.

1.92	5-Year Facility Note: shall have the meaning set forth in Section 2.4.

1.93	5-Year Funding Notice: shall have the meaning set forth in Section 2.3.

1.94 5-Year Margin: the 5-Year Margin determined for Base Rate Loans or LIBO Rate Loans, as applicable, in each case as set forth in Schedule 2 hereto and Section 5.6 hereof.

1.95	5-Year Maturity Date: June 2, 2015.

1.96	Funding Losses: shall have the meaning set forth in Section 6.7.

1.97	Funding Loss Notice: shall have the meaning set forth in Section 6.7.

1.98 Funding Share: shall mean the amount of any Advance which each Syndication Party is required to fund, which shall be determined as follows: (a) for a 5-Year Advance (excluding Overnight Advances), the amount of such 5-Year Advance multiplied by such Syndication Party’s Individual 5-Year Pro Rata Share as of the date of the 5-Year Funding Notice for, but without giving effect to, such 5-Year Advance; (b) for an Advance under a Bid won by such Syndication Party, the amount of such Bid; and (c) for an Overnight Advance or a risk participation therein, the amount determined as provided in Section 3.9 hereof.

1.99 Funding Source: shall have the meaning set forth in Section 2.10.

1.100 GAAP: generally accepted accounting principles in the United States of America, as in effect from time to time.

1.101 Good Faith Contest: means the contest of an item if (a) the item is diligently contested in good faith by appropriate proceedings timely instituted, (b) either the item is (i) bonded or (ii) adequate reserves are established with respect to the contested item if and to the extent required in accordance with GAAP, (c) during the period of such contest, the enforcement of any contested item is effectively stayed, and (d) the failure to pay or comply with the contested item could not reasonably be expected to result in a Material Adverse Effect.

1.102 Governmental Authority: means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

1.103 Hazardous Substances: means any dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the provisions of any Environmental Laws or any other federal, state or local law, statute, code, ordinance, regulation, requirement or rule, including any such law, statute, code, ordinance, rule, regulation enacted in any foreign country where Borrower has operations or owns property, relating thereto (“Environmental Regulations”), and also including urea formaldehyde, polychlorinated biphenyls, asbestos, asbestos-containing materials, nuclear fuel or waste, and petroleum products, or any other waste, material, substances, pollutant or contaminant which would subject an owner of property to any damages, penalties or liabilities under any applicable Environmental Regulations.

1.104	Holdout Lender: shall have the meaning set forth in Section 15.32.

1.105	Importer: shall have the meaning set forth in Section 1.79.

1.106	Importer LC: shall have the meaning set forth in Section 3.11.

1.107	Indemnification Date: shall have the meaning set forth in Section 3.11.

1.108	Indemnified Agency Parties: shall have the meaning set forth in Section 15.19.

1.109	Indemnified Parties: shall have the meaning set forth in Section 13.1.

1.110 Individual 5-Year Commitment: shall mean with respect to any Syndication Party the amount shown as its Individual 5-Year Commitment on Schedule 1 hereto, subject to adjustment in the event of the sale of all or a portion of a Syndication Interest in accordance with Section 15.27 hereof, or a reduction in the 5-Year Commitment in accordance with Section 2.9 hereof, or, if applicable to such Syndication Party, an increase in its Individual 5-Year Commitment in accordance with Section 2.10 hereof.

1.111 Individual 5-Year Lending Capacity: shall mean with respect to any Syndication Party the amount at any time of its Individual 5-Year Commitment, less its Individual Outstanding 5-Year Obligations.

1.112 Individual 5-Year Pro Rata Share: at any time, shall mean with respect to any Syndication Party a fraction, expressed as a percentage (rounded to 9 decimal points), where the numerator is such Syndication Party’s Individual 5-Year Commitment at such time less such Syndication Party’s Individual Outstanding 5-Year Obligations at such time; and the denominator is the 5-Year Commitment less the sum of the Individual Outstanding 5-Year Obligations of all of the Syndication Parties at such time.

1.113 Individual Outstanding 5-Year Obligations: shall mean with respect to any Syndication Party the total at any time, without duplication, of (a) the aggregate outstanding principal amount of all 5-Year Advances (excluding Overnight Advances, in the case of the Overnight Lender, but including risk participations in Overnight Advances pursuant to Section 3.9) made by such Syndication Party, (b) the aggregate outstanding principal amount of all Bid Advances made by such Syndication Party, (c) the undrawn face amount of all outstanding Negotiated Letters of Credit as to which such Syndication Party is the Issuing Syndication Party, (d) such Syndication Party’s risk participation interest in the undrawn face amount of all outstanding Committed Letters of Credit; (e) all of such Syndication Party’s Committed 5-Year Advances; (f) all of such Syndication Party’s Committed Bid Advances; and (g) any Confirmation Amounts under Section 3.11.

1.114 Intellectual Property: shall have the meaning set forth in Section 9.18.

1.115 Investment: means, with respect to any Person, (a) any loan or advance by such Person to any other Person, (b) the purchase or other acquisition by such Person of any capital stock, obligations or securities of, or any capital contribution to, or investment in, or the acquisition by such Person of all or substantially all of the assets of, or any interest in, any other Person, (c) any performance or standby letter of credit where (i) that Person has the reimbursement obligation to the issuer, and (ii) the proceeds of such letter of credit are to be used for the benefit of any other Person, (d) the agreement by such Person to make funds available for the benefit of another Person to either cover cost overruns incurred in connection with the construction of a project or facility, or to fund a debt service reserve account, (e) the agreement by such Person to assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable for the obligations or debts of any other Person (other than by endorsement for collection in the ordinary course of business), (f) an agreement to purchase any obligations, stocks, assets, goods or services but excluding an agreement to purchase any assets, goods or services entered into in the ordinary course of business, (g) an agreement to supply or advance any assets, goods or services not in the ordinary course of business, or (h) an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss.

1.116 Issuance Fee: shall be, with respect to each Committed Letter of Credit, the greater of (a) $2,500.00; or (b) the face amount of such Letter of Credit multiplied by 20 basis points.

1.117	Issuing Syndication Party: shall have the meaning set forth in Section 4.3.

1.118	LC Commitment: shall be $200,000,000.00.

1.119	LC Confirmation: shall have the meaning set forth in Section 3.11.

1.120	LC Confirmation Commitment: means $10,000,000.00.

1.121	LC Separation Arrangements: shall have the meaning set forth in Section 4.6.

1.122 Letters of Credit: collectively all Committed Letters of Credit, and all Negotiated Letters of Credit, outstanding at any time.

1.123 Letter of Credit Bank: CoBank.

1.124 LIBO Rate: means (a) with respect to each day during each LIBO Rate Period applicable to a LIBO Rate Loan, (i) the per annum rate for the LIBO Rate Period selected by Borrower, as quoted by the British Bankers’ Association (or if such quotation source is unavailable, such other quotation source as may be reasonably selected by the Administrative Agent) for the purpose of displaying London Interbank Offered Rates for U.S. Dollar deposits, determined effective as of 11:00 A.M. (London time) on the day which is two (2) Banking Days prior to the first day of each LIBO Rate Period, rounded up to the next 1/100th of 1% per annum, plus (ii) the 5-Year Margin for LIBO Rate Loans or (b) with respect to the determination of the Base Rate, the per annum rate as quoted by the British Bankers’ Association (or if such quotation source is unavailable, such other quotation source as may be reasonably selected by the Administrative Agent) for the purpose of displaying London Interbank Offered Rates for U.S. Dollar deposits, determined effective as of 11:00 A.M. (London time) for the determination period relating thereto, on the date of determination, in each case, with the LIBO rate divided by a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such date to any member bank of the Federal Reserve System in respect of “Eurocurrency liabilities” as defined in Regulation D (or any successor category of liabilities under Regulation D).

1.125	LIBO Rate Loan: shall have the meaning set forth in Subsection 5.1.2.

1.126	LIBO Rate Period: shall have the meaning set forth in Subsection 5.1.2.

1.127	Licensing Laws: shall have the meaning set forth in Section 9.4.

1.128 Lien: means with respect to any asset any mortgage, deed of trust, pledge, security interest, hypothecation, assignment for security purposes, encumbrance, lien (statutory or other), or other security agreement or charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale, Capital Lease or other title retention agreement related to such asset).

1.129 Loans: shall mean, collectively, all Bid Advances, all Base Rate Loans, all LIBO Rate Loans, and all Overnight Advances outstanding at any time.

1.130 Loan Documents: this Credit Agreement and the Notes.

1.131 Material Adverse Effect: means a material adverse effect on (a) the financial condition, results of operation, business or property of Borrower; or (b) the ability of Borrower to perform its obligations under this Credit Agreement and the other Loan Documents; or (c) the ability of the Administrative Agent or the Syndication Parties to enforce their rights and remedies against Borrower under the Loan Documents.

1.132 Material Agreements: means all agreements of Borrower, the termination or breach of which, based upon Borrower’s knowledge as of the date of making any representation with respect thereto, would have a Material Adverse Effect.

1.133 Maximum Commitment Increase Amount: means, as of any date of determination, (1) $1,900,000,000.00, minus (2) the 5-Year Commitment as in effect on the date of this Credit Agreement, as such 5-Year Commitment may be increased on or prior to such date of determination pursuant to Section 2.10, but not including any reductions thereto whether pursuant to Section 2.09 or otherwise, minus (3) the aggregate commitments under the Amended and Restated 2006 Credit Agreement as of such date (including any increases or reductions thereto occurring on such date).

1.134 Multiemployer Plan: means a Plan meeting the definition of a “multiemployer plan” in Section 3(37) of ERISA.

1.135 Negotiated LC Request: shall have the meaning set forth in Subsection 4.1.2.

1.136 Negotiated Letter of Credit: shall mean a letter of credit issued by a Syndication Party pursuant to the provisions of Sections 4.1 and 4.3 hereof and shall include all Closing Date Letters of Credit as to which such Syndication Party was the Issuing Syndication Party.

1.137 Non-US Lender: shall have the meaning set forth in Section 15.31.

1.138 Note or Notes: means the 5-Year Facility Notes, and all amendments, renewals, substitutions and extensions thereof.

1.139 OFAC: shall have the meaning set forth in Section 11.15.

1.140 Operating Lease: means any lease of property (whether real, personal or mixed) by a Person under which such Person is lessee, other than a Capital Lease.

1.141	Other List: shall have the meaning set forth in Section 11.15.

1.142	Overnight Advance: shall have the meaning set forth in Section 3.9.

1.143	Overnight Advance Request: shall have the meaning set forth in Section 3.9.

1.144	Overnight Funding Commitment: shall mean $100,000,000.00.

1.145	Overnight Lender: shall mean CoBank.

1.146	Overnight Maturity Date: shall have the meaning set forth in Section 3.9.

1.147	Overnight Rate: shall have the meaning set forth in Section 3.9.

1.148Payment Account: shall have the meaning set forth in Section 15.11.

1.149	Payment Distribution: shall have the meaning set forth in Section 15.11.

1.150	PBGC: shall have the meaning set forth in Section 9.10.

1.151	Permitted Encumbrance: shall have the meaning set forth in Section 12.3.

1.152 Person(s): any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, cooperative association, institution, government or governmental agency (whether national, federal, state, provincial, country, city, municipal or otherwise, including without limitation, any instrumentality, division, agency, body or department thereof), or other entity.

1.153 Plan: means any plan, agreement, arrangement or commitment which is an employee benefit plan, as defined in Section 3(3) of ERISA, maintained by Borrower or any Subsidiary or any ERISA Affiliate or with respect to which Borrower or any Subsidiary or any ERISA Affiliate at any relevant time has any liability or obligation to contribute.

1.154 Platform: shall have the meaning set forth in Subsection 16.16.2.

1.155 Potential Default: any event, other than an event described in Section 14.1(a) hereof, which with the giving of notice or lapse of time, or both, would become an Event of Default.

1.156 Prime Rate: means a rate of interest per annum equal to the “prime rate” as published from time to time in the Eastern Edition of the Wall Street Journal as the average prime lending rate for seventy-five percent (75%) of the United States’ thirty (30) largest commercial banks, or if the Wall Street Journal shall cease publication or cease publishing the “prime rate” on a regular basis, such other regularly published average prime rate applicable to such commercial banks as is acceptable to the Administrative Agent in its reasonable discretion.

1.157 Priority Debt: means, at any time, without duplication, the sum of (a) all then outstanding Debt of Borrower or any Consolidated Subsidiary secured by any Lien on any property of Borrower or any Consolidated Subsidiary (other than Debt secured only by Liens permitted under Section 12.3(a) through (j)), plus (b) all Debt of Consolidated Subsidiaries of Borrower in each case maturing by its terms more than one year after the date of creation thereof, or which is renewable or extendible at the option of such Consolidated Subsidiary for a period ending more than one year after the date of creation thereof, and shall include Debt of such maturity created or assumed by such Consolidated Subsidiary either directly or indirectly, including obligations of such maturity secured by Liens upon property of such Consolidated Subsidiary and upon which such Consolidated Subsidiary customarily pays the interest, and all obligations of such Consolidated Subsidiary under Capital Leases of such maturity, and all obligations to reimburse the Letter of Credit Bank or any Syndication Party or any letter of credit issuer or other credit provider with respect to all Letters of Credit or other letters of credit which support long-term debt, with expiration dates in excess of one year from the date of issuance thereof.

1.158 Prohibited Transaction: means any transaction prohibited under Section 406 of ERISA or Section 4975 of the Code.

1.159 Regulatory Change: shall have the meaning set forth in Section 16.12.

1.160 Replacement Lender: shall have the meaning set forth in Section 15.32.

1.161 Reportable Event: means any of the events set forth in Section 4043(b) of ERISA or in the regulations thereunder.

1.162 Requested 5-Year Advance: shall mean the amount of the 5-Year Advance requested by Borrower in any 5-Year Borrowing Notice.

1.163 Required Lenders: shall mean Syndication Parties (including Voting Participants) whose aggregate Individual 5-Year Commitments constitute fifty-one percent (51.0%) of the 5-Year Commitment; provided that the number of Syndication Parties (including Voting Participants) which constitute the Required Lenders must be the lesser of (i) all, or (ii) no fewer than three (3), if fewer than three (3) Syndication Parties (including Voting Participants) would constitute fifty-one percent (51.0%) of the aggregate Individual 5-Year Commitments. Pursuant to Section 15.28 hereof, Voting Participants shall, under the circumstances set forth therein, be entitled to voting rights and to be included in determining whether certain action is being taken by the Required Lenders. The determination of Required Lenders shall be adjusted pursuant to Section 15.4 in the case of a Delinquent Syndication Party and pursuant to Section 15.30 in the case of a Defaulting Syndication Party.

1.164 Required License: shall have the meaning set forth in Section 9.9.

1.165 SDN List: shall have the meaning set forth in Section 11.15.

1.166 Subsidiary: means with respect to any Person: (a) any corporation in which such Person, directly or indirectly, (i) owns more than fifty percent (50%) of the outstanding stock thereof, or (ii) has the power under ordinary circumstances to elect at least a majority of the directors thereof, or (b) any partnership, association, joint venture, limited liability company, or other unincorporated organization or entity, with respect to which such Person, (i) directly or indirectly owns more than fifty percent (50%) of the equity interest thereof, or (ii) directly or indirectly owns an equity interest in an amount sufficient to control the management thereof. All of Borrower’s Subsidiaries owned as of the Closing Date are set forth on Exhibit 1.166 hereto.

1.167 Successor Agent: such Person as may be appointed as successor to the rights and duties of the Administrative Agent as provided in Section 15.22 of this Credit Agreement.

1.168 Syndication Acquisition Agreement: shall have the meaning set forth in Section 15.27.

1.169 Syndication Interest: shall have the meaning set forth in Section 15.1.

1.170 Syndication Parties: shall mean those entities listed on Schedule 1 hereto as having an Individual 5-Year Commitment, the Overnight Lender (in the case of Overnight Advances), and such Persons as shall from time to time execute (a) a Syndication Acquisition Agreement substantially in the form of Exhibit 15.27 hereto signifying their election to purchase all or a portion of the Syndication Interest of any Syndication Party, in accordance with Section 15.27 hereof, and to become a Syndication Party hereunder; or (b) an Adoption Agreement substantially in the form of Exhibit 2.10 hereto in connection with any Commitment Increase as provided in Section 2.10 hereof.

1.171 Syndication Party Advance Date: shall have the meaning set forth in Section 15.2.

1.172 Term Loan Credit Agreement: shall mean that certain Credit Agreement (10 Year Term Loan) dated as of December 12, 2007 by and between Borrower and CoBank, as administrative agent for all syndication parties thereunder, and as a syndication party thereunder, and the other syndication parties set forth on the signature pages thereto, as amended from time to time.

1.173Transfer: shall have the meaning set forth in Section 15.27.

1.174USA Patriot Act: shall have the meaning set forth in Subsection 9.24.1.

1.175Voting Participant: shall have the meaning set forth in Section 15.28.

1.176Wire Instructions: shall have the meaning set forth in Section 15.29.

ARTICLE 2.	5-YEAR FACILITY

2.1 5-Year Facility Loan. On the terms and conditions set forth in this Credit Agreement, and (except in the case of a 5-Year Advance requested by the Overnight Lender pursuant to Section 3.9 or a 5-Year Advance to be funded pursuant to Section 4.2.4 or 4.6) so long as no Event of Default or Potential Default has occurred (or if a Potential Default or an Event of Default has occurred, it has been waived in writing by the Administrative Agent pursuant to the provisions of Section 15.10 hereof), each of the Syndication Parties severally agrees to advance funds under the 5-Year Facility (each a “5-Year Advance”) upon receipt of a 5-Year Funding Notice from time to time during the 5-Year Availability Period, subject to the following limits:

2.1.1 Individual Syndication Party 5-Year Commitment. No Syndication Party (other than the Overnight Lender, which shall be permitted but not required to do so in the case of Overnight Advances made in accordance with Section 3.9) shall be required or permitted to make a 5-Year Advance which would exceed its Individual 5-Year Lending Capacity as in effect at the time of the Administrative Agent’s receipt of the 5-Year Borrowing Notice requesting such 5-Year Advance.

2.1.2 Individual Syndication Party 5-Year Pro Rata Share. No Syndication Party (other than the Overnight Lender, which shall be permitted but not required to do so in the case of Overnight Advances made in accordance with Section 3.9) shall be required or permitted to fund a 5-Year Advance in excess of an amount equal to its Individual 5-Year Pro Rata Share multiplied by the amount of the requested 5-Year Advance. Each Syndication Party agrees to fund its Individual 5-Year Pro Rata Share of each 5-Year Advance.

2.2 5-Year Commitment. Borrower shall not be entitled to request a 5-Year Advance in an amount which, when added to the aggregate Individual Outstanding 5-Year Obligations of all Syndication Parties, would exceed the 5-Year Commitment.

2.3 5-Year Borrowing Notice. Borrower shall give the Administrative Agent prior written notice by facsimile or electronic mail (effective upon receipt) of each request for a 5-Year Advance (other than an Overnight Advance, which shall be subject to Section 3.9) (a) in the case of a Base Rate Loan, on or before 11:00 A.M. (Central time) on the requested Banking Day of making such Base Rate Loan, and (b) in the case of a LIBO Rate Loan, on or before 11:00 A.M. (Central time) at least three (3) Banking Days prior to the date of making such LIBO Rate Loan. Each notice must be in substantially the form of Exhibit 2.3 hereto (“5-Year Borrowing Notice”) and must specify (w) the amount of such 5-Year Advance (which must be a minimum of $10,000,000.00 and in incremental multiples of $1,000,000.00), (x) the proposed date of making such 5-Year Advance, (y) whether Borrower requests that the 5-Year Advance will bear interest at (i) the Base Rate or (ii) the LIBO Rate, and (z) in the case of a LIBO Rate Loan, the initial LIBO Rate Period applicable thereto. The Administrative Agent shall, on or before 12:00 noon (Central time) of the same Banking Day, notify each Syndication Party (“5-Year Funding Notice”) of its receipt of each such 5-Year Borrowing Notice and the amount of such Syndication Party’s Funding Share thereunder. Not later than 2:00 P.M. (Central time) on the date of a 5-Year Advance, each Syndication Party will make available to the Administrative Agent at the Administrative Agent’s Office, in immediately available funds, such Syndication Party’s Funding Share of such 5-Year Advance. After the Administrative Agent’s receipt of such funds, but (if so received) not later than 3:00 P.M. (Central time) on such Banking Day (or if not so received by such time, promptly following receipt thereof), and upon fulfillment of the applicable conditions set forth in Article 10 hereof, the Administrative Agent will make such 5-Year Advance available to Borrower, in immediately available funds, and will transmit such funds by wire transfer to Borrower’s Account. A 5-Year Advance may be requested by the Overnight Lender as provided in Section 3.9 hereof, by a written notice to the Administrative Agent generally complying with the requirements set forth above for a 5-Year Borrowing Notice, provided that such amount shall initially bear interest at the Base Rate, and such notice may be provided on or before 11:00 A.M. (Central Time) on the day of making such 5-Year Advance (and such notice shall be deemed automatically given upon the occurrence of a Potential Default or Event of Default under Section 14.1(f) or upon the exercise of remedies provided in Section 14.3). Thereafter on or before 1:00 P.M. (Central Time) on the date of such 5-Year Advance the Administrative Agent shall send out a 5-Year Funding Notice, each Syndication Party shall make available to the Administrative Agent such Syndication Party’s Funding Share thereof as provided above on or before 3:00 P.M. (Central Time) on such day, and the Administrative Agent shall transmit such funds by wire transfer to the Overnight Lender promptly thereafter. Each funding of a draw under a Committed Letter of Credit shall be deemed automatically to constitute notice to the Administrative Agent of a 5-Year Advance in the amount of such draw initially bearing interest at the Base Rate, and on or before 1:00 P.M. (Central time) on the date of such draw (or on the following Banking Day, if such draw occurs after 1:00 P.M. (Central time)) the Administrative Agent shall send out a 5-Year Funding Notice, each Syndication Party shall make available to the Administrative Agent such Syndication Party’s Funding Share thereof on or before 3:00 P.M. (Central time) on such date, and the Administrative Agent shall transmit such funds by wire transfer to (or as directed by) the Letter of Credit Bank.

2.4 Promise to Pay; 5-Year Facility Promissory Notes. Borrower promises to pay to the order of each Syndication Party, at the office of the Administrative Agent at 5500 South Quebec Street, Greenwood Village, Colorado 80111, or such other place as the Administrative Agent shall direct in writing, an amount equal to (a) the outstanding amount of (i) 5-Year Advances (including Overnight Advances, if any) and (ii) Bid Advances, in each case made by such Syndication Party; plus (b) any Bank Debt owing hereunder to such Syndication Party; plus (c) interest as set forth herein, payable to such Syndication Party for the account of its Applicable Lending Office. All such amounts are to be payable in the manner and at the time set forth in this Credit Agreement. At the request of any Syndication Party, made to the Administrative Agent which shall then provide notice to Borrower, Borrower, in order to further evidence its obligations to such Syndication Party as set forth above in this Section, agrees to execute its promissory note in substantially the form of Exhibit 2.4 hereto duly completed, in the stated maximum principal amount equal to such Syndication Party’s Individual 5-Year Commitment (and the Overnight Funding Commitment, in the case of the Overnight Lender), dated the date of this Credit Agreement, payable to such Syndication Party for the account of its Applicable Lending Office, and maturing as to principal on the 5-Year Maturity Date (or the Overnight Maturity Date, in the case of Overnight Advances) (each a “5-Year Facility Note” and collectively, the “5-Year Facility Notes”).

2.5 [Intentionally Omitted.]

2.6 Syndication Party Records. Each Syndication Party shall record on its books and records the amount of each 5-Year Advance and any unreimbursed obligations to such Syndication Party with respect to payments by such Syndication Party under Negotiated Letters of Credit issued by such Syndication Party made by it hereunder, the rate and interest period applicable thereto, all payments of principal and interest, and the principal balance from time to time outstanding. The Syndication Party’s record thereof shall be prima facie evidence as to all such amounts and shall be binding on Borrower absent manifest error. Notwithstanding the foregoing, Borrower will never be required to pay as principal more than the principal amount of the 5-Year Advances and Bid Advances funded by such Syndication Party and any unreimbursed obligations to such Syndication Party with respect to payments by such Syndication Party under Negotiated Letters of Credit issued by such Syndication Party.

2.7 Use of Proceeds. The proceeds of the 5-Year Loans will be used by Borrower (a) to fund working capital requirements, (b) for general corporate purposes, (c) to support the issue of Letters of Credit, (d) to payoff Overnight Advances (at the request of either Borrower or the Overnight Lender), and (e) an aggregate amount not to exceed $200,000,000.00 to make required payments of principal under any commercial paper facility issued by Borrower, and Borrower agrees not to request or use such proceeds for any other purpose. Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

2.8 Syndication Party Funding Failure. The failure of any Syndication Party to fund its Funding Share of any requested 5-Year Advance or risk participation to be made by it on the date specified for such Advance shall not relieve any other Syndication Party of its obligation (if any) to fund its Funding Share of any Advance or risk participation on such date, but no Syndication Party shall be responsible for the failure of any other Syndication Party to make any Advance or risk participation to be made by such other Syndication Party.

2.9 Reduction of 5-Year Commitment. Borrower may, by written facsimile or electronic mail notice to the Administrative Agent on or before 10:00 A.M. (Central time) on any Banking Day, irrevocably reduce the 5-Year Commitment; provided that (a) such reduction must be in multiples of one-million dollars ($1,000,000.00), and (b) Borrower must simultaneously make any principal payment necessary (along with any applicable Funding Losses on account of such principal payment) so that (i) the aggregate amount of the Individual Outstanding 5-Year Obligations of all Syndication Parties does not exceed the reduced 5-Year Commitment on the date of such reduction, and (ii) the Individual Outstanding 5-Year Obligations owing to any Syndication Party do not exceed the Individual 5-Year Commitment of that Syndication Party (after reduction thereof in accordance with the following sentence). In the event the 5-Year Commitment is reduced as provided in the preceding sentence, then the Individual 5-Year Commitment of each Syndication Party shall be reduced in the same proportion as the Individual 5-Year Commitment of such Syndication Party bears to the 5-Year Commitment before such reduction.

2.10 Increase of 5-Year Commitment. Borrower shall have the right to increase the 5-Year Commitment (“Commitment Increase”) from time to time by an aggregate amount not to exceed the Maximum Commitment Increase Amount; provided that each of the following conditions has been satisfied: (a) no Event of Default or Potential Default has occurred (or if a Potential Default or an Event of Default has occurred, it has been waived in writing by the Administrative Agent pursuant to the provisions of Section 15.10 hereof); (b) Borrower has submitted to the Administrative Agent a written request for such Commitment Increase, specifying (i) the aggregate dollar amount thereof, which shall be a minimum of $50,000,000.00 and in increments of $1,000,000.00, (ii) the name of one or more financial institutions or Farm Credit System Institutions (which, in any case, may be an existing Syndication Party hereunder) that has committed to provide funding of the Commitment Increase pursuant to the terms of, and as a Syndication Party under, this Credit Agreement (each a “Funding Source”), and (iii) the amount of the Commitment Increase which each such Funding Source has committed to provide, which must be a minimum of $10,000,000.00 and in increments of $1,000,000.00; (c) each Funding Source has, unless it is at such time a Syndication Party hereunder, executed an agreement in the form of Exhibit 2.10 hereto (“Adoption Agreement”); (d) the Administrative Agent has approved each Funding Source as a Syndication Party hereunder (unless such Funding Source is already a Syndication Party), which approval shall not be unreasonably withheld; (e) each Funding Source has remitted to the Administrative Agent, by wire transfer in accordance with the Wire Instructions, the amount directed by the Administrative Agent so that such Funding Source will have funded its share (based on such Funding Source’s Individual 5-Year Pro Rata Share as recalculated as provided in clause (w) below in this Section) of all outstanding Advances other than Bid Advances and Overnight Advances, to the extent not previously funded by such Funding Source; and (f) Borrower has, if requested by such Funding Source(s), executed such additional 5-Year Facility Notes payable to such Funding Source(s) and in such amounts, as the Administrative Agent shall require to reflect the Commitment Increase. Upon the satisfaction of each of the foregoing conditions, (v) the 5-Year Commitment shall be automatically increased by the amount of the Commitment Increase; (w) the Individual 5-Year Pro Rata Share of each of the Syndication Parties, including the Funding Source(s) and, if such Funding Source is an existing Syndication Party, the Individual 5-Year Commitment of such existing Syndication Party, shall be recalculated by the Administrative Agent to reflect the amount of the Commitment Increase which each such Funding Source has committed to provide, and the amount of the Commitment Increase; (x) the Funding Source(s) shall be allocated a share of all existing 5-Year Advances, other than Bid Advances and Overnight Advances, and any such amounts remitted pursuant to clause (e) above shall be allocated among, and paid over to, those Persons who were Syndication Parties prior to the Commitment Increase, based on their Individual 5-Year Pro Rata Shares as they existed prior to the Commitment Increase, to reflect a reduction in their share of outstanding 5-Year Advances (other than Bid Advances and Overnight Advances); (y) to the extent that any Syndication Party is entitled to recover Funding Losses on account of having been allocated any portion of the amounts remitted pursuant to clause (e) above, Borrower shall pay to the Administrative Agent the amount of such Funding Losses which the Administrative Agent shall then forward to such Syndication Party; and (z) the Administrative Agent shall revise Schedule 1 to reflect the Commitment Increase.

ARTICLE 3. BID RATE FACILITY; OVERNIGHT FACILITY; LC CONFIRMATION FACILITY

3.1 5-Year Facility Bid Rate Loans. Subject to the terms and conditions of this Credit Agreement, including the procedures set forth in Article 3 hereof, each Syndication Party may in its sole discretion make Advances (each Advance made by a Syndication Party pursuant to this Section a “Bid Advance” and the total of such Advances made by the Syndication Parties the “Bid Rate Loans”) to Borrower from time to time during the 5-Year Availability Period, provided that:

3.1.1 Individual 5-Year Commitment. No Syndication Party shall be permitted to make a Bid Advance under the 5-Year Facility which, when added to its aggregate Individual Outstanding 5-Year Obligations, would exceed such Syndication Party’s Individual 5-Year Commitment.

3.1.2 5-Year Commitment. Borrower may not make a 5-Year Bid Request in an amount which, when added to the aggregate Individual Outstanding 5-Year Obligations of all Syndication Parties, would exceed the 5-Year Commitment.

3.1.3 Amounts. Each 5-Year Bid Request shall be in an amount at least equal to five million dollars ($5,000,000) and in integral multiples of one million dollars ($1,000,000), and each 5-Year Bid shall be in an amount at least equal to one million dollars ($1,000,000) or the amount remaining under the Individual 5-Year Commitment of the Syndication Party submitting such 5-Year Bid, if less. Each Bid Advance made by a Syndication Party will be in the amount of its Bids, or portions thereof, under the 5-Year Facility that are accepted by Borrower in accordance with Section 3.4 hereof.

3.2 Bid Request. No more frequently than once each Banking Day, Borrower may request offers from all Syndication Parties which have an Individual 5-Year Commitment, acting severally and not jointly, to make Bid Advances by giving the Bid Agent notice by facsimile or electronic mail (effective upon receipt), substantially in the form of Exhibit 3.2 hereto (“Bid Request”) on or before 9:00 A.M. (Central time) on the Banking Day the proposed Bid Rate Loan is to be made. By 9:30 A.M. (Central time) of the same Banking Day, the Bid Agent shall, by facsimile or electronic mail transmission, send to all of the Syndication Parties eligible to receive a Bid Request a copy of such Bid Request. Each Bid Request must specify (a) the total amount of such requested Bid Advances, (b) the individual amount of each requested Bid Advance with a different proposed Bid Maturity Date, (c) the proposed Banking Day of making such Bid Advance (which shall be the same Banking Day on which the Bid Request is submitted), and (d) the proposed maturity dates for such Bid Advances (each a “Bid Maturity Date”) which must be Banking Days and which must not extend more than thirty (30) days beyond the 5-Year Maturity Date. Borrower may request offers to make more than one Bid Rate Loan (up to a maximum of five (5) Bid Rate Loans in a single Bid Request), each with a different Bid Maturity Date, in a single Bid Request.

3.3 Bid Procedure. Each Syndication Party with an Individual 5-Year Commitment may, in its sole discretion, submit to the Bid Agent a written quote, substantially in the form of Exhibit 3.3 hereto and signed by an authorized signatory of such Syndication Party as determined by the Bid Agent in its sole discretion (“Bid”), containing an offer or offers to make one or more Bid Advances in a specified amount or amounts in response to such Bid Request (and may elect to bid with respect to any or all Bid Advances with different Bid Maturity Dates specified in the Bid Request); provided, however, each Syndication Party is limited to one Bid submission per Bid Request (which may cover more than one Bid Maturity Date) and a Syndication Party may not submit a Bid in an amount in excess of such Syndication Party’s Individual 5-Year Lending Capacity. A Bid may set forth offers for up to five (5) separate Bid Rates for each of the applicable Bid Advances, provided that each Bid shall specify the aggregate principal amount of Bid Advances for all Bid Maturity Dates that the Syndication Party submitting such Bid is willing to make at the interest rate or rates specified in such Bid (each a “Bid Rate”) pursuant to such Bid. Each Bid by a Syndication Party (other than by the Bid Agent acting in its capacity as a Syndication Party) must be submitted to the Bid Agent by facsimile or electronic mail not later than 10:15 A.M. (Central time) on the same Banking Day. The Bid Agent, in its capacity as a Syndication Party, may submit Bids; provided such Bids must be finalized not later than 10:00 A.M. (Central time) on the same Banking Day. Each Bid shall be irrevocable. The Bid Agent shall disregard a Bid if it (a) is not substantially in conformity with Exhibit 3.3 hereto, (b) contains qualifying or conditional language, (c) proposes terms other than or in addition to those set forth in the applicable Bid Request, or (d) arrives after the applicable time set forth in this Section. By 10:30 A.M. (Central time) on the same Banking Day, the Bid Agent shall send copies of all Bids to Borrower by facsimile or electronic mail (“Bid Results Notice”).

3.4 Bid Acceptance Procedure. Not later than 11:00 A.M. (Central time) on the same Banking Day, Borrower shall provide to the Bid Agent by facsimile or electronic mail notice, in the form of Exhibit 3.4 hereto, of its acceptance or rejection of each of the Bids submitted to Borrower by the Bid Results Notice (“Bid Selection Notice”). In the case of each acceptance the Bid Selection Notice shall specify the aggregate principal amount of Bid Advances for each of the Bids that are accepted. Regardless of the amounts or interest rates bid by any Syndication Party, Borrower may accept or decline any Bid in whole or in part, provided that (a) the aggregate principal amount of Bid Advances accepted may not exceed the applicable amount set forth in the related Bid Request, and (b) Borrower may not accept any offer that fails to comply with this Article 3. Bids not accepted by 11:00 A.M. (Central time) will be irrevocably deemed to have been rejected by Borrower. No later than 12:00 noon (Central time) on the same Banking Day, the Bid Agent shall send, by facsimile or electronic mail, a copy of such Bid Selection Notice to the Administrative Agent and the Administrative Agent shall inform each Syndication Party which submitted a Bid of the acceptance or rejection of such Bid and if accepted the terms thereof.

3.5 Bid Rate Loan Funding. Not later than 1:00 P.M. (Central time) on the same Banking Day, each Syndication Party that is to make one or more Bid Advances in accordance with the Bid Selection Notice shall make available to the Administrative Agent at the Administrative Agent’s Office, in immediately available funds, an amount sufficient to fund such Bid Advances. After the Administrative Agent’s receipt of such funds, but (if so received) not later than 2:00 P.M. (Central time), and upon fulfillment of the applicable conditions set forth in Article 10 hereof, the Administrative Agent will make the proceeds of such Bid Advances available to Borrower, in immediately available funds, and will transmit such funds by wire transfer to Borrower’s Account.

3.6 Syndication Party Funding Failure. In the event any Syndication Party fails to make any requested Bid Advance to be made by it on the date specified for such Advance, the Administrative Agent may, in its sole and absolute discretion and in its role and capacity of the Administrative Agent, advance such funds to Borrower on behalf of such Syndication Party, notwithstanding limitations, if any, contained herein relating to the Administrative Agent in its role as a Syndication Party, including its Individual 5-Year Commitment or Individual 5-Year Lending Capacity. In the event of the funding of any such Advance by the Administrative Agent, the Syndication Party failing to fund such Advance will be treated as a Delinquent Syndication Party under Section 15.4 hereof, and the Administrative Agent will be treated as a Contributing Syndication Party under such Section.

3.7 Bid Rate Loans — Bid Maturity Date Beyond Maturity Date. Notwithstanding any other provision in this Credit Agreement that may be construed to the contrary, in the event that a Syndication Party, at its sole discretion, makes a Bid Advance to Borrower with a Bid Maturity Date later than the 5-Year Maturity Date; and (a) (i) the 5-Year Maturity Date is subsequently extended by amendment to this Credit Agreement; and (ii) such Syndication Party does not renew its Individual 5-Year Commitment at a level at least equal to the outstanding amount of such Bid Advance, then, in such case, such outstanding amount will be due and payable by Borrower, and accepted by such Syndication Party, on the 5-Year Maturity Date (as in effect prior to such extension thereof) without any liability for Funding Losses on such amount; or (b) the 5-Year Maturity Date is not subsequently extended by amendment to this Credit Agreement, then, in each such case, such outstanding amount will be repaid by Borrower in accordance with the terms of this Credit Agreement (including provision for Funding Losses) and this Credit Agreement will be deemed to continue in force for the limited purpose of facilitating such payments.

3.8 Failure to Implement Bid Process. In the event the Bid Agent fails to hold an auction pursuant to a proper Bid Request, the Administrative Agent may, in its sole and absolute discretion and in its role and capacity of the Administrative Agent, make an Advance to Borrower on behalf of all Syndication Parties in the amount of each Bid Advance requested in such Bid Request to bear interest at the then current Base Rate to be repaid out of proceeds of Bid Advances on the next Banking Day, and in such event the Administrative Agent will cause the Bid Agent to hold the auction for such Bid Advances the following Banking Day.

3.9 Overnight Advances. In addition to Borrower’s right to request a 5-Year Advance under Article 2 hereof or a Bid Advance under Section 3.2 hereof, Borrower may, subject to the terms and conditions of this Section and Section 10.2 hereof, at any time before 2:00 P.M. (Central time) on a Banking Day, request the Overnight Lender to make an Advance to Borrower under the 5-Year Facility on the same Banking Day (“Overnight Advance”) in accordance with the provisions of this Section. Each Banking Day by 10:30 A.M. (Central time) the Overnight Lender may notify Borrower of the interest rate (“Overnight Rate”) that it will charge on all Overnight Advances made that Banking Day (provided that if the Overnight Lender does not so notify the Borrower, the Overnight Rate shall be equal to the Base Rate as in effect from time to time). Borrower’s request for an Overnight Advance (“Overnight Advance Request”) shall be made in writing by facsimile or electronic mail, must be directed to the Overnight Lender, and must specify the amount of such Advance. If Borrower submits an Overnight Advance Request, the Overnight Lender shall promptly, but not later than 3:00 P.M. (Central time) on the same Banking Day, fund such Overnight Advance and advise the Administrative Agent in writing of the amount and Overnight Rate of such Overnight Advance. Each Overnight Advance shall bear interest at the applicable Overnight Rate and shall be payable in full, including interest, on the earliest of: (a) the fifth day of the next succeeding month following the date of the Advance, (b) one Banking Day following demand for repayment by the Overnight Lender at its sole discretion or (c) the 5-Year Maturity Date (the “Overnight Maturity Date”). Such payment may, at Borrower’s discretion, and subject to the conditions of this Credit Agreement, be made by an Advance under the 5-Year Facility. Overnight Advances shall be made only by the Overnight Lender. Borrower’s entitlement to receive, and the Overnight Lender’s obligation to fund, any Overnight Advance shall be subject to the conditions and limitations set forth in Section 2.1 hereof and applicable to 5-Year Advances generally and, in addition, (x) the aggregate outstanding principal amount of all such Overnight Advances shall not at any time exceed the Overnight Funding Commitment, and (y) the aggregate Individual Outstanding 5-Year Obligations of all Syndication Parties (after giving effect to such Overnight Advances and risk participations therein) shall not exceed the 5-Year Commitment. Immediately upon the making of an Overnight Advance in accordance with the terms hereof, each Syndication Party (other than the Overnight Lender) shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Overnight Lender a risk participation in such Syndication Party’s Individual 5-Year Pro Rata Share of such Overnight Advance, which shall be funded in accordance with this Section. Such obligation to risk participate shall be absolute and unconditional irrespective of any setoff, counterclaim, recoupment, defense or other right which such Syndication Party may have. At the sole discretion of the Overnight Lender, any Overnight Advance may be paid off at any time by a 5-Year Advance requested by the Overnight Lender pursuant to Section 2.3. If for any reason such Overnight Advance cannot be so paid off, each Syndication Party shall, at the request of the Overnight Lender, promptly fund its risk participation in such Overnight Advance directly to the Overnight Lender. The Overnight Lender may terminate or suspend its commitment to make Overnight Advances at any time in its sole discretion upon notice to the Borrower.

3.10 Overnight Advance Funding Failure. In the event the Overnight Lender fails to make any requested Overnight Advance to be made by it on the date specified for such Advance, the Administrative Agent (in that capacity) may, in its sole and absolute discretion and in its role and capacity of the Administrative Agent, advance such funds to Borrower on behalf of such Overnight Lender, notwithstanding limitations, if any, contained herein relating to the Administrative Agent in its role as a Syndication Party, including its Individual 5-Year Commitment or Individual 5-Year Lending Capacity. In the event of any such advance by the Administrative Agent, the Overnight Lender will be treated as a Delinquent Syndication Party under Section 15.4 hereof, and the Administrative Agent will be treated as a Contributing Syndication Party under such Section. In the event of any failure by a Syndication Party to fund its risk participation of an Overnight Advance in accordance with Section 3.9, such Syndication Party will be treated as a Delinquent Syndication Party under Section 15.4 hereof, and the Overnight Lender will be treated as a Contributing Syndication Party under such Section.

3.11 LC Confirmation Indemnification. In connection with any Export Grain Transaction, Borrower may, subject to the terms and conditions of this Section, at any time before 2:30 P.M. (Central time) on a Banking Day, request CoBank (acting in its individual capacity and not as Administrative Agent or Syndication Party) to confirm (“LC Confirmation”) the letter of credit issued by the applicable Importer’s bank (“Importer LC”), in accordance with the provisions of this Section. Borrower’s request for an LC Confirmation (“Confirmation Request”) shall be made in writing by facsimile or electronic mail, must be directed to CoBank, with a copy to the Administrative Agent, and must (a) identify (i) the Export Grain Transaction, (ii) the Importer LC (and, if available, attach a copy of the Importer LC), and (iii) the issuer of the Importer LC, in each case for which the LC Confirmation is being requested; (b) specify the dollar amount to be covered by the LC Confirmation (“Confirmation Amount”), and (c) be accompanied by a written confirmation from the U.S. Department of Agriculture that (i) the Export Grain Transaction has been registered with the Commodity Credit Corporation (“CCC”) and the guarantee fee has been submitted to the CCC. In the event CoBank has not received the Credit Guarantee Assurance letter issued by the CCC (“CCC Guarantee”) and an assignment thereof to CoBank, on or before the thirtieth (30th) day following the date of CoBank’s issuance of the LC Confirmation (“Indemnification Date”), Borrower shall promptly, but no later than 3:30 P.M. (Central time) on the Banking Day following the Indemnification Date, reimburse CoBank in full for the Confirmation Amount plus any additional costs or fees incurred by CoBank in connection therewith (“Borrower Indemnification Payment”). Such reimbursement may, at Borrower’s discretion, but subject to the conditions of this Credit Agreement, be made by a 5-Year Advance under the 5-Year Facility. In the event the CCC Guarantee, and written assignment thereof from Borrower to CoBank, with respect to a specific LC Confirmation is received by CoBank on or before the Indemnification Date, Borrower shall have no further obligations regarding such LC Confirmation. LC Confirmations shall be made only by CoBank and CoBank shall be entitled to retain for its account the full amount of any fees charged to Borrower for the issuance of any LC Confirmation. Borrower’s entitlement to receive, and CoBank’s obligation to issue, any LC Confirmation shall be subject to the conditions and limitations set forth in Section 2.1 and 2.2 hereof and applicable to 5-Year Advances generally, and, in addition, the aggregate amount of all outstanding LC Confirmations shall not at any time exceed the LC Confirmation Commitment. Until such time as a CCC Guarantee is issued, or Borrower makes the required Borrower Indemnification Payment with respect to a specific LC Confirmation, the Confirmation Amount of such LC Confirmation shall be included in CoBank’s Individual Outstanding 5-Year Obligations. LC Confirmations are not Letters of Credit for the purposes of this Credit Agreement.

ARTICLE 4. LETTER OF CREDIT FACILITY

4.1 Letter of Credit Request. On the terms and conditions set forth in this Credit Agreement, and so long as no Event of Default or Potential Default has occurred (or if a Potential Default or an Event of Default has occurred, it has been waived in writing by the Administrative Agent in accordance with the provisions of Section 15.10 hereof), Borrower may request the issuance of one or more documentary letters of credit or standby letters of credit as Committed Letters of Credit or as Negotiated Letters of Credit pursuant to the conditions and limitations set forth below.

4.1.1 Request for Committed Letter of Credit. Borrower may request issuance of a Committed Letter of Credit by providing, not later than 12:00 noon (Central time) on a Banking Day, a written request therefor (“Committed LC Request”) to the Administrative Agent and the Letter of Credit Bank. The Committed LC Request shall set forth (a) the face amount and expiry date, (b) the beneficiary, (c) the terms thereof, and (d) such other information as the Letter of Credit Bank shall request. Committed Letters of Credit shall be issued under the 5-Year Facility. In no event may the expiry date be later than 364 days past the 5-Year Maturity Date.

4.1.2 Request for Negotiated Letter of Credit. Borrower may request issuance of a Negotiated Letter of Credit by (a) providing, no later than 11:00 A.M. (Central time) on a Banking Day, written notice to the Administrative Agent of (i) the face amount and expiry date of each Negotiated Letter of Credit which Borrower desires be issued and (ii) the identity of the Syndication Party or Parties from which Borrower intends to seek each such Negotiated Letter of Credit; (b) receiving written or oral confirmation from the Administrative Agent, to be provided no later than 11:30 A.M. (Central time), that each such Syndication Party has sufficient Individual 5-Year Lending Capacity to issue such Negotiated Letter(s) of Credit; and (c) following receipt of the confirmation described in clause (b) above, but no later than 12:00 noon (Central time), sending a written request (“Negotiated LC Request”) to each such Syndication Party requesting issuance of such Negotiated Letter(s) of Credit. Such written request shall set forth (a) the face amount and expiry date, (b) the beneficiary, (c) the terms thereof, and (d) such other information as any such Syndication Party shall request. Negotiated Letters of Credit shall be issued under the 5-Year Facility. In no event may the expiry date be later than 364 days past the 5-Year Maturity Date.

4.1.3 Purpose. Borrower may not request issuance of a Letter of Credit for other than a purpose for which a 5-Year Advance could be requested under Section 2.7 hereof.

4.2 Committed Letters of Credit. No later than 1:00 P.M. (Central time) on the Banking Day of the receipt by the Letter of Credit Bank of a Committed LC Request, it shall, if it approves the form and substance thereof, issue the requested Committed Letter of Credit for any expiry period from seven (7) days following the date of issuance to the date which is 364 days past the 5-Year Maturity Date, subject to the following:

4.2.1 Available Amount. The face amount of the requested Committed Letter of Credit may not exceed the lesser of (a) the amount determined by subtracting the aggregate Individual Outstanding 5-Year Obligations of all Syndication Parties from the 5-Year Commitment, or (b) the amount determined by subtracting the undrawn face amount of all Letters of Credit and Closing Date Letters of Credit then outstanding (including any Letter of Credit requested but not yet issued unless the Letter of Credit Bank or the applicable Syndication Party has declined to issue the Letter of Credit) from the LC Commitment.

4.2.2 Availability. Committed Letters of Credit may be requested for issuance only during the 5-Year Availability Period. In the event that a Syndication Party is a Defaulting Syndication Party, the Letter of Credit Bank will not be required to issue any Committed Letter of Credit unless the Letter of Credit Bank has entered into arrangements satisfactory to it and the Borrower to eliminate the Letter of Credit Bank’s risk with respect to the risk participation in Committed Letters of Credit by all such Defaulting Syndication Parties, including by cash collateralizing each such Defaulting Syndication Party’s participating share in each Committed Letter of Credit.

4.2.3 Issuance Fee. Borrower shall pay at the time of the issuance, extension, renewal or reissuance of each Committed Letter of Credit the Issuance Fee therefor on the face amount thereof (including any increases thereto pursuant to any renewal, extension or reissuance) to be distributed to the Letter of Credit Bank.

4.2.4 Treatment of Draws. Immediately upon the issuance of a Committed Letter of Credit (which issuance shall be deemed to be the Closing Date in the case of Closing Date Letters of Credit constituting Committed Letters of Credit) in accordance with the terms hereof, each Syndication Party (other than the Letter of Credit Bank) shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Letter of Credit Bank a risk participation in such Syndication Party’s Individual 5-Year Pro Rata Share of such Committed Letter of Credit, the obligations thereunder and in the Borrower’s reimbursement obligations in respect of draws thereunder, which shall be funded in accordance with this Section. Such obligation to risk participate shall be absolute and unconditional irrespective of any setoff, counterclaim, recoupment, defense or other right which such Syndication Party may have. Each draw under a Committed Letter of Credit shall be funded by each of the Syndication Parties pursuant to Section 2.3 as a 5-Year Advance under the 5-Year Facility in accordance with their respective Individual 5-Year Pro Rata Share. If and to the extent any such draw under a Committed Letter of Credit is not fully funded as a 5-Year Advance pursuant to Section 2.3 within one Banking Day following such draw, the Borrower shall immediately reimburse the Letter of Credit Bank for any unfunded or unreimbursed amounts of such draw. If and to the extent any such draw under a Committed Letter of Credit is not funded as a 5-Year Advance or reimbursed by the Borrower within two Banking Days following such draw, each Syndication Party shall, at the request of the Letter of Credit Bank, promptly fund its risk participation in such Committed Letter of Credit directly to the Letter of Credit Bank.

4.3 Negotiated Letters of Credit. Any Syndication Party may, in its sole discretion, issue a Negotiated Letter of Credit (“Issuing Syndication Party”) for any expiry period from seven (7) days following the date of issuance to the date which is 364 days past the 5-Year Maturity Date, upon such terms and conditions as Borrower and such Issuing Syndication Party may agree; provided that (x) all Negotiated Letters of Credit must be issued on a Banking Day, and may be issued no earlier than 11:30 A.M. and no later than 2:30 P.M. (Central time), and (y) the issuance of Negotiated Letters of Credit shall also be subject to the following:

4.3.1 Available Amount. The face amount of the requested Negotiated Letter of Credit may not exceed the lesser of (a) the amount determined by subtracting the aggregate Individual Outstanding 5-Year Obligations of all Syndication Parties from the 5-Year Commitment, (b) an amount which would exceed the Issuing Syndication Party’s Individual 5-Year Lending Capacity, or (c) the amount determined by subtracting the undrawn face amount of all Letters of Credit and Closing Date Letters of Credit then outstanding (including any Letter of Credit requested but not yet issued unless the Letter of Credit Bank or the applicable Syndication Party has declined to issue the Letter of Credit) from the LC Commitment. Prior to the issuance of a Negotiated Letter of Credit, the Issuing Syndication Party shall confirm with the Administrative Agent that the issuance of such Negotiated Letter of Credit will not result in the limitations set forth in this Subsection being exceeded.

4.3.2 Availability. Negotiated Letters of Credit may be requested for issuance only during the 5-Year Availability Period.

4.3.3 Fees. Borrower will be required to pay only such fees as the Issuing Syndication Party and Borrower agree upon in connection with each such Negotiated Letter of Credit and all such fees shall be collected by, paid to, and retained by the Issuing Syndication Party.

4.3.4 Treatment of Draws. Each draw under a Negotiated Letter of Credit shall be treated as a 5-Year Advance by the Issuing Syndication Party under the 5-Year Facility and shall bear interest at the Base Rate until paid in full.

4.4 Notice Regarding Negotiated Letters of Credit. No later than 3:00 P.M. (Central time) on the Banking Day of issuance, reissuance, renewal, permanent reduction, or termination of a Negotiated Letter of Credit, both Borrower and the Issuing Syndication Party shall notify the Administrative Agent by facsimile or electronic mail of such fact, and the face amount (including the reduced face amount, as applicable), expiry date, name of beneficiary, and name of Issuing Syndication Party with respect to such Negotiated Letter of Credit.

4.5 Closing Date Letters of Credit. Borrower and each Syndication Party agree that each Closing Date Letter of Credit shall, as of the Closing Date: (a) if identified as a “Negotiated LC” on Exhibit 1.42, be deemed to have been issued as a Negotiated Letter of Credit under the 5-Year Facility, and that the actual issuer thereof, upon such issuer’s execution of this Credit Agreement, shall for all purposes be deemed to be the Issuing Syndication Party hereunder with respect to each such Closing Date Letter of Credit; or (b) if identified as a “Committed LC” on Exhibit 1.42, be deemed to have been issued as a Committed Letter of Credit under the 5-Year Facility, and that the issuer thereof shall for all purposes be deemed to have been the Letter of Credit Bank hereunder with respect to each such Closing Date Letter of Credit.

4.6 Cash Collateral Account. Upon (a) the occurrence of an Event of Default, or (b) the occurrence of the date which is 105 days prior to the 5-Year Maturity Date, Borrower shall immediately (x) establish an account, if one has not previously been established, with the Administrative Agent, or with such other financial institution as shall be approved by the Required Lenders (“Cash Collateral Account”); (y) deposit by wire transfer funds into such Cash Collateral Account in an amount equal to (i) in the case of the application of clause (a) of this Section, the undrawn face amount of all Letters of Credit then outstanding, or (ii) in the case of the application of clause (b) of this Section, the undrawn face amount of all Letters of Credit which on that date have an expiry date later than the 5-Year Maturity Date (each an “Extended Duration LC”); and (z) take such action, including the execution and delivery (and, where requested, obtaining the execution thereof by third parties) of security documents, Control Agreements, financing statements, and/or such other documents as the Administrative Agent may require, in order to grant to the Administrative Agent, on behalf of the Syndication Parties, a first lien security interest on such Cash Collateral Account and the funds on deposit therein; provided that in the case of clause (b) above, in lieu of the foregoing provisions of this Section 4.6 the Borrower may, upon terms and conditions satisfactory to the Administrative Agent in its sole discretion, (A) enter into arrangements satisfactory to the Administrative Agent, the Letter of Credit Bank and each applicable Issuing Syndication Party to eliminate the Letter of Credit Bank’s (and such Issuing Syndication Party’s) risk with respect to each such Letter of Credit, including by providing cash collateral to the Letter of Credit Bank (and such Issuing Syndication Party), in each case in its individual capacity as issuer of a letter of credit and (B) pay all Committed Letter of Credit Fees and other fees, expenses or other amounts accrued and unpaid at such time with respect to such Letters of Credit (the “LC Separation Arrangements”); provided further that upon entering into the LC Separation Arrangements, each such Letter of Credit shall permanently cease to be a Letter of Credit hereunder, and the LC Commitment shall permanently be reduced to zero. In addition, Borrower shall, on the date of issuance of each Extended Duration LC which is issued on, or any time subsequent to the date which is 105 days prior to, the 5-Year Maturity Date, deposit by wire transfer funds into such Cash Collateral Account in an amount equal to the face amount of each such Extended Duration LC unless a deposit was made on account of such Extended Duration LC pursuant to clause (y) above. In the event that Borrower fails or refuses to establish and fund the Cash Collateral Account or enter into the LC Separation Arrangements as required above, the Syndication Parties shall establish such an account in the name of the Administrative Agent and fund such account by a 5-Year Advance in the same way that a draw under any such Letter of Credit would be funded. Notwithstanding any other provision contained in this Credit Agreement or any of the other Loan Documents, (l) draws made against any Committed Letter of Credit on or after the date of funding of the Cash Collateral Account with respect to such Committed Letter of Credit, shall be funded out of the funds on deposit in the Cash Collateral Account rather than out of 5-Year Advances; and (m) draws made against any Negotiated Letter of Credit on or after the date of funding of the Cash Collateral Account with respect to such Negotiated Letter of Credit shall be funded out of the funds on deposit in the Cash Collateral Account rather than as a 5-Year Advance by such Issuing Syndication Party, to the extent, with respect to clause (l) and clause (m), that the funds deposited into the Cash Collateral Account with respect to such Letter of Credit remain on deposit in the Cash Collateral Account on the date of such draw. At and after such time as there no longer exists any Event of Default, the Administrative Agent shall within a reasonable time after receipt of a written request therefor from Borrower (which Borrower may send at any time after the date all Events of Default have been cured (if cure is allowed) or waived pursuant to the provisions of this Credit Agreement), refund to Borrower the amounts in the Cash Collateral Account which were deposited therein on account of such Events of Default (less any amounts withdrawn from the Cash Collateral Account to fund draws on any Letters of Credit). Any draw under an Extended Duration LC funded as a 5-Year Advance shall be repaid by Borrower no later than the next Banking Day if such draw occurs after the 5-Year Maturity Date to the extent that it is not funded out of the Cash Collateral Account as provided above. Upon receiving proof satisfactory to the Administrative Agent of the termination, reduction in amount, or expiration of any Extended Duration LC, and unless an Event of Default has occurred and is continuing, and so long as there remains on deposit in the Cash Collateral Account funds equal to the undrawn face amount of all Extended Duration LCs which remain outstanding, the Administrative Agent shall within a reasonable time after receiving a written request therefor from Borrower, refund to Borrower an amount equal to the undrawn face amount of such terminated or expired Extended Duration LC or the amount by which the undrawn face amount of such Extended Duration LC has been reduced, as applicable. In the event of the extension of the 5-Year Maturity Date to a date beyond the expiry date of an Extended Duration LC, each Extended Duration LC whose expiry date is no longer later than the 5-Year Maturity Date as so extended (each hereinafter referred to as a “Converted LC”), shall no longer be deemed to be an Extended Duration LC, and unless an Event of Default has occurred and is continuing, and so long as there remains on deposit in the Cash Collateral Account funds equal to the undrawn face amount of all Extended Duration LCs, excluding each such Converted LC, the Administrative Agent shall within a reasonable time after receipt of a written request therefor from Borrower (which Borrower may send at any time after the effective date of such extension of the 5-Year Maturity Date), refund to Borrower an amount equal to the undrawn face amount of each such Converted LC.

4.7 Reimbursement Obligation Unconditional. All draws under the Letters of Credit are absolutely, unconditionally, and irrevocably reimbursable by Borrower and shall be funded as 5-Year Advances (or as provided otherwise in Section 4.2.4 or 4.6 hereof), notwithstanding:

(a) any lack of validity or enforceability of the Letter of Credit, any of the documents referenced in the Letter of Credit, or any other agreement or instrument related to any such documents;

(b) the existence of any claim, setoff, defense or other right which Borrower may have at any time against the beneficiary or any transferee of the Letter of Credit (or any person for whom the beneficiary or transferee may be acting);

(c) any statement, draft, certificate, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever or the draw certificate was otherwise unauthorized, it being expressly understood and agreed by Borrower that neither the Letter of Credit Bank nor any Syndication Party (including any Syndication Party issuing a Negotiated Letter of Credit) shall have any liability on account of any lack of authorization or forgery and any recovery from third parties on account of such lack of authorization or such forgery shall be the sole responsibility of Borrower; or

(d) the payment of a draw against presentation of a draft or certificate which does not comply with the terms of the Letter of Credit, unless such payment is made as a result of the gross negligence or willful misconduct of the issuer of the Letter of Credit.

ARTICLE 5. INTEREST; FEES; AND MARGINS

5.1 Interest. Except as provided in Article 3 hereof, interest on all Loans shall be calculated as follows:

5.1.1 Base Rate Option. Unless Borrower requests and receives a LIBO Rate Loan pursuant to Subsection 5.1.2 hereof, the outstanding principal balance owing hereunder for 5-Year Advances (unless otherwise specified pursuant to Section 3.9, in the case of Overnight Advances) shall bear interest at the Base Rate (each a “Base Rate Loan”).

5.1.2 LIBO Rate Option. From time to time, and so long as no Event of Default has occurred and is continuing, at the request of Borrower included in a 5-Year Borrowing Notice, all or any part of the outstanding principal balance owing hereunder for 5-Year Advances may bear interest at the LIBO Rate (each a “LIBO Rate Loan”); provided that Borrower may have no more than ten (10) LIBO Rate Loans outstanding at any time. To effect this option, the 5-Year Borrowing Notice must specify (a) the principal amount that is to bear interest at the LIBO Rate, which must be a minimum of $10,000,000.00 and in incremental multiples of $1,000,000.00 and (b) the period selected by Borrower during which the LIBO Rate is to be applied (“LIBO Rate Period”), which may be any period of one, two, three, or six months, but must expire no later than the 5-Year Maturity Date. In addition, Borrower may convert any Base Rate Loan to a LIBO Rate Loan, or continue a LIBO Rate Loan, by making a written request therefor, substantially in the form of Exhibit 5.1 hereto (“Conversion or Continuation Notice”), to the Administrative Agent by facsimile or electronic mail at least three (3) Banking Days prior to the first date of the LIBO Rate Period therefor, specifying (y) the principal amount that is to bear interest at the LIBO Rate, which must be a minimum of $10,000,000.00 and in incremental multiples of $1,000,000.00 and (z) the LIBO Rate Period selected by Borrower during which the LIBO Rate is to be applied. The Administrative Agent shall incur no liability in acting upon a request which it believed in good faith had been made by a properly authorized employee of Borrower. Following the expiration of the LIBO Rate Period for any LIBO Rate Loan, interest shall automatically accrue at the Base Rate unless Borrower requests and receives another LIBO Rate Loan as provided in this Subsection.

5.2 Additional Provisions for LIBO Rate Loans.

5.2.1 Limitation on LIBO Rate Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the LIBO Rate for any LIBO Rate Period:

(a) The Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates in accordance with the definition of LIBO Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBO Rate Loans as provided in this Credit Agreement; or

(b) any Syndication Party determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBO Rate upon the basis of which the rate of interest for LIBO Rate Loans for such LIBO Rate Period is to be determined do not adequately cover the cost to the Syndication Parties of making or maintaining such LIBO Rate Loans for such LIBO Rate Period;

then the Administrative Agent shall give Borrower prompt notice thereof, and so long as such condition remains in effect, in the case of clause (a) above, the Syndication Parties, and in the case of clause (b) above, the Syndication Party that makes the determination, shall be under no obligation to make LIBO Rate Loans, convert Base Rate Loans into LIBO Rate Loans, or continue LIBO Rate Loans, and Borrower shall, on the last days of the then current applicable LIBO Rate Periods for the outstanding LIBO Rate Loans, either prepay such LIBO Rate Loans or such LIBO Rate Loans shall automatically be converted into a Base Rate Loan in accordance with Section 5.1 hereof.

5.2.2 LIBO Rate Loan Unlawful. If any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof subsequent to the Closing Date (each, a “Change in Law”) shall make it unlawful for any of the Syndication Parties to (a) advance its Funding Share of any LIBO Rate Loan or (b) maintain its share of all or any portion of the LIBO Rate Loans, each such Syndication Party shall promptly, by telephone (in which case it must be promptly followed by a writing) or facsimile or electronic mail, notify the Administrative Agent thereof, and of the reasons therefor and the Administrative Agent shall promptly notify Borrower thereof and shall provide a copy of such written notice to Borrower. In the former event, any obligation of any such Syndication Party to make available its Funding Share of any future LIBO Rate Loan shall immediately be canceled (and, in lieu thereof shall be made as a Base Rate Loan), and in the latter event, any such unlawful LIBO Rate Loans or portions thereof then outstanding shall be converted, at the option of such Syndication Party, to a Base Rate Loan; provided, however, that if any such Change in Law shall permit the LIBO Rate to remain in effect until the expiration of the LIBO Rate Period applicable to any such unlawful LIBO Rate Loan, then such LIBO Rate Loan shall continue in effect until the expiration of such LIBO Rate Period. Upon the occurrence of any of the foregoing events on account of any Change in Law, Borrower shall pay to the Administrative Agent immediately upon demand such amounts as may be necessary to compensate any such Syndication Party for any fees, charges, or other costs (including Funding Losses) incurred or payable by such Syndication Party as a result thereof and which are attributable to any LIBO Rate Loan made available to Borrower hereunder, and any reasonable allocation made by any such Syndication Party among its operations shall be conclusive and binding upon Borrower absent manifest error.

5.2.3 Treatment of Affected Loans. If the obligations of any Syndication Party to make or continue LIBO Rate Loans, or to convert Base Rate Loans into LIBO Rate Loans, are suspended pursuant to Subsection 5.2.1 or 5.2.2 hereof (all LIBO Rate Loans so affected being herein called “Affected Loans”), such Syndication Party’s Affected Loans shall, on the last day(s) of the then current LIBO Rate Period(s) for the Affected Loans (or, in the case of a conversion required by Subsection 5.2.1 or 5.2.2, on such earlier date as such Syndication Party may specify to Borrower), be automatically converted into Base Rate Loans for the account of such Syndication Party. To the extent that such Syndication Party’s Affected Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Syndication Party’s Affected Loans shall be applied instead to its Base Rate Loans. All Advances which would otherwise be made or continued by such Syndication Party as LIBO Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Syndication Party which would otherwise be converted into LIBO Rate Loans shall remain as Base Rate Loans.

5.3 Default Interest Rate. All past due payments on 5-Year Advances (including Overnight Advances), Bid Advances, or of any other Bank Debt (whether as a result of nonpayment by Borrower when due, at maturity, or upon acceleration) shall bear interest at the Default Interest Rate from and after the due date for the payment, or on the date of maturity or acceleration, as the case may be.

5.4 Interest Calculation. Interest on all Loans shall be calculated on the actual number of days the principal owing thereunder is outstanding with the daily rate calculated on the basis of a year consisting of 360 days. In calculating interest, the Advance Date shall be included and the date each payment is received shall be excluded.

5.5 Fees. Borrower shall pay or cause to be paid the following fees:

5.5.1 5-Year Facility Fee. A non-refundable fee (“5-Year Facility Fee”) calculated in arrears as of the end of each of Borrower’s Fiscal Quarters following the Closing Date, until the Loans are paid in full, all Letters of Credit are canceled or have expired, and the Syndication Parties have no further obligation to make a 5-Year Advance or issue Letters of Credit hereunder. The 5-Year Facility Fee for each such period shall be equal to (a) the average daily 5-Year Commitment in effect during such period, (b) multiplied by the average daily 5-Year Facility Fee Factor in effect during such period, as converted to a daily rate using a year of 360 days, (c) with the product thereof being further multiplied by the number of days in such period. The 5-Year Facility Fee shall be payable to the Administrative Agent in arrears on the Banking Day coinciding with, or immediately preceding the fifth (5th) day after the close of each such Fiscal Quarter, for distribution to each Syndication Party in the ratio that its Individual 5-Year Commitment bears to the 5-Year Commitment as calculated by the Administrative Agent on the last day of each such period.

5.5.2 Committed Letter of Credit Fee. Borrower shall pay the non-refundable Committed Letter of Credit Fee calculated in arrears as of the last day of each of Borrower’s Fiscal Quarters or as otherwise provided in Section 4.6. The Committed Letter of Credit Fee shall be payable to the Administrative Agent in arrears on the Banking Day coinciding with, or immediately preceding the fifth (5th) day after the close of each of Borrower’s Fiscal Quarters or as otherwise provided in Section 4.6, for distribution to each Syndication Party in the ratio that its Individual 5-Year Commitment bears to the 5-Year Commitment as calculated by the Administrative Agent on the last day of each such period.

5.6 5-Year Margin; 5-Year Facility Fee Factor. If the Compliance Certificate with respect to any Fiscal Quarter or Fiscal Year is not received by the Administrative Agent by the date required as provided in Subsections 11.2.1 and 11.2.2 hereof, the 5-Year Margin and the 5-Year Facility Fee Factor for the period commencing on the first day of the Fiscal Quarter or Fiscal Year commencing immediately after the Fiscal Quarter or Fiscal Year for which such Compliance Report was required, shall each be determined based on Tier 1 of Schedule 2 for that entire Fiscal Quarter or Fiscal Year.

ARTICLE 6. PAYMENTS; FUNDING LOSSES

6.1 Principal Payments. Principal shall be payable on the 5-Year Maturity Date; provided that (a) principal owing on all Bid Advances shall be payable (i) on the Bid Maturity Date as provided in the Bid under which such Bid Advance was made, if such date is earlier than the 5-Year Maturity Date, and (ii) as provided in Section 3.7 hereof; (b) principal owing on all Overnight Advances shall be payable on the applicable Overnight Maturity Date; and (c) prepayments may be made only as provided in Section 6.5 hereof.

6.2 Interest Payments. Interest shall be payable as follows: (a) interest on Base Rate Loans and Overnight Advances shall be payable monthly in arrears on the fifth day of the next succeeding month, (b) interest on LIBO Rate Loans shall be payable on the last day of the LIBO Rate Period therefor unless the LIBO Rate Period is longer than three (3) months, in which case interest shall also be payable on each three month anniversary of the first day of the applicable LIBO Rate Period, (c) interest on each Bid Rate Loan shall be payable on the Bid Maturity Date therefor unless the Bid Maturity Date is more than three (3) months from the date of the Advance under such Bid Rate Loan, in which case interest shall also be payable on each three month anniversary of the date of the relevant Advance, (d) interest on Overnight Advances then accrued and unpaid shall be payable on the Overnight Maturity Date, and (e) interest on all Loans then accrued and unpaid shall be payable on the 5-Year Maturity Date.

6.3 Application of Principal Payments. Subject to Section 14.4, principal payments and prepayments shall be applied (a) so long as no Event of Default or Potential Default has occurred and is continuing, to principal amounts owing under the 5-Year Facility, including to Overnight Advances, as Borrower directs in writing (provided that Bid Rate Loans may not be prepaid); or (b) if an Event of Default or Potential Default has occurred and is continuing, or if Borrower provides no specific direction, then to principal amounts owing (i) under those Overnight Advances with respect to which the Overnight Maturity Date has occurred, then (ii) under those Bid Rate Loans with respect to which the Bid Maturity Date has occurred, then (iii) under the 5-Year Facility (other than Bid Rate Loans or Overnight Advances), then (iv) under those Overnight Advances with respect to which the Overnight Maturity Date has not occurred. Subject to the provisions of the foregoing sentence, payments shall be applied first to Base Rate Loans and then to LIBO Rate Loans unless Borrower directs otherwise in writing. However, upon the occurrence and during the continuance of an Event of Default or Potential Default, all payments shall be applied, first to fees, second to interest, third to principal pro-rata to all Loans, fourth to the Cash Collateral Account, and last to any other Bank Debt.

6.4 Manner of Payment. All payments, including prepayments, that Borrower is required or permitted to make under the terms of this Credit Agreement and the other Loan Documents shall be made to the Administrative Agent in immediately available federal funds, to be received no later than 1:00 P.M. (Central time) of the date on which such payment is due (or the following Banking Day if such date is not a Banking Day) by wire transfer through Federal Reserve Bank, Kansas City, as provided in the Wire Instructions (or to such other account as the Administrative Agent may designate by notice).

6.4.1 Payments to Be Free and Clear. All sums payable by Borrower under this Credit Agreement and the other Loan Documents shall be paid without setoff or counterclaim and free and clear of, and without any deduction or withholding on account of, any tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrower or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment (excluding taxes imposed on or measured by the net income or net profits of the recipient of such payment, and franchise taxes imposed in lieu thereof).

6.4.2 Grossing-up of Payments. If Borrower or any other Person is required by law to make any deduction or withholding on account of any such tax from any sum paid or payable by Borrower to the Administrative Agent or any Syndication Party under any of the Loan Documents:

(a) Borrower shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it;

(b) Borrower shall pay any such tax when such tax is due, such payment to be made (if the liability to pay is imposed on Borrower) for its own account or (if that liability is imposed on the Administrative Agent or such Syndication Party, as the case may be) on behalf of and in the name of the Administrative Agent or such Syndication Party;

(c) the sum payable by Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Administrative Agent or such Syndication Party, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

(d) within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any tax which it is required by clause (b) above to pay, Borrower shall deliver to the Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided that no such additional amount shall be required to be paid to any Syndication Party under clause (c) above except to the extent that any change after the date on which such Syndication Party became a Syndication Party in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date on which such Syndication Party became a Syndication Party, in respect of payments to such Syndication Party.

6.5 Voluntary Prepayments. Borrower shall have the right to prepay all or any part of the outstanding principal balance under the Loans at any time in integral multiples of $1,000,000.00 (or the entire outstanding balance, if less) and subject to a $5,000,000.00 minimum prepayment on LIBO Rate Loans (or the entire outstanding balance, if less), on any Banking Day; provided that (a) in the event of prepayment of any LIBO Rate Loan, whether voluntary (including payments pursuant to Section 2.10 hereof) or on account of acceleration (i) Borrower must provide three (3) Banking Days notice to the Administrative Agent prior to making such prepayment, and (ii) Borrower must, at the time of making such prepayment, pay all accrued but unpaid interest and all Funding Losses applicable to such prepayment, and (b) Borrower shall not have the right to prepay any Bid Rate Loan before the applicable Bid Maturity Date, but if a Bid Rate Loan is deemed prepaid on account of acceleration, Borrower must pay all Funding Losses applicable to such prepayment. Principal amounts prepaid may be reborrowed under the terms and conditions of this Credit Agreement.

6.6 Distribution of Principal and Interest Payments. The Administrative Agent shall distribute payments of principal and interest among the Syndication Parties as follows:

6.6.1 Principal and Interest Payments on 5-Year Advances. Principal and interest payments on 5-Year Advances shall be remitted to the Syndication Parties in the ratio in which they funded the 5-Year Advance to which such payments are applied.

6.6.2 Principal and Interest Payments on Bid Advances. Principal and interest payments on Bid Advances shall be remitted to the Syndication Party which made the Bid Advance to which such payments are applied.

6.6.3 Principal and Interest Payments on Overnight Advances. Principal and interest payments on Overnight Advances shall be remitted to the Overnight Lender.

6.7 Funding Losses. The Borrower will indemnify each Syndication Party against any Funding Losses that such Syndication Party may sustain or incur as a consequence of any event (other than a default by such Syndication Party in the performance of its obligations hereunder) which results in (a) such Syndication Party receiving any amount on account of the principal of any LIBO Rate Loan or Bid Rate Loan prior to the last day of the LIBO Rate Period in effect therefor (in the case of LIBO Rate Loans) or the Bid Maturity Date therefor (in the case of Bid Rate Loans), (b) the conversion of a LIBO Rate Loan to a Base Rate Loan, or any conversion of the LIBO Rate Period with respect to any LIBO Rate Loan, in each case other than on the last day of the LIBO Rate Period in effect therefor, or (c) any LIBO Rate Loan to be made, converted or continued by such Syndication Party not being made, converted or continued after notice thereof shall have been given by the Borrower. “Funding Losses” shall be determined on an individual Syndication Party basis as the amount which would result in such Syndication Party being made whole (on a present value basis) for the actual or imputed funding losses (including, without limitation, any loss, cost or expense incurred by reason of obtaining, liquidating or employing deposits or other funds acquired by such Syndication Party to fund or maintain a LIBO Rate Loan or Bid Rate Loan) incurred by such Syndication Party as a result of such payment (regardless of whether the Syndication Party actually funded with such deposits). In the event of any such payment, each Syndication Party which had funded the LIBO Rate Loan being paid (or the Syndication Party which made the Bid Advance being prepaid) shall, promptly after being notified of such payment, send written notice (“Funding Loss Notice”) to the Administrative Agent by facsimile or electronic mail setting forth the amount of attributable Funding Losses. The Administrative Agent shall notify Borrower orally or in writing of the amount of such Funding Losses. A determination by a Syndication Party as to the amounts payable pursuant to this Section shall be conclusive absent manifest error.

ARTICLE 7. BANK EQUITY INTERESTS

Borrower agrees to purchase such equity interests in CoBank (“Bank Equity Interests”) as CoBank may from time to time require in accordance with its bylaws and capital plans as applicable to cooperative borrowers generally. In connection with the foregoing, Borrower hereby acknowledges receipt, prior to the execution of this Credit Agreement, of the following with respect to CoBank: (a) the bylaws, (b) a written description of the terms and conditions under which the Bank Equity Interests are issued and (c) the most recent annual report, and if more recent than the latest annual report, the latest quarterly report. Borrower agrees to be bound by the terms of CoBank’s bylaws and capitalization plan, including without limitation, provisions applicable to patronage distributions. CoBank shall have no obligation to retire the Bank Equity Interests upon Borrower’s default or at any other time, either for application to the Bank Debt or otherwise. Neither the Bank Equity Interests nor any accrued patronage shall be offset against the Bank Debt owing to CoBank or otherwise taken into consideration for purposes of determining the Syndication Parties’ pro rata shares hereunder. CoBank reserves the right to sell participations under the provisions of Section 15.27 on a non-patronage basis. In addition, Borrower agrees to purchase such equity interests in any Farm Credit System Institution which is a Syndication Party hereunder as such Farm Credit System Institution may from time to time require in accordance with its bylaws and capital plans as applicable to cooperative borrowers generally and as is required by any written agreement Borrower may execute with any such Farm Credit System Institution.

ARTICLE 8. SECURITY

The obligations of Borrower under this Credit Agreement shall be unsecured, except (a) with respect to the Cash Collateral Account as provided in Section 4.6; (b) the statutory lien in favor of CoBank (but not any other Syndication Parties) in the Bank Equity Interests (and each party hereto acknowledges that CoBank has a statutory first lien on all of the Bank Equity Interests pursuant to 12 U.S.C. 2131, and that such statutory lien shall be for CoBank’s sole and exclusive benefit and shall not be subject to this Credit Agreement or any other Loan Document); and (c) the statutory lien, if any, in favor of any Farm Credit System Institution (but not any other Syndication Parties), which may require Borrower to purchase equity interests as provided in Article 7 hereof, in such equity interests.

ARTICLE 9. REPRESENTATIONS AND WARRANTIES

To induce the Syndication Parties to make the Loans and issue Negotiated Letters of Credit, and the Letter of Credit Bank to issue Committed Letters of Credit, and recognizing that the Syndication Parties, the Administrative Agent, the Letter of Credit Bank, and the Bid Agent are relying thereon, Borrower represents and warrants as follows:

9.1 Organization, Good Standing, Etc. Borrower: (a) is duly organized, validly existing, and in good standing under the laws of its state of incorporation; (b) qualifies as a cooperative association under the laws of its state of incorporation; (c) is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except to the extent that the failure to so qualify has not resulted in, and could not reasonably be expected to cause, a Material Adverse Effect; and (d) has all authority and all requisite corporate and legal power to own and operate its assets and to carry on its business, and to enter into and perform the Loan Documents to which it is a party. Each Subsidiary: (a) is duly organized, validly existing, and in good standing under the laws of its state of incorporation; (b) is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except to the extent that the failure to so qualify has not resulted in, and could not reasonably be expected to cause, a Material Adverse Effect; and (c) has all authority and all requisite corporate and legal power to own and operate its assets and to carry on its business.

9.2 Corporate Authority, Due Authorization; Consents. Borrower has taken all corporate action necessary to execute, deliver and perform its obligations under the Loan Documents to which it is a party. All consents or approvals of any Person which are necessary for, or are required as a condition of Borrower’s execution, delivery and performance of and under the Loan Documents, have been obtained.

9.3 Litigation. Except as described on Exhibit 9.3 hereto, there are no pending legal or governmental actions, proceedings or investigations to which Borrower or any Subsidiary is a party or to which any property of Borrower or any Subsidiary is subject which might reasonably be expected to result in any Material Adverse Effect and, to Borrower’s knowledge, no such actions or proceedings are threatened or contemplated by any federal, state, county, or city (or similar unit) governmental agency or any other Person.

9.4 No Violations. The execution, delivery and performance of its obligations under the Loan Documents will not: (a) violate any provision of Borrower’s articles of incorporation or bylaws, or any law, rule, regulation (including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System), or any judgment, order or ruling of any court or governmental agency; (b) violate, require consent under (except such consent as has been obtained), conflict with, result in a breach of, constitute a default under, or with the giving of notice or the expiration of time or both, constitute a default under, any existing real estate mortgage, indenture, lease, security agreement, contract, note, instrument or any other agreements or documents binding on Borrower or affecting its property; or (c) violate, conflict with, result in a breach of, constitute a default under, or result in the loss of, or restriction of rights under, any Required License or any order, law, rule, or regulation under or pursuant to which any Required License was issued or is maintained (“Licensing Laws”).

9.5 Binding Agreement. Each of the Loan Documents to which Borrower is a party is, or when executed and delivered, will be, the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject only to limitations on enforceability imposed by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity.

9.6 Compliance with Laws. Borrower and each Subsidiary are in compliance with all federal, state, and local laws, rules, regulations, ordinances, codes and orders, including without limitation all Environmental Laws and all Licensing Laws, with respect to which noncompliance could reasonably be expected to result in a Material Adverse Effect.

9.7 Principal Place of Business; Place of Organization. Borrower’s place of business, or chief executive office if it has more than one place of business, and the place where the records required by Section 11.1 hereof are kept, is located at 5500 Cenex Drive, Inver Grove Heights, Minnesota 55077. Borrower is a cooperative corporation formed under the laws of the State of Minnesota.

9.8 Payment of Taxes. Except as shown on Exhibit 9.8 hereto, Borrower and each Subsidiary have filed all required federal, state and local tax returns and have paid all taxes as shown on such returns as they have become due, and have paid when due all other taxes, assessments or impositions levied or assessed against Borrower or any Subsidiary, or their business or properties, except where the failure to make such filing or payment could not reasonably be expected to result in a Material Adverse Effect. Exhibit 9.8 specifically indicates all such taxes, if any, which are subject to a Good Faith Contest.

9.9 Licenses and Approvals. Borrower and each Subsidiary have ownership of, or license to use, or have been issued, all trademarks, patents, copyrights, franchises, certificates, approvals, permits, authorities, agreements, and licenses which are used or necessary to permit it to own its properties and to conduct the business as presently being conducted as to which the termination or revocation thereof could reasonably be expected to have a Material Adverse Effect (“Required Licenses”). Each Required License is in full force and effect, and there is no outstanding notice of cancellation or termination or, to Borrower’s knowledge, any threatened cancellation or termination in connection therewith, nor has an event occurred with respect to any Required License which, with the giving of notice or passage of time or both, could result in the revocation or termination thereof or otherwise in any impairment of Borrower’s rights with respect thereto, which impairment could reasonably be expected to have a Material Adverse Effect. No consent, permission, authorization, order, or license of any governmental authority, is necessary in connection with the execution, delivery, performance, or enforcement of and under the Loan Documents to which Borrower is a party except such as have been obtained and are in full force and effect.

9.10 Employee Benefit Plans. Exhibit 9.10 sets forth as of the Closing Date a true and complete list of each Borrower Benefit Plan that is maintained by Borrower or any of its Subsidiaries or in which Borrower or any of its Subsidiaries participates or to which Borrower or any of its Subsidiaries is obligated to contribute, in each case as of the Closing Date. Borrower and its Subsidiaries are in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder (“ERISA”), to the extent applicable to them, and have not received any notice to the contrary from the Pension Benefit Guaranty Corporation (“PBGC”).

9.11 Equity Investments. Borrower does not now own any stock or other voting or equity interest, directly or indirectly, in any Person valued at the greater of book value or market value at $5,000,000 or more, other than: (a) the Bank Equity Interests, and (b) as set forth on Exhibit 9.11.

9.12 Title to Real and Personal Property. Borrower and each Subsidiary have good and marketable title to, or valid leasehold interests in, all of their material properties and assets, real and personal, including the properties and assets and leasehold interests reflected in the financial statements of the Borrower and its Subsidiaries referred to in Section 9.13 hereof, except (a) any properties or assets disposed of in the ordinary course of business, and (b) for defects in title and encumbrances which could not reasonably be expected to result in a Material Adverse Effect; and none of the properties of Borrower or any Consolidated Subsidiary are subject to any Lien, except as permitted by Section 12.3 hereof. All such property is in good operating condition and repair, reasonable wear and tear excepted, and suitable in all material respects for the purposes for which it is being utilized except where their failure to be in good operating condition could not reasonably be expected to result in a Material Adverse Effect. All of the leases of Borrower and each Subsidiary which constitute Material Agreements are in full force and effect and afford Borrower or such Subsidiary peaceful and undisturbed possession of the subject matter thereof.

9.13 Financial Statements. The consolidated balance sheets of Borrower and its Subsidiaries as of August 31, 2009, and the related consolidated statements of operations, cash flows and consolidated statements of capital shares and equities for the Fiscal Year then ended, and the accompanying footnotes, together with the unqualified opinion thereon, dated November 10, 2009 of PricewaterhouseCoopers LLP, independent certified public accountants, copies of which have been furnished to the Administrative Agent and the Syndication Parties, fairly present in all material respects the consolidated financial condition of Borrower and its Subsidiaries as at such dates and the results of the consolidated operations of Borrower and its Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied. Since August 31, 2009, there has been no material adverse change in the financial condition, results of operations, business or prospects of Borrower or any of its Subsidiaries. As of the Closing Date, there are no liabilities of Borrower or any of its Subsidiaries, fixed or contingent, which are material but are not reflected in the financial statements of Borrower and its Subsidiaries referred to above or referred to in the notes thereto, other than liabilities arising in the ordinary course of business since August 31, 2009. No information, exhibit, or report furnished by Borrower or any of its Subsidiaries to the Administrative Agent or the Syndication Parties in connection with the negotiation of this Credit Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which they were made and taken together with the other information, exhibits and reports furnished to the Administrative Agent and/or the Syndication Parties.

9.14 Environmental Compliance. Except as set forth on Exhibit 9.14 hereto, Borrower and each Subsidiary have obtained all permits, licenses and other authorizations which are required under all applicable Environmental Laws, except to the extent failure to have any such permit, license or authorization could not reasonably be expected to result in a Material Adverse Effect. Except as set forth on Exhibit 9.14 hereto, Borrower and each Subsidiary are in compliance with all Environmental Laws and the terms and conditions of the required permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, obligations, schedules and timetables contained in those Laws or contained in any plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent, in each case, failure to comply has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect.

9.15 Fiscal Year. Each fiscal year of Borrower begins on September 1 of each calendar year and ends on August 31 of the following calendar year.

9.16 Material Agreements. Neither Borrower nor, to Borrower’s knowledge, any other party to any Material Agreement, is in default thereunder, and no facts exist which with the giving of notice or the passage of time, or both, would constitute such a default.

9.17 Regulations U and X. No portion of any Advance or Letter of Credit will be used for the purpose of purchasing, carrying, or making loans to finance the purchase of, any “margin security” or “margin stock” as such terms are used in Regulations U or X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

9.18 Trademarks, Tradenames, etc. Borrower owns or licenses all patents, trademarks, trade names, service marks and copyrights (collectively, “Intellectual Property”) that it utilizes in its business as presently being conducted and as anticipated to be conducted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect on Borrower. The Intellectual Property is in full force and effect, and Borrower has taken or caused to be taken all action, necessary to maintain the Intellectual Property in full force and effect and has not taken or failed to take or cause to be taken any action which, with the giving of notice, or the expiration of time, or both, could result in any such Intellectual Property being revoked, invalidated, modified, or limited.

9.19 No Default on Outstanding Judgments or Orders. Borrower and each Subsidiary have satisfied all judgments and Borrower and each Subsidiary are not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign, except to the extent such failure to satisfy any or all such judgments or to be in such a default has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect.

9.20 No Default in Other Agreements. Neither Borrower nor any Subsidiary is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any certificate of incorporation or corporate restriction which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect. Neither Borrower nor any Subsidiary is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument where such failure to perform, observe or fulfill has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

9.21 Acts of God. Neither the business nor the properties of Borrower or any Subsidiary are currently affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

9.22 Governmental Regulation. Neither Borrower nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation, in each case, limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

9.23 Labor Matters and Labor Agreements. Except as set forth in Exhibit 9.23 hereto: (a) As of the Closing Date, there are no collective bargaining agreements or other labor agreements covering any employees of Borrower or any Subsidiary the termination, cessation, or breach of which could reasonably be expected to result in a Material Adverse Effect, and a true and correct copy of each such agreement will be furnished to the Administrative Agent upon its written request from time to time. (b) There is no organizing activity involving Borrower pending or, to Borrower’s knowledge, threatened by any labor union or group of employees. (c) There are, to Borrower’s knowledge, no representation proceedings pending or threatened with the National Labor Relations Board, and no labor organization or group of employees of Borrower has made a pending demand for recognition. (d) There are no complaints or charges against Borrower pending or, to Borrower’s knowledge threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower of any individual. (e) There are no strikes or other labor disputes against Borrower that are pending or, to Borrower’s knowledge, threatened. (f) Hours worked by and payment made to employees of Borrower or any Subsidiary have not been in violation of the Fair Labor Standards Act (29 U.S.C. § 201 et seq.) or any other applicable law dealing with such matters. The representations made in clauses (b) through (f) of this Section are made with respect to those occurrences described which could, considered in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.24 Anti-Terrorism Laws.

9.24.1 Violation of Law. Neither the Borrower nor, to the knowledge of Borrower, any of its Subsidiaries, is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (“Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (“USA Patriot Act”).

9.24.2 Classification. Neither Borrower nor, to the knowledge of Borrower, any of its Subsidiaries, or their respective brokers or other agents acting or benefiting in any capacity in connection with the Loans, is any of the following:

(a) a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(b) a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(c) a Person or entity with which any Syndication Party is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(d) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(e) a Person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.

9.24.3 Conduct of Business. Neither Borrower nor to the knowledge of Borrower, any of its brokers or other agents acting in any capacity in connection with the Loans (a) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b) of Subsection 9.24.2 above, (b) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (c) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

9.25 Disclosure. The representations and warranties contained in this Article 9 and in the other Loan Documents or in any financial statements provided to the Administrative Agent do not contain any untrue statement of a material fact or omit to state a material fact necessary to make such representations or warranties not misleading; and all projections provided to the Administrative Agent were prepared in good faith based on reasonable assumptions.

ARTICLE 10. CONDITIONS TO CLOSING AND ADVANCES

10.1 Conditions to Closing. The obligation of the Syndication Parties to make any Advances or issue any Negotiated Letters of Credit, and the obligation of the Letter of Credit Bank to issue any Committed Letters of Credit hereunder are subject to satisfaction, in the sole discretion of the Administrative Agent and the Syndication Parties (except that satisfaction of Subsection 10.1.6 shall be determined in the reasonable discretion of the Administrative Agent and the Syndication Parties), of each of the following conditions precedent:

10.1.1 Loan Documents. The Administrative Agent shall have received duly executed originals of the Loan Documents.

10.1.2 Approvals. The Administrative Agent shall have received evidence satisfactory to it of all consents and approvals of governmental authorities and third parties which are with respect to Borrower, necessary for, or required as a condition of the validity and enforceability of the Loan Documents to which it is a party.

10.1.3 Organizational Documents. The Administrative Agent shall have received: (a) a good standing certificate, dated no more than thirty (30) days prior to the Closing Date, for Borrower for its state of incorporation; (b) a copy of the articles of incorporation of Borrower (and any amendments thereto) certified by the Secretary of State of its state of organization; and (c) a copy of the bylaws of Borrower, certified as true and complete by the Secretary or Assistant Secretary of Borrower.

10.1.4 Evidence of Corporate Action. The Administrative Agent shall have received in form and substance satisfactory to the Administrative Agent: (a) documents evidencing all corporate action taken by Borrower to authorize (including the specific names and titles of the persons authorized to so act (each an “Authorized Officer”)) the execution, delivery and performance of the Loan Documents to which it is a party, certified to be true and correct by the Secretary or Assistant Secretary of Borrower; and (b) a certificate of the Secretary or Assistant Secretary of Borrower, dated the Closing Date, certifying the names and true signatures of the Authorized Officers.

10.1.5 Evidence of Insurance. Borrower shall have provided the Administrative Agent with insurance certificates and such other evidence, in form and substance satisfactory to the Administrative Agent, of all insurance required to be maintained by it under the Loan Documents.

10.1.6 Appointment of Agent for Service. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that Borrower has appointed CT Corporation to serve as its agent for service of process at their New York, New York office (presently at 111 Eighth Avenue, New York, NY 10011), and that CT Corporation has accepted such appointment by Borrower.

10.1.7 No Material Change. (a) No material adverse change shall have occurred since August 31, 2009 (i) in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, or (ii) in facts and information regarding such entities as represented to the Administrative Agent or any Syndication Party on or prior to the Closing Date; and (b) no change shall have occurred in the condition or operations of the Borrower since August 31, 2009 which could reasonably be expected to result in a Material Adverse Effect.

10.1.8 Fees and Expenses. Borrower shall have paid the Administrative Agent, by wire transfer of immediately available federal funds all fees set forth in Section 5.5 hereof and any other fees owing to the Administrative Agent which are due on the Closing Date, and all expenses owing pursuant to Section 16.1 hereof.

10.1.9 Bank Equity Interest Purchase Obligation. Borrower shall have purchased such Bank Equity Interests as CoBank may require pursuant to Article 7 hereof.

10.1.10 Opinion of Counsel. Borrower shall have provided a favorable opinion of its counsel addressed to the Administrative Agent and each of the present and future Syndication Parties, covering such matters as the Administrative Agent may reasonably require.

10.1.11 Further Assurances. Borrower shall have provided and/or executed and delivered to the Administrative Agent such further assignments, documents or financing statements, in form and substance satisfactory to the Administrative Agent, that Borrower is to execute and/or deliver pursuant to the terms of the Loan Documents or as the Administrative Agent may reasonably request.

10.1.12 Amended and Restated 2006 Credit Agreement. Borrower shall have entered into the Amended and Restated 2006 Credit Agreement in form and substance satisfactory to the Administrative Agent, and all conditions to the effectiveness thereof shall have been satisfied, including the obtaining of consents of the lenders under the Borrower’s existing 2006 Amended and Restated Credit Agreement (Revolving Loan), dated as of May 18, 2006, to the extent necessary to give effect to the Amended and Restated 2006 Credit Agreement. Immediately upon the occurrence of the Closing Date, (a) the “5-Year Commitment” as defined in the Amended and Restated 2006 Credit Agreement (after giving effect to any commitment reductions thereunder taking effect on the Closing Date) shall not exceed $700,000,000.00 and (b) the sum of the 5-Year Commitment hereunder and the “5-Year Commitment” as defined in the Amended and Restated 2006 Credit Agreement (after giving effect to any commitment reductions thereunder taking effect on the Closing Date) shall not exceed $1,900,000,000.00.

10.1.13 No Default. As of the Closing Date, no Event of Default or Potential Default shall have occurred and be continuing.

10.1.14 Accuracy of Representations and Warranties. The representations and warranties of Borrower herein shall be true and correct in all material respects on and as of the Closing Date.

10.1.15 Documentation Required by Regulatory Authorities. The Syndication Parties shall have received, to the extent requested on or prior to five Banking Days before the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

10.2 Conditions to Advances and to Issuance of Letters of Credit. The Syndication Parties’ obligation to fund each Advance (other than a 5-Year Advance requested by the Overnight Lender pursuant to Section 3.9 or a 5-Year Advance to be funded pursuant to Section 4.2.4 or 4.6) or to issue a Negotiated Letter of Credit, and the obligation of the Letter of Credit Bank to issue Committed Letters of Credit is subject to the satisfaction, in the sole discretion of the Administrative Agent and the Syndication Parties, of each of the following conditions precedent, as well as those set forth in Section 10.1 hereof, and each request by Borrower for an Advance or Letter of Credit shall constitute a representation by Borrower, upon which the Administrative Agent may rely, that the conditions set forth in Subsections 10.2.1 and 10.2.2 hereof have been satisfied:

10.2.1 Default. As of the Advance Date or the issuance date of a Letter of Credit, as the case may be, no Event of Default or Potential Default shall have occurred and be continuing, and the disbursing of the amount of the Advance requested shall not result in an Event of Default or Potential Default.

10.2.2 Representations and Warranties. The representations and warranties of Borrower herein shall be true and correct in all material respects on and as of the date on which the Advance is to be made or the Letter of Credit is to be issued as though made on such date. Borrower shall have paid the Administrative Agent, by wire transfer of immediately available U.S. funds all fees set forth in Section 5.5 hereof which are then due and payable, including all expenses owing pursuant to Section 16.1 hereof.

ARTICLE 11. AFFIRMATIVE COVENANTS

From and after the date of this Credit Agreement and until the Bank Debt is indefeasibly paid in full, all Letters of Credit and Closing Date Letters of Credit have expired or been fully drawn or terminated, and the Syndication Parties have no obligation to make any Advance or issue a Negotiated Letter of Credit, and the Letter of Credit Bank has no obligation to issue any Committed Letters of Credit hereunder, Borrower agrees that it will observe and comply with the following covenants for the benefit of the Administrative Agent, the Syndication Parties, and the Letter of Credit Bank:

11.1 Books and Records. Borrower shall at all times keep, and cause each Subsidiary to keep, proper books of record and account, in which correct and complete entries shall be made of all its dealings, in accordance with GAAP.

11.2 Reports and Notices. Borrower shall provide to the Administrative Agent the following reports, information and notices:

11.2.1 Annual Financial Statements. As soon as available, but in no event later than one hundred and thirty (130) days after the end of any Fiscal Year of Borrower occurring during the term hereof one copy of the audit report for such year and accompanying consolidated financial statements (including all footnotes thereto), including a consolidated balance sheet, a consolidated statement of earnings, a consolidated statement of capital, and a consolidated statement of cash flow for the Borrower and its Subsidiaries, showing in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in conformance with GAAP consistently applied and certified without qualification by PricewaterhouseCoopers, or other independent public accountants of nationally recognized standing selected by the Borrower and satisfactory to the Administrative Agent. Delivery to the Administrative Agent within the time period specified above of copies of Borrower’s Annual Report on Form 10-K as prepared and filed in accordance with the requirements of the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Subsection if accompanied by the required unqualified accountant’s certification. Such annual financial statements or Form 10-Ks required pursuant to this Subsection shall be accompanied by a Compliance Certificate signed by Borrower’s Chief Financial Officer or other officer of Borrower acceptable to the Administrative Agent. The Borrower shall be deemed to have complied with this Section if such financial statements are delivered to the Administrative Agent by electronic mail, or in the case of the Form 10-K the Administrative Agent is advised by electronic mail that the Form 10-K is available on the EDGAR system, in each case accompanied by an electronic copy of the signed Compliance Certificate.

11.2.2 Quarterly Financial Statements. As soon as available but in no event more than fifty-five (55) days after the end of each Fiscal Quarter (except the last Fiscal Quarter of Borrower’s Fiscal Year) the following financial statements or other information concerning the operations of Borrower and its Subsidiaries for such Fiscal Quarter, the Fiscal Year to date, and for the corresponding periods of the preceding Fiscal Year, all prepared in accordance with GAAP consistently applied: (a) a consolidated balance sheet, (b) a consolidated summary of earnings, (c) a consolidated statement of cash flows, and (d) such other statements as the Administrative Agent may reasonably request. Delivery to the Administrative Agent within the time period specified above of copies of Borrower’s Quarterly Report on Form 10-Q as prepared and filed in accordance with the requirements of the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Subsection other than clause (d) hereof. Such quarterly financial statements or Form 10-Qs required pursuant to this Subsection shall be accompanied by a Compliance Certificate signed by Borrower’s Chief Financial Officer or other officer of Borrower acceptable to the Administrative Agent (subject to normal year end adjustments). The Borrower shall be deemed to have complied with this Section if such financial statements are delivered to the Administrative Agent by electronic mail, or in the case of the Form 10-Q the Administrative Agent is advised by electronic mail that the Form 10-Q is available on the EDGAR system, in each case accompanied by an electronic copy of the signed Compliance Certificate.

11.2.3 Notice of Default. As soon as the existence of any Event of Default or Potential Default becomes known to any officer of Borrower, prompt written notice of such Event of Default or Potential Default, the nature and status thereof, and the action being taken or proposed to be taken with respect thereto.

11.2.4 ERISA Reports. As soon as possible and in any event within twenty (20) days after Borrower knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, or that Borrower, any Subsidiary or any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan, or that a Plan which is a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA) or is terminating, a certificate of Borrower’s Chief Financial Officer setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination or withdrawal or reorganization or insolvency and the action Borrower or such Subsidiary proposes to take with respect thereto, provided, however, that notwithstanding the foregoing, no reporting is required under this subsection unless the matter(s), individually or in the aggregate, result, or could be reasonably expected to result, in aggregate obligations or liabilities of Borrower and/or the Subsidiaries in excess of twenty-five million dollars ($25,000,000).

11.2.5 Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, arbitration and any other proceedings before any Governmental Authority, affecting Borrower or any Subsidiary which, if determined adversely to Borrower or any Subsidiary, could reasonably be expected to require Borrower or any Subsidiary to have to pay or deliver assets having a value of twenty-five million dollars ($25,000,000) or more (whether or not the claim is covered by insurance) or could reasonably be expected to result in a Material Adverse Effect.

11.2.6 Notice of Material Adverse Effect. Promptly after Borrower obtains knowledge thereof, notice of any matter which, alone or when considered together with other matters, has resulted or could reasonably be expected to result in a Material Adverse Effect.

11.2.7 Notice of Environmental Proceedings. Without limiting the provisions of Subsection 11.2.5 hereof, promptly after Borrower’s receipt thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or other communication alleging a condition that may require Borrower or any Subsidiary to undertake or to contribute to a cleanup or other response under Environmental Regulations, or which seeks penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of such laws, or which claims personal injury or property damage to any person as a result of environmental factors or conditions or which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

11.2.8 Regulatory and Other Notices. Promptly after Borrower’s receipt thereof, copies of any notices or other communications received from any Governmental Authority with respect to any matter or proceeding the effect of which could reasonably be expected to have a Material Adverse Effect.

11.2.9 Adverse Action Regarding Required Licenses. As soon as Borrower learns that any petition, action, investigation, notice of violation or apparent liability, notice of forfeiture, order to show cause, complaint or proceeding is pending, or, to the best of Borrower’s knowledge, threatened, to seek to revoke, cancel, suspend, modify, or limit any of the Required Licenses, prompt written notice thereof and Borrower shall contest any such action in a Good Faith Contest.

11.2.10 Budget. Promptly upon becoming available and in any event within thirty (30) days after the beginning of each Fiscal Year, a copy of the Annual Operating Budget for the next succeeding Fiscal Year and for each Fiscal Year through the 5-Year Maturity Date approved by Borrower’s board of directors, together with the assumptions and projections on which such budget is based and a copy of forecasts of operations and capital expenditures (including investments) for each Fiscal Year; provided that the Annual Operating Budget for the Fiscal Year ending August 31, 2010 shall be required on the Closing Date. In addition, if any material changes are made to such budget or projections or forecasts during the year, then Borrower will furnish copies to the Administrative Agent of any such changes promptly after such changes have been approved.

11.2.11 Additional Information. With reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of Borrower or any Subsidiary as the Administrative Agent or any Syndication Party may from time to time reasonably request.

11.3 Maintenance of Existence and Qualification. Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence in good standing under the laws of its state of organization. Borrower shall, and shall cause each Subsidiary to, qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business, operations and properties except where the failure to so qualify has not and could not reasonably be expected to result in a Material Adverse Effect.

11.4 Compliance with Legal Requirements and Agreements. Borrower shall, and shall cause each Subsidiary to: (a) comply with all laws, rules, regulations and orders applicable to Borrower (or such Subsidiary, as applicable) or its business unless such failure to comply is the subject of a Good Faith Contest; and (b) comply with all agreements, indentures, mortgages, and other instruments to which it (or any Subsidiary, as applicable) is a party or by which it or any of its (or any Subsidiary, or any of such Subsidiary’s, as applicable) property is bound; provided, however, that the failure of Borrower to comply with this sentence in any instance not directly involving the Administrative Agent or a Syndication Party shall not constitute an Event of Default unless such failure could reasonably be expected to have a Material Adverse Effect.

11.5 Compliance with Environmental Laws. Without limiting the provisions of Section 11.4 of this Credit Agreement, Borrower shall, and shall cause Subsidiary to, comply in all material respects with, and take all reasonable steps necessary to cause all persons occupying or present on any properties owned or leased by Borrower (or any Subsidiary, as applicable) to comply with, all Environmental Regulations, the failure to comply with which would have a Material Adverse Effect or unless such failure to comply is the subject of a Good Faith Contest.

11.6 Taxes. Borrower shall pay or cause to be paid, and shall cause each Subsidiary to pay, when due all taxes, assessments, and other governmental charges upon it, its income, its sales, its properties (or upon such Subsidiary and its income, sales, and properties, as applicable), and federal and state taxes withheld from its (or such Subsidiary’s, as applicable) employees’ earnings, unless (a) the failure to pay such taxes, assessments, or other governmental charges could not reasonably be expected to result in a Material Adverse Effect, or (b) such taxes, assessments, or other governmental charges are the subject of a Good Faith Contest and Borrower has established adequate reserves therefor in accordance with GAAP.

11.7 Insurance. Borrower shall maintain, and cause each Subsidiary to maintain, insurance with one or more financially sound and reputable insurance carrier or carriers reasonably acceptable to the Administrative Agent, in such amounts (including deductibles and self insurance retention levels) and covering such risks (including fidelity coverage) as are usually carried by companies engaged in the same or a similar business and similarly situated, provided, however, that Borrower may, to the extent permitted by applicable law, provide for appropriate self-insurance with respect to workers’ compensation. Borrower shall provide the Administrative Agent with certificates of insurance (or other evidence of insurance acceptable to the Administrative Agent) evidencing the continuation or renewal of insurance coverage required by this section, within ten (10) days following the scheduled date of expiration thereof (before giving effect to such continuation or renewal). At the request of the Administrative Agent, copies of all policies (or such other proof of compliance with this Section as may be reasonably satisfactory) shall be delivered to the Administrative Agent. Borrower agrees to pay all premiums on such insurance as they become due (including grace periods), and will not permit any condition to exist which would wholly or partially invalidate any insurance thereon.

11.8 Maintenance of Properties. Borrower shall maintain, keep and preserve, and cause each Subsidiary to maintain, keep and preserve, all of its material properties (tangible and intangible) necessary or used in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and shall cause to be made all repairs, renewals, replacements, betterments and improvements thereof, all as in the sole judgment of Borrower may be reasonably necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

11.9 Payment of Liabilities. Borrower shall pay, and shall cause its Subsidiaries to pay, all liabilities (including, without limitation: (a) any indebtedness for borrowed money or for the deferred purchase price of property or services; (b) any obligations under leases which have or should have been characterized as Capital Leases; and (c) any contingent liabilities, such as guaranties, for the obligations of others relating to indebtedness for borrowed money or for the deferred purchase price of property or services or relating to obligations under leases which have or should have been characterized as Capital Leases) as they become due beyond any period of grace under the instrument creating such liabilities, unless (with the exception of the Bank Debt) (x) the failure to pay such liabilities within such time period could not reasonably be expected to result in a Material Adverse Effect or (y) they are contested in good faith by appropriate actions or legal proceedings, Borrower establishes adequate reserves therefor in accordance with GAAP, and such contesting will not result in a Material Adverse Effect.

11.10 Inspection. Borrower shall permit, and cause its Subsidiaries to permit, the Administrative Agent or any Syndication Party or their agents, during normal business hours or at such other times as the parties may agree, to inspect the assets and operations of Borrower and its Subsidiaries and to examine, and make copies of or abstracts from, Borrower’s properties, books, and records, and to discuss the affairs, finances, operations, and accounts of Borrower and its Subsidiaries with their respective officers, directors, employees, and independent certified public accountants (and by this provision Borrower authorizes said accountants to discuss with the Administrative Agent or any Syndication Party or their agents the finances and affairs of Borrower); provided, that, in the case of each meeting with the independent accountants Borrower is given an opportunity to have a representative present at such meeting.

11.11 Required Licenses; Permits; Intellectual Property; Etc. Borrower shall duly and lawfully obtain and maintain in full force and effect, and shall cause its Subsidiaries to obtain and maintain in full force and effect, all Required Licenses and Intellectual Property as appropriate for the business being conducted and properties owned by Borrower or such Subsidiaries at any given time.

11.12 ERISA. Borrower shall make or cause to be made, and cause each Subsidiary to make or cause to be made, all payments or contributions to all Borrower Pension Plans covered by Title IV of ERISA, which are necessary to enable those Borrower Pension Plans to continuously meet all minimum funding standards or requirements.

11.13 Maintenance of Commodity Position. Borrower shall protect its commodity inventory holdings or commitments to buy or sell commodities against adverse price movements, including the taking of equal and opposite positions in the cash and futures markets, to minimize losses and protect margins in commodity production, storage, processing and marketing as is recognized as financially sound and reputable by prudent business persons in the commodity business.

11.14 Financial Covenants. Borrower shall maintain the following financial covenants:

11.14.1 Minimum Consolidated Net Worth. Borrower shall have at all times and measured as of the end of each Fiscal Quarter, a Consolidated Net Worth equal to or greater than $2,500,000,000.

11.14.2 Consolidated Funded Debt to Consolidated Cash Flow. Borrower shall have at all times and measured as of the end of each Fiscal Quarter, a ratio of Consolidated Funded Debt divided by Consolidated Cash Flow, as measured on the previous consecutive four Fiscal Quarters, of no greater than 3.00 to 1.00.

11.14.3 Adjusted Consolidated Funded Debt to Adjusted Consolidated Equity. Borrower shall not permit the ratio of Adjusted Consolidated Funded Debt to Adjusted Consolidated Equity to exceed at any time .80 to 1.00.

11.15 Embargoed Person. At all times throughout the term of the Loans, (a) none of the funds or assets of Borrower that are used to repay the Loans shall constitute property of, or shall be beneficially owned directly or, to the knowledge of Borrower, indirectly by, any Person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” (the “SDN List”) maintained by the Office of Foreign Assets Control (“OFAC”), U.S. Department of the Treasury, and/or to the knowledge of Borrower, as of the date thereof, based upon reasonable inquiry by Borrower, on any other similar list (“Other List”) maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or regulation promulgated thereunder, with the result that the investment in Borrower (whether directly or indirectly), is prohibited by law, or the Loans made by the Syndication Parties would be in violation of law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders, and (b) no Embargoed Person shall have any direct interest, and to the knowledge of Borrower, based upon reasonable inquiry by Borrower, indirect interest, of any nature whatsoever in Borrower, with the result that the investment in Borrower (whether directly or indirectly), is prohibited by law or the Loans are in violation of law.

11.16 Anti-Money Laundering. At all times throughout the term of the Loans, to the knowledge of Borrower, based upon reasonable inquiry by Borrower, none of the funds of Borrower, that are used to repay the Loans shall be derived from any unlawful activity, with the result that the investment in Borrower (whether directly or indirectly), is prohibited by law or the Loans would be in violation of law.

ARTICLE 12. NEGATIVE COVENANTS

From and after the date of this Credit Agreement until the Bank Debt is indefeasibly paid in full, all Letters of Credit and Closing Date Letters of Credit have expired or been fully drawn or terminated, the Syndication Parties have no obligation to make any Advance or issue any Negotiated Letter of Credit, and the Letter of Credit Bank has no obligation to issue any Committed Letters of Credit hereunder, Borrower agrees that it will observe and comply with the following covenants:

12.1 Borrowing. Borrower shall not (nor shall it permit any of its Consolidated Subsidiaries to) create, incur, assume or permit to exist, directly or indirectly, any Priority Debt if after giving effect thereto the aggregate outstanding principal amount of all Priority Debt would exceed 20% of Consolidated Net Worth at the time of such creation, issuance, incurrence or assumption.

12.2 No Other Businesses. Borrower shall not (nor shall it permit any of its Consolidated Subsidiaries to) engage in any material respects in any business activity or operations other than operations or activities (a) in the agriculture industry, (b) in the food industry, (c) in the energy industry, (d) in the financial services industry consisting of the financing of member cooperatives, producers and other commercial businesses, insurance and bonding services, and hedging brokerage, in each case conducted in the ordinary course of business or (e) which are not substantially different from or are related to its present business activities or operations.

12.3 Liens. Borrower shall not (nor shall it permit any of its Consolidated Subsidiaries to) create, incur, assume or suffer to exist any Lien on any of its real or personal properties (including, without limitation, leasehold interests, leasehold improvements and any other interest in real property or fixtures), now owned or hereafter acquired, except the following Liens (“Permitted Encumbrances”):

(a) Liens for taxes or assessments or other charges or levies of any Governmental Authority, that are not delinquent or if delinquent (i) are the subject of a Good Faith Contest but in no event past the time when a penalty would be incurred, and (ii) the aggregate amount of liabilities so secured (including interest and penalties) does not exceed $25,000,000.00 at any one time outstanding;

(b) Liens imposed by Law, such as mechanic’s, worker’s, repairman’s, miner’s, agister’s, attorney’s, materialmen’s, landlord’s, warehousemen’s and carrier’s Liens and other similar Liens which are securing obligations incurred in the ordinary course of business for sums not yet due and payable or if due and payable which are the subject of a Good Faith Contest;

(c) Liens under workers’ compensation, unemployment insurance, social security or similar legislation (other than ERISA), or to secure payments of premiums for insurance purchased in the ordinary course of business, or to secure the performance of tenders, statutory obligations, surety and appearance bonds and bids, bonds for release of an attachment, stay of execution or injunction, leases, government contracts, performance and return-of-money bonds and other similar obligations, all of which are incurred in the ordinary course of business of Borrower or such Consolidated Subsidiary, as applicable, and not in connection with the borrowing of money;

(d) Any attachment or judgment Lien, the time for appeal or petition for rehearing of which shall not have expired or in respect of which Borrower or such Consolidated Subsidiary is protected in all material respects by insurance or for the payment of which adequate reserves have been established, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Good Faith Contest, and provided further that the aggregate amount of liabilities of Borrower and its Consolidated Subsidiaries so secured (including interest and penalties) shall not be in excess of $25,000,000.00 at any one time outstanding;

(e) Easements, rights-of-way, restrictions, encroachments, covenants, servitudes, zoning and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by Borrower or any Consolidated Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

(f) Liens arising in the ordinary course of business and created in connection with amounts on deposit in charge card and like accounts (such as Visa or MasterCard);

(g) Any Lien created to secure all or any part of the purchase price or cost of construction, or to secure Debt incurred or assumed to pay all or a part of the purchase price or cost of construction, of any property (or any improvement thereon) acquired or constructed by Borrower or a Consolidated Subsidiary after the date of this Credit Agreement, provided that

(i) no such Lien shall extend to or cover any property other than the property (or improvement thereon) being acquired or constructed or rights relating solely to such item or items of property (or improvement thereon),

(ii) the principal amount of Debt secured by any such Lien shall at no time exceed an amount equal to the lesser of (A) the cost to Borrower or such Consolidated Subsidiary of the property (or improvement thereon) being acquired or constructed or (B) the “Fair Market Value” (defined as the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell, respectively) (as determined in good faith by Borrower) of such property, determined at the time of such acquisition or at the time of substantial completion of such construction, and

(iii) such Lien shall be created contemporaneously with, or within 180 days after, the acquisition or completion of construction of such property (or improvement thereon);

(h) Any Lien existing on property acquired by Borrower or any Consolidated Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby is assumed by Borrower or such Consolidated Subsidiary) or any Lien existing on property of a Person immediately prior to the time such Person is merged into or consolidated with Borrower or any Consolidated Subsidiary, provided that

(i) no such Lien shall have been created or assumed in contemplation of such acquisition of property or such consolidation or merger,

(ii) such Lien shall extend only to the property acquired or the property of such Person merged into or consolidated with Borrower or such Consolidated Subsidiary which was subject to such Lien as of the time of such consolidation or merger, and

(iii) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to 100% of the Fair Market Value (as determined in good faith by the board of directors of Borrower or such Consolidated Subsidiary) of the property subject thereto at the time of the acquisition thereof or at the time of such merger or consolidation;

(i) Liens of CoBank and other cooperatives, respectively, on Investments by Borrower in the stock, participation certificates, or allocated reserves of CoBank or other cooperatives, respectively, owned by Borrower;

(j) All precautionary filings of financing statements under the Uniform Commercial Code which cover property that is made available to or used by Borrower or any Consolidated Subsidiary pursuant to the terms of an Operating Lease or Capital Lease; and

(k) other Liens not otherwise permitted under clause (a) through (j) of this Section 12.3 securing Debt, provided that the existence, creation, issuance, incurrence or assumption of such Debt is permitted under Sections 12.1 and 11.14 hereof.

12.4 Sale of Assets. Borrower shall not (nor shall it permit any of its Consolidated Subsidiaries to) sell, convey, assign, lease or otherwise transfer or dispose of, voluntarily, by operation of law or otherwise, any material part of its now owned or hereafter acquired assets during any twelve (12) month period commencing September 1, 2009 and each September 1 thereafter, except: (a) the sale of inventory, equipment and fixtures disposed of in the ordinary course of business, (b) the sale or other disposition of assets no longer necessary or useful for the conduct of its business, (c) leases of assets to an entity in which Borrower has at least a fifty-percent (50%) interest in ownership, profits, and governance and (d) the sale by Cofina of loans and commitments originated by it in the ordinary course of business. For purposes of this Section, “material part” shall mean ten percent (10%) or more of the lesser of the book value or the market value of the assets of Borrower or such Consolidated Subsidiary as shown on the balance sheets thereof as of the August 31 immediately preceding each such twelve (12) month measurement period.

12.5 Liabilities of Others. Borrower shall not (nor shall it permit any of its Consolidated Subsidiaries to) assume, guarantee, become liable as a surety, endorse, contingently agree to purchase, or otherwise be or become liable, directly or indirectly (including, but not limited to, by means of a maintenance agreement, an asset or stock purchase agreement, or any other agreement designed to ensure any creditor against loss), for or on account of the obligation of any Person, except: (a) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of the Borrower’s or any Consolidated Subsidiary’s business; (b) guarantees made from time to time, whether in existence on the Closing Date or made subsequent thereto, among Borrower and its Consolidated Subsidiaries; provided that guarantees in support of Cofina by Borrower and its Consolidated Subsidiaries (other than Cofina) shall not exceed in the aggregate (x) $500,000,000.00 minus (y) the amount of loans or advances by Borrower and such Consolidated Subsidiaries to Cofina under Section 12.6(c) and Investments by Borrower and such Consolidated Subsidiaries in Cofina under Section 12.8(g); and (c) guarantees made from time to time, whether in existence on the Closing Date or made subsequent thereto, by Borrower and its Consolidated Subsidiaries in the ordinary course of their respective businesses with respect to the liabilities and obligations of other Persons (other than Cofina), provided, however, that the aggregate amount of all indebtedness guaranteed under this clause (c) shall not exceed $500,000,000.00 in the aggregate.

12.6 Loans. Borrower shall not (nor shall it permit any of its Consolidated Subsidiaries to) lend or advance money, credit, or property to any Person, except for: (a) loans to Consolidated Subsidiaries (other than to Cofina, except in the case of loans or advances made by Cofina); (b) trade credit extended in the ordinary course of business and advances against the purchase price for the purchase by Borrower of goods or services in the ordinary course of business including extensions of credit in the form of clearing accounts for settlement of grain purchases and related cash management activities to cooperative association members; (c) loans to Cofina in an aggregate outstanding principal amount not to exceed in the aggregate (x) $500,000,000.00 minus (y) the amount of guarantees by Borrower and its Consolidated Subsidiaries (other than Cofina) in favor of Cofina under Section 12.5(b) and Investments by Borrower and such Consolidated Subsidiaries in Cofina under Section 12.8(g); (d) other loans (other than loans to Cofina), provided that at all times the aggregate outstanding principal amount of all such other loans retained by Borrower and any such Consolidated Subsidiary shall not exceed $500,000,000.00; (e) loans by NCRA of its excess cash reserves to its member-owners; and (f) loans by Cofina in the ordinary course of business.

12.7 Merger; Acquisitions; Business Form; Etc. Borrower shall not (nor shall it permit any of its Consolidated Subsidiaries to) merge or consolidate with any entity, or acquire all or substantially all of the assets of any person or entity, or form or create any new Subsidiary (other than a Consolidated Subsidiary formed by Borrower), acquire the controlling interest in any Person, change its business form from a cooperative corporation, or commence operations under any other name, organization, or entity, including any joint venture; provided, however,

(a) The foregoing shall not prevent any consolidation, acquisition, or merger if after giving effect thereto:

(i) The book value of the assets of Borrower and its Subsidiaries does not increase due to all such mergers, consolidations or acquisitions by an aggregate amount in excess of $1,000,000,000.00 during the remaining term of this Credit Agreement;

(ii) Borrower is the surviving entity; and

(iii) No Event of Default or Potential Default shall have occurred and be continuing.

(b) The foregoing shall not prevent Borrower from forming or creating any new Subsidiary provided:

(i) The Investment in such Subsidiary does not violate any provision of Section 12.8 hereof; and

(ii) Such Subsidiary shall not acquire all or substantially all of the assets of any Person except through an acquisition, consolidation, or merger satisfying the requirements of clause (a) of this Section.

(c) The foregoing shall not prevent Borrower from acquiring the controlling interest of any entity described in Exhibit 12.8(f) hereto or pursuant to Section 12.8(j).

(d) Cofina shall be permitted to acquire the assets of, or a controlling interest in, any Person in connection with a workout, exercise of remedies or restructuring related to Cofina’s financing activities in the ordinary course of business.

12.8 Investments. Except for the purchase of Bank Equity Interests, Borrower shall not (nor shall it permit any of its Consolidated Subsidiaries to) own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or otherwise make an Investment in, any Person, except that Borrower and the Consolidated Subsidiaries may own, purchase or acquire:

(a) commercial paper maturing not in excess of one year from the date of acquisition and rated P1 by Moody’s Investors Service, Inc. or A1 by Standard & Poor’s Corporation on the date of acquisition;

(b) certificates of deposit in North American commercial banks rated C or better by Keefe, Bruyette & Woods, Inc. or 3 or better by Cates Consulting Analysts (or any successors thereto), maturing not in excess of one year from the date of acquisition;

(c) obligations of the United States government or any agency thereof, the obligations of which are guaranteed by the United States government, maturing, in each case, not in excess of one year from the date of acquisition;

(d) repurchase agreements of any bank or trust company incorporated under the laws of the United States of America or any state thereof and fully secured by a pledge of obligations issued or fully and unconditionally guaranteed by the United States government;

(e) Investments permitted under Sections 12.5, 12.6, and 12.7;

(f) Investments in Persons identified, including the book value of each such Investment, on Exhibit 12.8(f) hereto; provided that the amount of such Investment shall not increase above the amount shown in Exhibit 12.8(f), except for Investments made pursuant to clauses (h) and (j) of this Section;

(g) Investments by Borrower or Consolidated Subsidiaries in Consolidated Subsidiaries; provided that Investments in Cofina by Borrower and its Consolidated Subsidiaries (other than Cofina) shall not exceed in the aggregate (x) $500,000,000.00 minus (y) the amount of guarantees by Borrower and such Consolidated Subsidiaries in favor of Cofina under Section 12.5(b) and loans or advances by Borrower and such Consolidated Subsidiaries to Cofina under Section 12.6(c);

(h) Investments in the form of non-cash patronage dividends or retained earnings in any Person;

(i) insurance and bonding services provided by Ag States Agency, LLC and its Subsidiaries in the ordinary course of business; and

(j) Investments in addition to those permitted by clauses (a) through (i) above in other Persons (other than Cofina) in an aggregate amount outstanding at any point in time not exceeding $500,000,000.00.

12.9 Transactions With Related Parties. Borrower shall not purchase, acquire, provide, or sell any equipment, other personal property, real property or services from or to any Subsidiary or Affiliate (except for Consolidated Subsidiaries), except in the ordinary course and pursuant to the reasonable requirements of Borrower’s business and upon fair and reasonable terms no less favorable than would be obtained by Borrower in a comparable arm’s-length transaction with an unrelated Person.

12.10 Patronage Refunds, etc. Borrower shall not, directly or indirectly, in any Fiscal Year (a) declare or pay any cash patronage refunds to patrons or members which in the aggregate exceed 20% of Borrower’s consolidated net patronage income for the Fiscal Year of Borrower preceding the Fiscal Year in which such patronage refunds are to be paid, (b) directly or indirectly redeem or otherwise retire its equity, or (c) make any cash distributions of any kind or character in respect of its equity, unless, in the case of the foregoing clauses (a), (b), or (c), (i) at the time of taking such action no Event of Default or Potential Default exists hereunder and (ii) after giving effect thereto no Event of Default or Potential Default would exist hereunder.

12.11 Change in Fiscal Year. Borrower shall not change its Fiscal Year from a year ending on August 31 unless required to do so by the Internal Revenue Service, in which case Borrower agrees to such amendment of the terms Fiscal Quarter and Fiscal Year, as used herein, as the Administrative Agent reasonably deems necessary.

12.12 ERISA. Borrower shall not: (a) engage in or permit any transaction which could result in a “prohibited transaction” (as such term is defined in Section 406 of ERISA) or in the imposition of an excise tax pursuant to Section 4975 of the Code with respect to any Borrower Benefit Plan; (b) engage in or permit any transaction or other event which could result in a “reportable event” (as such term is defined in Section 4043 of ERISA) for any Borrower Pension Plan; (c) fail to make full payment when due of all amounts which, under the provisions of any Borrower Benefit Plan, Borrower is required to pay as contributions thereto; (d) permit to exist any “accumulated funding deficiency” (as such term is defined in Section 302 of ERISA) as of the end of any Fiscal Year, in excess of five percent (5.0%) of net worth (determined in accordance with GAAP) of Borrower and its Consolidated Subsidiaries, whether or not waived, with respect to any Borrower Pension Plan; (e) fail to make any payments to any Multiemployer Plan that Borrower may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto; or (f) terminate any Borrower Pension Plan in a manner which could result in the imposition of a lien on any property of Borrower pursuant to Section 4068 of ERISA. Borrower shall not terminate any Borrower Pension Plan so as to result in any liability to the PBGC.

12.13 Anti-Terrorism Law. Borrower shall not (a) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Subsection 9.24.2 above, (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and Borrower shall deliver to the Administrative Agent any certification or other evidence requested from time to time by the Administrative Agent in its reasonable discretion, confirming Borrower’s compliance with this Section).

ARTICLE 13. INDEMNIFICATION

13.1 General; Stamp Taxes; Intangibles Tax. Borrower agrees to indemnify and hold the Administrative Agent and each Syndication Party and their directors, officers, employees, agents, professional advisers and representatives (“Indemnified Parties”) harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Administrative Agent or any other Indemnified Party may incur (or which may be claimed against any such Indemnified Party by any Person), including attorneys’ fees incurred by any Indemnified Party, arising out of or resulting from: (a) the execution or delivery of this Credit Agreement or any other Loan Document or any agreement or instrument contemplated thereby; (b) the use of the proceeds of the Loans or issuances of Letters of Credit; (c) the material inaccuracy of any representation or warranty of or with respect to Borrower in this Credit Agreement or the other Loan Documents; (d) the material failure of Borrower to perform or comply with any covenant or obligation of Borrower under this Credit Agreement or the other Loan Documents; (e) the exercise by the Administrative Agent of any right or remedy set forth in this Credit Agreement or the other Loan Documents; (f) all acts or omissions of the beneficiary of any Letter of Credit, and for such purposes, such beneficiary shall be deemed Borrower’s agent; or (g) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not an Indemnified Party is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower or any of its Subsidiaries or Affiliates); provided that Borrower shall have no obligation to indemnify any Indemnified Party against claims, damages, losses, liabilities, costs or expenses to the extent that a court of competent jurisdiction renders a final non-appealable determination that the foregoing are solely the result of the willful misconduct or gross negligence of such Indemnified Party. In addition, Borrower agrees to indemnify and hold the Indemnified Parties harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Administrative Agent or any other Indemnified Party may incur (or which may be claimed against any such Indemnified Party by any Person), including attorneys’ fees incurred by any Indemnified Party, arising out of or resulting from the imposition or nonpayment by Borrower of any stamp tax, intangibles tax, or similar tax imposed by any state, including any amounts owing by virtue of the assertion that the property valuation used to calculate any such tax was understated. Borrower shall have the right to assume the defense of any claim as would give rise to Borrower’s indemnification obligation under this Section with counsel of Borrower’s choosing so long as such defense is being diligently and properly conducted and Borrower shall establish to the Indemnified Party’s satisfaction that the amount of such claims are not, and will not be, material in comparison to the liquid and unrestricted assets of Borrower available to respond to any award which may be granted on account of such claim. So long as the conditions of the preceding sentence are met, Indemnified Party shall have no further right to reimbursement of attorneys’ fees incurred thereafter. The obligation to indemnify set forth in this Section shall survive the termination of this Credit Agreement and other covenants.

13.2 Indemnification Relating to Hazardous Substances. Borrower shall not locate, produce, treat, transport, incorporate, discharge, emit, release, deposit or dispose of any Hazardous Substance in, upon, under, over or from any property owned or held by Borrower, except in accordance with all Environmental Regulations; Borrower shall not permit any Hazardous Substance to be located, produced, treated, transported, incorporated, discharged, emitted, released, deposited, disposed of or to escape in, upon, under, over or from any property owned or held by Borrower, except in accordance with Environmental Regulations; and Borrower shall comply with all Environmental Regulations which are applicable to such property. Borrower shall indemnify the Indemnified Parties against, and shall reimburse the Indemnified Parties for, any and all claims, demands, judgments, penalties, liabilities, costs, damages and expenses, including court costs and attorneys’ fees incurred by the Indemnified Parties (prior to trial, at trial and on appeal) in any action against or involving the Indemnified Parties, resulting from any breach of the foregoing covenants in this Section or the covenants in Section 11.5 hereof, or from the discovery of any Hazardous Substance in, upon, under or over, or emanating from, such property, it being the intent of Borrower and the Indemnified Parties that the Indemnified Parties shall have no liability or responsibility for damage or injury to human health, the environmental or natural resources caused by, for abatement and/or clean-up of, or otherwise with respect to, Hazardous Substances as the result of the Administrative Agent or any Syndication Party exercising any of its rights or remedies with respect thereto, including but not limited to becoming the owner thereof by foreclosure or conveyance in lieu of foreclosure of a judgment lien; provided that such indemnification as it applies to the exercise by the Administrative Agent or any Syndication Party of its rights or remedies with respect to the Loan Documents shall not apply to claims arising solely with respect to Hazardous Substances brought onto such property by the Administrative Agent or such Syndication Party while engaged in activities other than operations substantially the same as the operations previously conducted on such property by Borrower. The foregoing covenants of this Section shall be deemed continuing covenants for the benefit of the Indemnified Parties, and any successors and assigns of the Indemnified Parties, including but not limited to, any transferee of the title of the Administrative Agent or any Syndication Party or any subsequent owner of the property, and shall survive the satisfaction or release of any lien, any foreclosure of any lien and/or any acquisition of title to the property or any part thereof by the Administrative Agent or any Syndication Party, or anyone claiming by, through or under the Administrative Agent or any Syndication Party or Borrower by deed in lieu of foreclosure or otherwise. Any amounts covered by the foregoing indemnification shall bear interest from the date incurred at the Default Interest Rate, shall be payable on demand. The indemnification and covenants of this Section shall survive the termination of this Credit Agreement and other covenants.

ARTICLE 14. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

14.1 Events of Default. The occurrence of any of the following events (each an “Event of Default”) shall, at the option of the Administrative Agent or at the direction of the Required Lenders, make the entire Bank Debt immediately due and payable (provided, that in the case of an Event of Default under Subsection 14.1(f) all amounts owing hereunder and under the other Loan Documents shall automatically and immediately become due and payable without any action by or on behalf of the Administrative Agent), and the Administrative Agent may exercise all rights and remedies for the collection of any amounts outstanding hereunder and take whatever action it deems necessary to secure itself, all without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character:

(a) Failure of Borrower to pay (i) when due, whether by acceleration or otherwise, any principal in accordance with this Credit Agreement or the other Loan Documents, or (ii) within five (5) days of the date when due, whether by acceleration or otherwise, any interest or amounts other than principal in accordance with this Credit Agreement or the other Loan Documents.

(b) Any representation or warranty set forth in any Loan Document, any 5-Year Borrowing Notice, any financial statements or reports or projections or forecasts, or in connection with any transaction contemplated by any such document, shall prove in any material respect to have been false or misleading when made or furnished by Borrower.

(c) Any default by Borrower in the performance or compliance with the covenants, promises, conditions or provisions of Sections 11.2, 11.10, 11.14, 11.15, 11.16 or Article 12 (excluding Section 12.12) of this Credit Agreement.

(d) [Intentionally Omitted].

(e) The failure of Borrower to pay when due, or failure to perform or observe any other obligation or condition with respect to any of the following obligations to any Person, beyond any period of grace under the instrument creating such obligation: (i) any indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) any obligations under leases which have or should have been characterized as Capital Leases, or (iii) any contingent liabilities, such as guaranties, for the obligations of others relating to indebtedness for borrowed money or for the deferred purchase price of property or services or relating to obligations under leases which have or should have been characterized as Capital Leases; provided that no such failure will be deemed to be an Event of Default hereunder unless and until the aggregate amount owing under obligations with respect to which such failures have occurred and are continuing is at least $25,000,000.00.

(f) Borrower applies for or consents to the appointment of a trustee or receiver for any part of its properties; any bankruptcy, reorganization, debt arrangement, dissolution or liquidation proceeding is commenced or consented to by Borrower; or any application for appointment of a receiver or a trustee, or any proceeding for bankruptcy, reorganization, debt management or liquidation is filed for or commenced against Borrower, and is not withdrawn or dismissed within sixty (60) days thereafter.

(g) Failure of Borrower to comply with any other provision of this Credit Agreement or the other Loan Documents not constituting an Event of Default under any of the preceding subparagraphs of this Section 14.1, and such failure continues for thirty (30) days after Borrower learns of such failure to comply, whether by Borrower’s own discovery or through notice from the Administrative Agent.

(h) The entry of one or more judgments in an aggregate amount in excess of $25,000,000.00 against Borrower not stayed, discharged or paid within thirty (30) days after entry.

(i) The occurrence of an “Event of Default” under the Term Loan Credit Agreement or the Amended and Restated 2006 Credit Agreement.

14.2 No Advance. The Syndication Parties shall have no obligation to make any Advance or issue any Negotiated Letter of Credit, and the Letter of Credit Bank shall have no obligation to issue a Committed Letter of Credit if a Potential Default or an Event of Default shall occur and be continuing.

14.3 Rights and Remedies. In addition to the remedies set forth in Section 14.1 and 14.2 hereof, upon the occurrence of an Event of Default, the Administrative Agent shall be entitled to exercise, subject to the provisions of Section 15.8 hereof, all the rights and remedies provided in the Loan Documents and by any applicable law. Each and every right or remedy granted to the Administrative Agent pursuant to this Credit Agreement and the other Loan Documents, or allowed the Administrative Agent by law or equity, shall be cumulative. Failure or delay on the part of the Administrative Agent to exercise any such right or remedy shall not operate as a waiver thereof. Any single or partial exercise by the Administrative Agent of any such right or remedy shall not preclude any future exercise thereof or the exercise of any other right or remedy.

14.4 Allocation of Proceeds. If an Event of Default has occurred and is continuing and the maturity of all or any portion of the Bank Debt has been accelerated pursuant to this Article 14, all payments received by the Administrative Agent hereunder, in respect of any principal of or interest on the Bank Debt or any other amounts payable by the Borrower hereunder (other than amounts deposited with the Administrative Agent pursuant to Section 4.6, which shall be applied to repay any unreimbursed drawings or payments under Letters of Credit) shall be applied by the Administrative Agent in the following order, in each case whether or not allowed or allowable in any applicable bankruptcy, insolvency, receivership or other similar proceeding:

(i) amounts due to the Administrative Agent and the Bid Agent hereunder in their capacity as such;

(ii) payments of accrued interest and outstanding principal amounts owing to the Overnight Lender in respect of Overnight Advances;

(iii) amounts due to the Letter of Credit Bank pursuant to Sections 4.2.3, 5.5 and 16.1;

(iv) payment of cash amounts to the Administrative Agent in respect of Letters of Credit pursuant to Section 4.6 hereof;

(v) amounts due to the Syndication Parties and the Issuing Syndication Parties pursuant to Sections 4.3.3, 5.5 and 16.1, on a pro rata basis;

(vi) payments of accrued interest in respect of Advances, to be applied ratably between 5-Year Advances and Bid Advances and thereafter applied in accordance with Section 6.6.1 or 6.6.2, as applicable;

(vii) payments of outstanding principal amounts in respect of Advances, to be applied ratably between 5-Year Advances and Bid Advances and thereafter applied in accordance with Section 6.6.1 or 6.6.2, as applicable;

(viii) all other Bank Debt, on a pro rata basis;

(ix) all other obligations of the Borrower and its Subsidiaries owing to any Syndication Party, to the extent evidenced in writing to the Borrower and the Administrative Agent, on a pro rata basis; and

(x) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.

ARTICLE 15. AGENCY AGREEMENT

15.1 Funding of Syndication Interest. Each Syndication Party, severally but not jointly, hereby irrevocably agrees to fund its Funding Share of the Advances (“Advance Payment”) as determined pursuant to the terms and conditions contained herein and in particular, Articles 2, 3, and 4 hereof. Each Syndication Party’s Individual 5-Year Commitment and its interest in each Advance hereunder (collectively, its “Syndication Interest”) shall be without recourse to the Administrative Agent or any other Syndication Party and shall not be construed as a loan from any Syndication Party to the Administrative Agent or any other Syndication Party.

15.2 Syndication Parties’ Obligations to Remit Funds. Each Syndication Party agrees to remit its Funding Share of each Advance to the Administrative Agent as, and within the time deadlines (“Syndication Party Advance Date”), required in this Credit Agreement. Unless the Administrative Agent shall have received notice from a Syndication Party prior to the date on which such Syndication Party is to provide funds to the Administrative Agent for an Advance to be made by such Syndication Party that such Syndication Party will not make available to the Administrative Agent such funds, the Administrative Agent may assume that such Syndication Party has made such funds available to the Administrative Agent on the date of such Advance in accordance with the terms of this Credit Agreement and the Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent such Syndication Party shall not have made such funds available to the Administrative Agent by the applicable Syndication Party Advance Date, such Syndication Party agrees to repay the Administrative Agent forthwith on demand such corresponding amount (if any) made available by the Administrative Agent together with interest thereon, for each day from the date such amount is made available to Borrower until the Banking Day such amount is repaid to the Administrative Agent (assuming payment is received by the Administrative Agent at or prior to 2:00 P.M. (Central time), and until the next Banking Day if payment is not received until after 2:00 P.M. (Central time)), at the customary rate set by the Administrative Agent for the correction of errors among banks for three (3) Banking Days and thereafter at the Base Rate. If such Syndication Party shall repay to the Administrative Agent such corresponding amount (if any) made available by the Administrative Agent, such amount so repaid shall constitute such Syndication Party’s Advance for purposes of this Credit Agreement. If such Syndication Party does not pay such corresponding amount (if any) made available by the Administrative Agent forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Administrative Agent with the interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent, at the rate of interest applicable to such Advance at the time.

15.3 Notices to Administrative Agent. On or prior to 3:00 P.M. (Central time) on each Banking Day, each Syndication Party will provide the Administrative Agent with the information required by Section 4.4 hereof regarding each Negotiated Letter of Credit issued by such Syndication Party, and all payments or reimbursements made to such Syndication Party on account of Negotiated Letters of Credit on such Banking Day.

15.4 Syndication Party’s Failure to Remit Funds. If a Syndication Party (“Delinquent Syndication Party”) fails to remit its Funding Share (a) of a 5-Year Advance (including a risk participation in an Overnight Advance under Section 3.9), or (b) of a Bid Advance, in full by the date and time required (the unpaid amount of any such payment being hereinafter referred to as the “Delinquent Amount”), in addition to any other remedies available hereunder, any other Syndication Party or Syndication Parties may, but shall not be obligated to, advance the Delinquent Amount (the Syndication Party or Syndication Parties which advance such Delinquent Amount are referred to as the “Contributing Syndication Parties”), in which case (w) the Delinquent Amount which any Contributing Syndication Party advances shall be treated as a loan to the Delinquent Syndication Party and shall not be counted in determining the Individual Outstanding 5-Year Obligations of any Contributing Syndication Party, and (x) the Delinquent Syndication Party shall be obligated to pay to the Administrative Agent, for the account of the Contributing Syndication Parties, interest on the Delinquent Amount at a rate of interest equal to the rate of interest which Borrower is obligated to pay on the Delinquent Amount plus 200 basis points (“Delinquency Interest”) until the Delinquent Syndication Party remits the full Delinquent Amount and remits all Delinquency Interest to the Administrative Agent, which will distribute such payments to the Contributing Syndication Parties (pro rata based on the amount of the Delinquent Amount which each of them (if more than one) advanced) on the same Banking Day as such payments are received by the Administrative Agent if received no later than 2:00 P.M. (Central time) or the next Banking Day if received by the Administrative Agent thereafter. In addition, the Contributing Syndication Parties shall be entitled to share, on the same pro rata basis, and the Administrative Agent shall pay over to them to the extent received, for application against Delinquency Interest and the Delinquent Amount, the Delinquent Syndication Party’s Payment Distribution and any fee distributions or distributions made under Section 15.11 hereof until the Delinquent Amount and all Delinquency Interest have been paid in full. For voting purposes the Administrative Agent shall readjust the Individual 5-Year Commitments of such Delinquent Syndication Party and the Contributing Syndication Parties from time to time first to reflect the advance of the Delinquent Amount by the Contributing Syndication Parties, and then to reflect the full or partial reimbursement to the Contributing Syndication Parties of such Delinquent Amount. As between the Delinquent Syndication Party and the Contributing Syndication Parties, the Delinquent Syndication Party’s interest in its Advances shall be deemed to have been partially assigned to the Contributing Syndication Parties in the amount of the Delinquent Amount and Delinquency Interest owing to the Contributing Syndication Parties from time to time. This Section shall also be applicable to Advances funded by the Administrative Agent (y) under Section 3.8 hereof, in which case the Administrative Agent, in its capacity as such, shall be deemed to be the Contributing Syndication Party, and (z) under Section 3.10 hereof, in which case the Administrative Agent, in its capacity as such, shall be deemed to be the Contributing Syndication Party and the Overnight Lender shall be deemed to be the Delinquent Syndication Party. For the purposes of calculating interest owed by a Delinquent Syndication Party, payments received on other than a Banking Day shall be deemed to have been received on the next Banking Day, and payments received after 2:00 P.M. (Central time) shall be deemed to have been received on the next Banking Day.

15.5 Agency Appointment. Each of the Syndication Parties hereby designates and appoints the Administrative Agent to act as agent to service and collect the Loans and its respective Advances and Notes, if any, and to take such action on behalf of such Syndication Party with respect to the Loans and such Advances and Notes, if any, and to execute such powers and to perform such duties, as specifically delegated or required herein, as well as to exercise such powers and to perform such duties as are reasonably incidental thereto, and to receive and benefit from such fees and indemnifications as are provided for or set forth herein, until such time as a successor is appointed and qualified to act as the Administrative Agent. The institution serving as the Administrative Agent or Bid Agent hereunder shall have the same rights and powers in its capacity as a Syndication Party as any other Syndication Party and may exercise the same as though it were not the Administrative Agent or Bid Agent, and such Syndication Party and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent or Bid Agent hereunder.

15.6 Power and Authority of the Administrative Agent. Without limiting the generality of the power and authority vested in the Administrative Agent pursuant to Section 15.5 hereof, the power and authority vested in the Administrative Agent includes, but is not limited to, the following:

15.6.1 Advice. To solicit the advice and assistance of each of the Syndication Parties and Voting Participants concerning the administration of the Loans and the exercise by the Administrative Agent of its various rights, remedies, powers, and discretions with respect thereto. As to any matters not expressly provided for by this Credit Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by all of the Syndication Parties or the Required Lenders, as the case may be (and including in each such case, Voting Participants), and any action taken or failure to act pursuant thereto shall be binding on all of the Syndication Parties, Voting Participants, and the Administrative Agent. In the absence of a request by the Required Lenders, the Administrative Agent shall have authority, in its sole discretion, to take or not to take any action, unless the Loan Documents specifically require the consent of the Required Lenders, of all of the Syndication Parties or of other specified Persons.

15.6.2 Documents. To execute, seal, acknowledge, and deliver as the Administrative Agent, all such instruments as may be appropriate in connection with the administration of the Loans and the exercise by the Administrative Agent of its various rights with respect thereto.

15.6.3 Proceedings. To initiate, prosecute, defend, and to participate in, actions and proceedings in its name as the Administrative Agent for the ratable benefit of the Syndication Parties.

15.6.4 Retain Professionals. To retain attorneys, accountants, and other professionals to provide advice and professional services to the Administrative Agent, with their fees and expenses reimbursable to the Administrative Agent by Syndication Parties pursuant to Section 15.18 hereof.

15.6.5 Incidental Powers. To exercise powers reasonably incident to the Administrative Agent’s discharge of its duties enumerated in Section 15.7 hereof.

15.7 Duties of the Administrative Agent. The duties of the Administrative Agent hereunder shall consist of the following:

15.7.1 Possession of Documents. To safekeep one original of each of the Loan Documents other than the Notes (which will be in the possession of the Syndication Party named as payee therein).

15.7.2 Distribute Payments. To receive and distribute to the Syndication Parties payments made by Borrower pursuant to the Loan Documents, as provided in Article 6 hereof. Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to any Syndication Party hereunder that Borrower will not make such payment in full, the Administrative Agent may assume that Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Syndication Party on such due date an amount equal to the amount then due such Syndication Party. If and to the extent Borrower shall not have so made such payment in full to the Administrative Agent, each Syndication Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Syndication Party together with interest thereon, for each day from the date such amount is distributed to such Syndication Party until the date such Syndication Party repays such amount to the Administrative Agent at the customary rate set by the Administrative Agent for the correction of errors among banks for three (3) Banking Days and thereafter at the Base Rate.

15.7.3 Loan Administration. Subject to the provisions of Section 15.10 hereof, to, on behalf of and for the ratable benefit of all Syndication Parties, exercise all rights, powers, privileges, and discretion to which the Administrative Agent is entitled and elects in its sole discretion to administer the Loans, including, without limitation: (a) monitor all borrowing activity, issuances of Letters of Credit, Individual 5-Year Commitment balances, and maturity dates of all LIBO Rate Loans; (b) monitor and report Credit Agreement and covenant compliance, and coordinate required credit actions by the Syndication Parties (including Voting Participants where applicable); (c) manage the process for future waivers and amendments if modifications to the Credit Agreement are required; and (d) administer, record, and process all assignments to be made for the current and future Syndication Parties (including the preparation of a revised Schedule 1 to replace the previous Schedule 1).

15.7.4 Determination of Individual Lending Capacity and Individual 5-Year Pro Rata Shares. The Administrative Agent shall calculate the respective Individual 5-Year Lending Capacity and Individual 5-Year Pro Rata Share of each Syndication Party from time to time as it deems necessary or appropriate in its sole discretion, and such determinations shall be binding on the parties hereto absent manifest error.

15.7.5 Forwarding of Information. The Administrative Agent shall, within a reasonable time after receipt thereof, forward to the Syndication Parties and Voting Participants notices and reports provided to the Administrative Agent by Borrower pursuant to Section 11.2 hereof.

15.8 Action Upon Default. Each Syndication Party agrees that upon its learning of any facts which would constitute a Potential Default or Event of Default, it shall promptly notify the Administrative Agent by a writing designated as a notice of default specifying in detail the nature of such facts and default, and the Administrative Agent shall promptly send a copy of such notice to all other Syndication Parties. The Administrative Agent shall be entitled to assume that no Event of Default or Potential Default has occurred or is continuing unless it has received written notice from Borrower of such fact, or has received written notice of default from a Syndication Party. In the event the Administrative Agent has received written notice of the occurrence of a Potential Default or Event of Default as provided in the preceding sentences, the Administrative Agent may, but is not required to exercise or refrain from exercising any rights which may be available under the Loan Documents or at law on account of such occurrence and shall be entitled to use its discretion with respect to exercising or refraining from exercising any such rights, unless and until the Administrative Agent has received specific written instruction from the Required Lenders to refrain from exercising such rights or to take specific designated action, in which case it shall follow such instruction; provided that the Administrative Agent shall not be required to take any action which will subject it to personal liability, or which is or may be contrary to any provision of the Loan Documents or applicable law. The Administrative Agent shall not be subject to any liability by reason of its acting or refraining from acting pursuant to any such instruction.

15.8.1 Indemnification as Condition to Action. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Syndication Parties under Section 15.19 hereof in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

15.9 Bid Agent’s Appointment, Power, Authority, Duties and Resignation or Removal; Fee. Each of the Syndication Parties hereby designates and appoints the Bid Agent to act as such and to take such action on behalf of such Syndication Party with respect to the acceptance and processing of Bid Requests and Bids as provided herein, as well as to exercise such powers and to perform such duties as are reasonably incidental thereto, and to receive and benefit from such fees and indemnifications as are provided for or set forth herein, until such time as a successor is appointed and qualified to act as the Bid Agent. The Bid Agent shall have such duties as specified in this Credit Agreement. The resignation, removal, and designation of a successor for the Bid Agent shall be in accordance with the procedures set forth in Section 15.22 hereof with respect to the Administrative Agent. The Bid Agent and any successor Bid Agent shall be entitled to such fee as agreed upon between Borrower and the Bid Agent for acting as the Bid Agent. The indemnification, expense and exculpatory provisions in this Credit Agreement with respect to the Administrative Agent shall apply equally to the Bid Agent, as applicable.

15.10 Consent Required for Certain Actions. Notwithstanding the fact that this Credit Agreement may otherwise provide that the Administrative Agent may act at its discretion, the Administrative Agent may not take any of the following actions (nor may the Syndication Parties take the action described in Subsection 15.10.1(a)) with respect to, or under, the Loan Documents without the prior written consent, given after notification by the Administrative Agent of its intention to take any such action (or notification by such Syndication Parties as are proposing the action described in Subsection 15.10.1(a) of their intention to do so), of:

15.10.1 Unanimous. Each of the Syndication Parties and Voting Participants before:

(a) Amending the definition of Required Lenders as set forth herein or amending Subsections 15.10.1, 15.10.2, or 15.10.3;

(b) Agreeing to an extension of the 5-Year Maturity Date, or, except as provided in Section 2.10, an increase in the 5-Year Commitment or any Syndication Party’s share thereof; or

(c) Agreeing to a reduction in the amount, or to a delay in the due date, of any payment by Borrower of interest, principal, or fees with respect to the 5-Year Facility; provided, however, this restriction shall not apply to a delay in payment granted by the Administrative Agent in the ordinary course of administration of the Loans and the exercise of reasonable judgment, so long as such payment delay does not exceed five (5) days; or

(d) Amending Section 6.6 or 15.13 hereof.

15.10.2 Required Lenders. The Required Lenders before:

(a) Consenting to any action, amendment, or granting any waiver not covered in Subsections 15.10.1 or 15.10.3; or

(b) Agreeing to amend Article 15 of this Credit Agreement (other than Subsections 15.10.1, 15.10.2, or 15.10.3).

15.10.3 Action Without Vote. Notwithstanding any other provisions of this Section, the Administrative Agent or, with respect to Subsection 15.10.3(b) hereof, the Letter of Credit Bank and the Administrative Agent, may take the following actions without obtaining the consent of the Syndication Parties or the Voting Participants:

(a) Determining (i) whether the conditions to a 5-Year Advance have been met, and (ii) the amount of such 5-Year Advance;

(b) Determining (i) whether the conditions and procedures as set forth in Article 4 hereof for issuance of a Committed Letter of Credit have been properly satisfied, (ii) the amount of such Letter of Credit and (iii) the determination and implementation of any LC Separation Arrangements;

(c) Determining whether the Bid Advance conditions and procedures as set forth in Article 3 hereof have been properly satisfied.

15.10.4 Voting Participants. Under the circumstances set forth in Section 15.28 hereof, each Voting Participant shall be accorded voting rights as though such Person was a Syndication Party, and in such case the voting rights of the Syndication Party from which such Voting Participant acquired its participation interest shall be reduced accordingly.

If no written consent or denial is received from a Syndication Party or a Voting Participant within five (5) Banking Days after written notice of any proposed action as described in this Section is delivered to such Syndication Party or Voting Participant by the Administrative Agent, such Syndication Party or Voting Participant shall be conclusively deemed to have consented thereto for the purposes of this Section.

15.11 Distribution of Principal and Interest. The Administrative Agent may, in its sole discretion, receive and accept all or any payments (including prepayments) of principal and interest made by Borrower on the Loans in an account segregated from the Administrative Agent’s other funds and accounts (“Payment Account”). After the receipt by the Administrative Agent of any payment representing interest or principal on the Loans, the Administrative Agent shall remit to each Syndication Party its share of such payment as provided in Article 6 hereof (“Payment Distribution”), no later than 3:00 P.M. (Central time) on the same Banking Day as such payment is received by the Administrative Agent if received no later than 1:00 P.M. (Central time) or the next Banking Day if received by the Administrative Agent thereafter. Any Syndication Party’s rights to its Payment Distribution shall be subject to the rights of any Contributing Syndication Parties to such amounts as set forth in Section 15.4 hereof.

15.12 Distribution of Certain Amounts. The Administrative Agent shall (a) receive for the benefit of all present and future Syndication Parties, in the Payment Account (if applicable) and (b) remit to the applicable Syndication Parties, as indicated, the amounts described below:

15.12.1 Funding Losses. To each Syndication Party its share of the amount of any Funding Losses paid by Borrower to the Administrative Agent in accordance with the Funding Loss Notice such Syndication Party provided to the Administrative Agent, no later than 3:00 P.M. (Central time) on the same Banking Day that payment of such Funding Losses is received by the Administrative Agent, if received no later than 1:00 P.M. (Central time), or the next Banking Day if received by the Administrative Agent thereafter.

15.12.2 Fees. To each Syndication Party its share of any 5-Year Facility Fees paid by Borrower to the Administrative Agent, no later than 3:00 P.M. (Central time) on the same Banking Day that payment of such fees is received by the Administrative Agent, if received no later than 1:00 P.M. (Central time), or the next Banking Day if received by the Administrative Agent thereafter.

15.13 Sharing; Collateral Application. The Syndication Parties shall have no interest in any other loans made to Borrower by any other Syndication Party other than the Loans, or in any property taken as security for any other loan or loans made to Borrower by any other Syndication Party, or in any property now or hereinafter in the possession or control of any other Syndication Party, which may be or become security for the Loans solely by reason of the provisions of a security instrument that would cause such security instrument and the property covered thereby to secure generally all indebtedness owing by Borrower to such other Syndication Party. Notwithstanding the foregoing, to the extent such other Syndication Party applies such funds or the proceeds of such property to reduction of one or more of the Loans, such other Syndication Party shall share such funds or proceeds with all Syndication Parties according to their respective Individual 5-Year Commitments. In the event that any Syndication Party shall obtain payment, whether partial or full, from any source in respect of one or more of the Loans other than as provided in this Credit Agreement, including without limitation payment by reason of the exercise of a right of offset, banker’s lien, general lien, or counterclaim, such Syndication Party shall promptly make such adjustments (which may include payment in cash or the purchase of further Syndication Interests or participations in the Loans) to the end that such excess payment shall be shared with all other Syndication Parties in accordance with their respective Individual 5-Year Commitments. Notwithstanding any of the foregoing provisions of this Section or Article 8 hereof, no Syndication Party (other than CoBank or a Farm Credit System Institution, as applicable) shall have any right to, or to the proceeds of, or any right to the application to any amount owing to such Syndication Party hereunder of any the proceeds of, (a) any Bank Equity Interests issued to Borrower by CoBank or on account of any statutory lien held by CoBank on such Bank Equity Interests, or (b) any Bank Equity Interests issued to Borrower by any Farm Credit System Institution which is a Syndication Party hereunder or on account of any statutory lien held by such Farm Credit System Institution on such Bank Equity Interests.

15.14 Amounts Required to be Returned. If the Administrative Agent, in its sole discretion, elects to make any payment to a Syndication Party in anticipation of the receipt of final funds from Borrower, and such funds are not received from Borrower, or if excess funds are paid by the Administrative Agent to any Syndication Party as the result of a miscalculation by the Administrative Agent, then such Syndication Party shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent any such amounts, plus interest thereon (from the day such amounts were transferred by the Administrative Agent to the Syndication Party to, but not including, the day such amounts are returned by Syndication Party) at a rate per annum equal to the customary rate set by the Administrative Agent for the correction of errors among banks for three (3) Banking Days and thereafter at the Base Rate. If the Administrative Agent is required at any time to return to Borrower or a trustee, receiver, liquidator, custodian, or similar official any portion of the payments made by Borrower to the Administrative Agent, whether pursuant to any bankruptcy or insolvency law or otherwise, then each Syndication Party shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent any such payments transferred to such Syndication Party by the Administrative Agent but without interest or penalty (unless the Administrative Agent is required to pay interest or penalty on such amounts to the person recovering such payments).

15.15 Information to Syndication Parties; Confidentiality. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the Consolidated Subsidiaries that is communicated to or obtained by the Administrative Agent. The Syndication Parties acknowledge and agree that all information and reports received pursuant to this Credit Agreement will be received in confidence in connection with their Syndication Interest, and that such information and reports constitute confidential information and shall not, without the prior written consent of the Administrative Agent or Borrower (which consent will not be unreasonably withheld, provided that Borrower shall have no consent rights upon the occurrence and during the continuance of an Event of Default), be (a) disclosed to any third party (other than the Administrative Agent, the Bid Agent, another Syndication Party or potential Syndication Party, or a participant or potential participant in the interest of a Syndication Party, which disclosure is hereby approved by Borrower), except pursuant to appropriate legal or regulatory process, or (b) used by the Syndication Party except in connection with the Loans and their respective Syndication Interests.

15.16 Reliance; No Other Duties. The Administrative Agent shall not be liable to Syndication Parties or any other Person for any error in judgment or for any action taken or not taken by the Administrative Agent or its agents, directors, officers, employees or representatives (including without limitation any duties of the Administrative Agent under Section 15.7), except to the extent that a court of competent jurisdiction renders a final non-appealable judgment that any of the foregoing resulted from the gross negligence or willful misconduct of the Administrative Agent. Without limiting the foregoing, the Administrative Agent may rely on the advice of counsel, accountants or experts and on any written document or oral statement it believes to be genuine and correct and to have been signed or sent by the proper Person or Persons. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made by any other Person in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance by any other Person of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 10 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

15.17 No Trust or Fiduciary Relationship. Neither the execution of this Credit Agreement, nor the sharing in the Loans, nor the holding of the Loan Documents in its name by the Administrative Agent, nor the management and administration of the Loans and Loan Documents by the Administrative Agent ( holding certain payments and proceeds in the Payment Account for the benefit of the Syndication Parties), nor any other right, duty or obligation of the Administrative Agent under or pursuant to this Credit Agreement is intended to be or create, and none of the foregoing shall be construed to be or create, any express, implied or constructive trust or fiduciary relationship between the Administrative Agent or the Bid Agent and any Syndication Party. Each Syndication Party hereby agrees and stipulates that neither the Administrative Agent nor the Bid Agent is acting as trustee or fiduciary for such Syndication Party with respect to the Loans, this Credit Agreement, or any aspect of either, or in any other respect.

15.18 Sharing of Costs and Expenses. To the extent not paid by Borrower, each Syndication Party will promptly upon demand reimburse the Administrative Agent for its proportionate share (based on the ratio of its Individual 5-Year Commitment to the 5-Year Commitment), for all reasonable costs, disbursements, and expenses incurred by the Administrative Agent on or after the date of this Credit Agreement for legal, accounting, consulting, and other services rendered to the Administrative Agent in its role as the Administrative Agent in the administration of the Loans, interpreting the Loan Documents, and protecting, enforcing, or otherwise exercising any rights, both before and after default by Borrower under the Loan Documents, and including, without limitation, all costs and expenses incurred in connection with any bankruptcy proceedings and the exercise of any remedies with respect to the Cash Collateral Account or otherwise.

15.19 Syndication Parties’ Indemnification of the Administrative Agent and Bid Agent. Each of the Syndication Parties agrees to indemnify the Administrative Agent, including any Successor Agent, and the Bid Agent, in each case in its capacity as such, and their respective directors, officers, employees, agents, professional advisers and representatives (“Indemnified Agency Parties”) (to the extent not reimbursed by Borrower, and without in any way limiting the obligation of Borrower to do so), ratably (based on the ratio of its Individual 5-Year Commitment to the 5-Year Commitment), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans and/or the expiration or termination of this Credit Agreement) be imposed on, incurred by or asserted against the Administrative Agent or the Bid Agent (or any of the Indemnified Agency Parties while acting for the Administrative Agent or for any Successor Agent) in any way relating to or arising out of this Credit Agreement or the Loan Documents, or the performance of the duties of the Administrative Agent or the Bid Agent hereunder or thereunder or any action taken or omitted while acting in the capacity of the Administrative Agent or the Bid Agent under or in connection with any of the foregoing; provided that the Syndication Parties shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Indemnified Agency Party to the extent that a court of competent jurisdiction renders a final non-appealable judgment that the foregoing are the result of the willful misconduct or gross negligence of such Indemnified Agency Party. The agreements and obligations in this Section shall survive the payment of the Loans and the expiration or termination of this Credit Agreement.

15.20 Books and Records. The Administrative Agent shall maintain such books of account and records relating to the Loans as it reasonably deems appropriate in its sole discretion, and which shall accurately reflect the Syndication Interest of each Syndication Party and shall be conclusive and binding on the Borrower and the Syndication Parties absent manifest error. The Syndication Parties, or their agents, may inspect such books of account and records at all reasonable times during the Administrative Agent’s regular business hours.

15.21 Administrative Agent Fee. The Administrative Agent and any Successor Agent shall be entitled to such fees as agreed upon between Borrower and the Administrative Agent for acting as the Administrative Agent.

15.22 The Administrative Agent’s Resignation or Removal. Subject to the appointment and acceptance of a Successor Agent (as defined below), the Administrative Agent may resign at any time by notifying each of the Syndication Parties and Borrower. After the receipt of such notice, the Required Lenders shall appoint a successor (“Successor Agent”). If (a) no Successor Agent shall have been so appointed which is either (i) a Syndication Party, or (ii) if not a Syndication Party, which is a Person approved by Borrower, such approval not to be unreasonably withheld (provided that Borrower shall have no approval rights upon the occurrence and during the continuance of an Event of Default), or (b) such Successor Agent has not accepted such appointment, in either case within thirty (30) days after the retiring Administrative Agent’s giving of such notice of resignation, then the retiring Administrative Agent may, after consulting with, but without obtaining the approval of, Borrower, appoint a Successor Agent which shall be a bank or a trust company organized under the laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profit of at least $250,000,000. If no Successor Agent has been appointed pursuant to the immediately preceding sentence by the forty-fifth (45th) day after the giving of such notice of resignation, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a Successor Agent. If, and for so long as, the Person acting as Administrative Agent is a Defaulting Syndication Party, such Person may be removed as Administrative Agent upon the written demand of the Required Lenders, which demand shall also appoint a Successor Agent. Upon the appointment of a Successor Agent hereunder, (a) the term “Administrative Agent” shall for all purposes of this Credit Agreement thereafter mean such Successor Agent, and (b) the Successor Agent shall notify Borrower of its identity and of the information called for in Subsection 16.4.2 hereof. Any such resignation by the Administrative Agent hereunder, unless otherwise agreed by the resigning Administrative Agent, shall also constitute its resignation as the Letter of Credit Bank and the Overnight Lender, as applicable, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Overnight Advances hereunder and (y) shall maintain all of its rights as Letter of Credit Bank or Overnight Lender, as the case may be, with respect to any Letters of Credit issued by it, or Overnight Advances made by it, prior to the date of such resignation. The fees payable by the Borrower to a Successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such Successor Agent. After any retiring Administrative Agent’s resignation hereunder as the Administrative Agent, or the removal hereunder of any Administrative Agent, the provisions of this Credit Agreement shall continue to inure to the benefit of such Administrative Agent as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Credit Agreement.

15.23 Representations and Warranties of Syndication Parties. The Administrative Agent, the Bid Agent, and each Syndication Party represents and warrants that: (a) the execution and delivery by it of, and performance of its obligations under, this Credit Agreement is within its power and has been duly authorized by all necessary corporate and other action by it; (b) the execution and delivery by it of, and performance of its obligations under, this Credit Agreement is in material compliance with all applicable laws and regulations promulgated under such laws and does not conflict with nor constitute a breach of its charter or by-laws nor any agreements by which it is bound, and does not violate any judgment, decree or governmental or administrative order, rule or regulation applicable to it; (c) no approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by it in connection with the execution and delivery of, and performance of its obligations under, this Credit Agreement; and (d) this Credit Agreement has been duly executed by it, and, to its knowledge, constitutes the legal, valid, and binding obligation of such Person, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity). Each Syndication Party that is a state or national bank represents and warrants that the act of entering into and performing its obligations under this Credit Agreement has been approved by its board of directors or its loan committee and such action was duly noted in the written minutes of the meeting of such board or committee, and that it will, upon the Administrative Agent’s written request following such Syndication Party’s default under any of its obligations hereunder, furnish the Administrative Agent with a certified copy of such minutes or an excerpt therefrom reflecting such approval.

15.24 Representations and Warranties of CoBank. Except as expressly set forth in Section 15.23 hereof, CoBank, in its role as a Syndication Party and as the Administrative Agent, makes no express or implied representation or warranty and assumes no responsibilities with respect to the due authorization, execution, or delivery of the Loan Documents; the accuracy of any information, statements, or certificates provided by Borrower; the legality, validity, or enforceability of the Loan Documents; the filing or recording of any document; the collectibility of the Loans; the performance by Borrower of any of its obligations under the Loan Documents; or the financial condition or solvency of Borrower or any other party obligated with respect to the Loans or the Loan Documents.

15.25 Syndication Parties’ Independent Credit Analysis. Each Syndication Party acknowledges receipt of true and correct copies of all Loan Documents (other than any Note payable to another Syndication Party) from the Administrative Agent. Each Syndication Party agrees and represents that it has relied upon its independent review (a) of the Loan Documents, and (b) any information independently acquired by such Syndication Party from Borrower or otherwise in making its decision to acquire an interest in the Loans independently and without reliance on the Administrative Agent or Bid Agent. Each Syndication Party represents and warrants that it has obtained such information as it deems necessary (including any information such Syndication Party independently obtained from Borrower or others) prior to making its decision to acquire an interest in the Loans. Each Syndication Party further agrees and represents that it has made its own independent analysis and appraisal of and investigation into each Borrower’s authority, business, operations, financial and other condition, creditworthiness, and ability to perform its obligations under the Loan Documents and has relied on such review in making its decision to acquire an interest in the Loans. Each Syndication Party agrees that it will continue to rely solely upon its independent review of the facts and circumstances related to Borrower, and without reliance upon the Administrative Agent, in making future decisions with respect to all matters under or in connection with the Loan Documents and the Loans. The Administrative Agent assumes no responsibility for the financial condition of Borrower or for the performance of Borrower’s obligations under the Loan Documents. Except as otherwise expressly provided herein, none of the Administrative Agent, the Bid Agent or any Syndication Party shall have any duty or responsibility to furnish to any other Syndication Parties any credit or other information concerning Borrower which may come into its possession.

15.26 No Joint Venture or Partnership. Neither the execution of this Credit Agreement, the sharing in the Loans, nor any agreement to share in payments or losses arising as a result of this transaction is intended to be or to create, and the foregoing shall not be construed to be, any partnership, joint venture or other joint enterprise between the Administrative Agent and any Syndication Party, nor between or among any of the Syndication Parties.

15.27 Restrictions on Transfer; Participations. Each Syndication Party other than CoBank agrees that it will not sell, assign, convey or otherwise dispose of (“Transfer”) to any Person, or create or permit to exist any lien or security interest on all or any part of its Syndication Interest, without the prior written consent of the Administrative Agent and Borrower (which consent will not be unreasonably withheld, provided that Borrower shall have no approval rights upon the occurrence and during the continuance of an Event of Default); provided that: (a) any such Transfer of Loans or Individual 5-Year Commitments (except a Transfer to another Syndication Party or a Transfer by CoBank) must be in a minimum amount of $10,000,000.00, unless it Transfers its entire Syndication Interest; (b) each Syndication Party must maintain an Individual 5-Year Commitment of no less than $5,000,000.00, unless it Transfers its entire Syndication Interest; (c) the transferee must execute an agreement substantially in the form of Exhibit 15.27 hereto (“Syndication Acquisition Agreement”) and assume all of the transferor’s obligations hereunder and execute such documents as the Administrative Agent may reasonably require; and (d) the Syndication Party making such Transfer must pay, or cause the transferee to pay, the Administrative Agent an assignment fee of $3,500.00, unless the assignment is to an affiliate of such Syndication Party or to another Syndication Party, in which case no assignment fee will be required. Any Syndication Party may participate any part of its interest in the Loans to any Person with prior written notice to (but without the consent of) the Administrative Agent and Borrower, and each Syndication Party understands and agrees that in the event of any such participation: (x) its obligations hereunder will not change on account of such participation; (y) the participant will have no rights under this Credit Agreement, including, without limitation, voting rights (except as provided in Section 15.28 hereof with respect to Voting Participants) or the right to receive payments or distributions; and (z) the Administrative Agent shall continue to deal directly with the Syndication Party with respect to the Loans (including with respect to voting rights, except as provided in Section 15.28 hereof with respect to Voting Participants) as though no participation had been granted and will not be obligated to deal directly with any participant (except as provided in Section 15.28 hereof with respect to Voting Participants). Notwithstanding any provision contained herein to the contrary, (i) any Syndication Party may at any time pledge all or any portion of its interest in the Loans to any Federal Reserve Bank or central bank having jurisdiction over such Syndication Party or to any Farm Credit Bank, or Transfer its Syndication Interest to an affiliate bank if and to the extent required under applicable law in order to pledge such interest to such central bank and (ii) no Syndication Party shall be permitted to Transfer, or sell a participation in, any part of its Syndication Interest to the Borrower or any of the Borrower’s Subsidiaries. CoBank reserves the right to sell participations on a non-patronage basis.

15.28 Certain Participants’ Voting Rights. Any Farm Credit System Institution which (a) is listed on Exhibit 15.28 or (b)(i) has acquired and, at any time of determination maintains, a participation interest in the minimum aggregate amount of $10,000,000.00 in a particular Syndication Party’s Individual 5-Year Commitment and/or Individual Outstanding 5-Year Obligations and (ii) has been designated in writing by such Syndication Party to the Administrative Agent as having such entitlement (such designation to include for such participant, its name, contact information, and dollar participation amount) (each a “Voting Participant”), shall be entitled to vote (and such Syndication Party’s voting rights shall be correspondingly reduced), on a dollar basis, as if such Voting Participant were a Syndication Party, on any matter requiring or allowing a Syndication Party, to provide or withhold its consent, or to otherwise vote on any proposed action. The voting rights of any Syndication Party so designating a Voting Participant shall be reduced by an equivalent dollar amount.

15.29 Method of Making Payments. Payment and transfer of all amounts owing or to be paid or remitted hereunder, including, without limitation, payment of the Advance Payment by Syndication Parties, and distribution of principal or interest payments or fees or other amounts by the Administrative Agent, shall be by wire transfer in accordance with the instructions contained on Exhibit 15.29 hereto (“Wire Instructions”).

15.30 Events of Syndication Default/Remedies.

15.30.1 Syndication Party Default. Any of the following occurrences, failures or acts, with respect to any of the Syndication Parties shall constitute an “Event of Syndication Default” hereunder by such party (a “Defaulting Syndication Party”): (a) if any representation or warranty made by such party in this Credit Agreement shall be found to have been untrue in any material respect; (b) if such party fails to make any distributions or payments required under this Credit Agreement within five (5) days of the date required; (c) if such party breaches any other covenant, agreement, or provision of this Credit Agreement which breach shall have continued uncured for a period of thirty (30) consecutive days after such breach first occurs, unless a shorter period is required to avoid prejudicing the rights and position of the other Syndication Parties; (d) if such party has notified any Borrower, the Administrative Agent or any Syndication Party in writing that it does not intend to comply with any of its funding obligations under this Credit Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Credit Agreement or under other agreements in which it commits to extend credit; (e) if such party has failed, within five (5) days after request by the Administrative Agent, to confirm that it will comply with the terms of this Credit Agreement relating to its obligations to make any distributions or payments required under this Credit Agreement, unless such failure results from a good faith dispute based on such Syndication Party’s good faith determination that the conditions precedent to funding a 5-Year Advance under this Credit Agreement have not been satisfied and such Syndication Party has notified the Administrative Agent in writing of such determination, provided that any such Syndication Party shall cease to be a Defaulting Syndication Party under this clause (e) upon receipt of such confirmation by the Administrative Agent; (f) if any agency having supervisory authority over such party or its parent, or any creditors thereof, shall file a petition to reorganize or liquidate such party or its parent on or after the date hereof pursuant to any applicable federal or state law or regulation and such petition shall not be discharged or denied within fifteen (15) days after the date on which it is filed; (g) if by the order of a court of competent jurisdiction or by any appropriate supervisory agency, a receiver, trustee or liquidator shall be appointed for such party or its parent or for all or any material part of its property or if such party or its parent shall be declared insolvent; or (h) if such party or its parent shall be dissolved, or shall make an assignment for the benefit of its creditors, or shall file a petition seeking to take advantage of any debtors’ act, including the bankruptcy act, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or liquidator of all or any material part of its property; in the case of clauses (b) through (e) unless the subject of a good faith dispute and such Syndication Party has notified the Administrative Agent in writing of such; provided that a Syndication Party shall not be a Defaulting Syndication Party solely by virtue of the ownership or acquisition of any ownership interest in such Syndication Party or a parent company thereof by a Governmental Authority.

15.30.2 Remedies. Upon the occurrence of an Event of Syndication Default, the non-defaulting Syndication Parties, acting by, or through the direction of, a simple majority (determined based on the ratio of (a) their Individual 5-Year Commitments to (b)(i) the 5-Year Commitment less (ii) the Individual 5-Year Commitment of the defaulting Syndication Party) of the non-defaulting Syndication Parties, may, in addition to any other remedy specifically set forth in this Credit Agreement, have and exercise any and all remedies available generally at law or equity, including the right to damages and to specific performance.

15.30.3 Defaulting Syndication Parties. In furtherance and not in limitation of the foregoing provisions of this Section 15.30, and notwithstanding any other provision of this Credit Agreement (including without limitation Section 6.6, 14.4 and 15.13), if any Syndication Party becomes a Defaulting Syndication Party, then the following provisions shall apply for so long as such Syndication Party is a Defaulting Syndication Party:

(a) except as provided in clause (d) below, the 5-Year Facility Fee and the Committed Letter of Credit Fee shall cease to accrue on the Individual 5-Year Commitment of such Defaulting Syndication Party pursuant to Section 5.5.1;

(b) the Individual 5-Year Commitment of such Defaulting Syndication Party (and any Voting Participant entitled to vote on behalf of such Defaulting Syndication Party) shall not be included in determining whether the Required Lenders have taken or may take any action under this Credit Agreement or the Loan Documents (including any consent to any action, amendment or waiver pursuant to Section 15.10.2); provided that (i) any action, amendment or waiver requiring the consent of all Syndication Parties pursuant to Section 15.10.1 shall require the consent of such Defaulting Syndication Party (or Voting Participant, as applicable) and (ii) any amendment of, or consent or waiver with respect to, this Section 15.30.3 shall require the consent of the Required Lenders and each Defaulting Syndication Party (or Voting Participant, as applicable);

(c) any amount payable to such Defaulting Syndication Party under this Credit Agreement (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Syndication Party pursuant to Section 6.6, 14.4 and 15.13 but excluding clause (d) below) shall, in lieu of being distributed to such Defaulting Syndication Party, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent in the following order of priority: (i) first, to the payment of any amounts owing by such Defaulting Syndication Party to the Administrative Agent hereunder; (ii) second, to the funding of any Loan in respect of which such Defaulting Syndication Party has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Administrative Agent; (iii) third, if so determined by the Administrative Agent, held in such account as cash collateral for future funding obligations of the Defaulting Syndication Party under this Credit Agreement (and applied to such obligations as so determined by the Administrative Agent); and (iv) fourth, to such Defaulting Syndication Party or as otherwise directed by a court of competent jurisdiction, provided, with respect to this clause (iv), that if such payment is (x) a prepayment of the principal amount of any Loans which such Defaulting Syndication Party has funded and (y) made at a time when the conditions set forth in Section 10.2 are satisfied, such payment shall be applied solely to prepay the Loans of all non-Defaulting Syndication Parties on a pro rata basis prior to being applied to the prepayment of the Loans of such Defaulting Syndication Party; and

(d) with respect to such Defaulting Syndication Party’s participating interests in Overnight Advances and Committed Letter of Credit:

(i) the participating interests of such Defaulting Syndication Party in Overnight Advances and Committed Letters of Credit shall be reallocated among the non-Defaulting Syndication Parties on a pro rata basis based on their respective Individual 5-Year Pro Rata Shares (excluding such Defaulting Syndication Party’s Individual 5-Year Commitment for purposes of such calculation), but only to the extent the sum of all non-Defaulting Syndication Parties’ Individual Outstanding 5-Year Obligations plus such Defaulting Syndication Party’s participating interests in Overnight Advances and Committed Letters of Credit does not exceed the aggregate of all non-Defaulting Syndication Parties’ Individual 5-Year Commitments; and

(ii) if the reallocation described in paragraph (i) above cannot, or can only partially, be effected, Borrower shall, within one Banking Day following notice by the Administrative Agent, cash collateralize such Defaulting Syndication Party’s participating interest in the undrawn face amount of outstanding Committed Letters of Credit (after giving effect to any partial reallocation of participating interests pursuant to paragraph (i) above) in a manner reasonably satisfactory to the Letter of Credit Bank and for so long as such Defaulting Syndication Party continues to be a Defaulting Syndication Party; and

(iii) if any Defaulting Syndication Party’s participating interest in Committed Letters of Credit is neither cash collateralized nor reallocated pursuant to this Section 15.30.3(d), then, without prejudice to any rights or remedies of the Letter of Credit Bank hereunder, all 5-Year Facility Fees that otherwise would have been payable to such Defaulting Syndication Party (solely with respect to the portion of such Defaulting Syndication Party’s Individual 5-Year Commitment that was utilized by a participating interest in such Committed Letters of Credit) and Committed Letter of Credit Fees payable under Section 5.5.2 with respect to such Defaulting Syndication Party’s participating interest in Committed Letters of Credit shall be payable to the Letter of Credit Bank until such Committed Letters of Credit are cash collateralized and/or reallocated pursuant to the terms hereof.

In the event that the Administrative Agent determines in its sole discretion that a Defaulting Syndication Party has adequately remedied all matters that caused such Syndication Party to be a Defaulting Syndication Party, then on such date such Syndication Party shall purchase at par such of the Loans and Syndication Interest (and participating interests in Committed Letters of Credit and Overnight Advances) of the other Syndication Parties as the Administrative Agent shall determine may be necessary in order for such Syndication Party to hold Loans and a Syndication Interest in proportion to its Individual 5-Year Pro Rata Share and its Individual 5-Year Commitment.

15.31 Withholding Taxes. Each Syndication Party represents that under the applicable law in effect as of the date it becomes a Syndication Party, it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Administrative Agent and to Borrower such forms, certifications, statements and other documents as the Administrative Agent or Borrower may request from time to time to evidence such Syndication Party’s exemption from the withholding of any tax imposed by any jurisdiction or to enable the Administrative Agent or Borrower, as the case may be, to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, each Syndication Party that was not created or organized under the laws of the United States of America or any state or other political subdivision thereof (“Non-US Lender”), shall, on the Closing Date, or upon its becoming a Syndication Party (for Persons that were not Syndication Parties on the Closing Date), furnish to the Administrative Agent and Borrower two original copies of IRS Form W-8BEN, W-8ECI, 4224, or Form 1001, as appropriate (or any successor forms), or such other forms, certifications, statements of exemption, or documents as may be required by the IRS or by the Administrative Agent or Borrower, in their reasonable discretion, duly executed and completed by such Syndication Party, to establish, and as evidence of, such Syndication Party’s exemption from the withholding of United States tax with respect to any payments to such Syndication Party of interest or fees payable under any of the Loan Documents. Further, each Non-US Lender hereby agrees, from time to time after the initial delivery by such Syndication Party of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Syndication Party shall promptly (a) deliver to the Administrative Agent and to Borrower two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Syndication Party, together with any other certificate or statement of exemption required in order to confirm or establish that such Syndication Party is not subject to United States withholding tax with respect to payments to such Syndication Party under the Loan Documents or (b) notify the Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence. Notwithstanding anything herein to the contrary, Borrower shall not be obligated to make any payments hereunder to such Syndication Party until such Syndication Party shall have furnished to the Administrative Agent and Borrower each requested form, certification, statement or document.

15.32 Replacement of Holdout Lender or Defaulting Syndication Party. If any action to be taken by the Syndication Parties or the Administrative Agent hereunder requires the unanimous consent, authorization, or agreement of all Syndication Parties and Voting Participants, and the consent, authorization or agreement of the Required Lenders has been obtained but a Syndication Party or Voting Participant (“Holdout Lender”) fails to give its consent, authorization, or agreement, or if any Syndication Party shall become a Defaulting Syndication Party, then the Administrative Agent, upon at least five (5) Banking Days prior notice to the Holdout Lender or upon one (1) Banking Day’s prior notice to the Defaulting Syndication Party, may permanently replace the Holdout Lender or Defaulting Syndication Party with one or more substitute Syndication Parties (each, a “Replacement Lender”), and the Holdout Lender or Defaulting Syndication Party shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender or Defaulting Syndication Party shall specify an effective date for such replacement, which date shall not be later than fifteen (15) Banking Days after the date such notice is given. Prior to the effective date of such replacement, the Holdout Lender or Defaulting Syndication Party and each Replacement Lender shall execute and deliver a Syndication Acquisition Agreement, subject only to the Holdout Lender or Defaulting Syndication Party being repaid its full share of the outstanding Bank Debt without any premium, discount, or penalty of any kind whatsoever. If the Holdout Lender or Defaulting Syndication Party shall refuse or fail to execute and deliver any such Syndication Acquisition Agreement prior to the effective date of such replacement, the Holdout Lender or Defaulting Syndication Party shall be deemed to have executed and delivered such Syndication Acquisition Agreement. The replacement of any Holdout Lender or, to the extent possible, any Defaulting Syndication Party, shall be made in accordance with the terms of Section 15.27 hereof. Until such time as the Replacement Lenders shall have acquired all of the Syndication Interest of the Holdout Lender or Defaulting Syndication Party hereunder and under the other Loan Documents, the Holdout Lender or Defaulting Syndication Party shall remain obligated to provide the Holdout Lender’s or Defaulting Syndication Party’s Funding Share of Advances. In the event that the Holdout Lender or Defaulting Syndication Party is a Voting Participant, (a) the Syndication Party through which such Voting Participant acquired its interest shall have the first option to repurchase such participation interest and be the Replacement Lender; provided (b) if the Syndication Party through which such Voting Participant acquired its interest does not, within five (5) Banking Days (or one (1) Banking Day, as applicable) after the Administrative Agent has given notice to the Holdout Lender (or Defaulting Syndication Party) as provided above, elect to become the Replacement Lender, then such Syndication Party shall cancel or re-acquire such Voting Participant’s interest and shall sell to the Replacement Lender(s) an interest in its Individual 5-Year Commitment equivalent to the Voting Participant interest.

15.33 Amendments Concerning Agency Function. None of the Administrative Agent, the Bid Agent, the Letter of Credit Bank or the Overnight Lender shall be bound by any waiver, amendment, supplement or modification of this Credit Agreement or any other Loan Document which affects its rights, duties or obligations hereunder or thereunder unless it shall have given its prior written consent thereto.

15.34 Agent Duties and Liabilities. None of the Joint Lead Arrangers, Bookrunner, Syndication Agent, or Co-Documentation Agent shall, in their capacity as such, have any powers, duties, responsibilities or liabilities with respect to this Credit Agreement or the transactions contemplated herein. Without limiting the foregoing, none of the Joint Lead Arrangers, Bookrunner, Syndication Agent, or Co-Documentation Agent shall be subject to any fiduciary or other implied duties, or have any liability to any Person for acting as such. Nothing in this Section shall be construed to relieve the Joint Lead Arrangers, Bookrunner, Syndication Agent, or Co-Documentation Agent of their duties, responsibilities and liabilities arising out of their capacity as Syndication Parties.

15.35 Further Assurances. The Administrative Agent and each Syndication Party agree to take whatever steps and execute such documents as may be reasonable and necessary to implement this Article 15 and to carry out fully the intent thereof.

ARTICLE 16. MISCELLANEOUS

16.1 Costs and Expenses. To the extent permitted by law, Borrower agrees to pay to the Administrative Agent and the Syndication Parties, on demand, all out-of-pocket costs and expenses (a) incurred by the Administrative Agent (including, without limitation, the reasonable fees and expenses of counsel retained by the Administrative Agent, and including fees and expenses incurred for consulting, appraisal, engineering, inspection, and environmental assessment services) in connection with the preparation, negotiation, and execution of the Loan Documents and the transactions contemplated thereby, and processing the 5-Year Borrowing Notices; and (b) incurred by the Administrative Agent or any Syndication Party (including, without limitation, the reasonable fees and expenses of counsel retained by the Administrative Agent and the Syndication Parties) in connection with the enforcement or protection of the Syndication Parties’ rights under the Loan Documents upon the occurrence of an Event of Default or upon the commencement of an action by Borrower against the Administrative Agent or any Syndication Party, including without limitation collection of the Loan (regardless of whether such enforcement or collection is by court action or otherwise). Borrower shall not be obligated to pay the costs or expenses of any Person whose only interest in the Loan is as a holder of a participation interest. In addition, to the extent permitted by law, Borrower agrees to pay to the Bid Agent, on demand, all out-of-pocket costs and expenses incurred by the Bid Agent in connection with the processing of Bid Rate Loans, including the Bid Requests, Bids, Bid Results Notices, and Bid Selection Notices and the procedures related thereto.

16.2 Service of Process and Consent to Jurisdiction. Borrower and each Syndication Party hereby agrees that any litigation with respect to this Credit Agreement or to enforce any judgment obtained against such Person for breach of this Credit Agreement or under the Notes or other Loan Documents may be brought in any New York State court or (if applicable subject matter jurisdictional requirements are present) Federal court of the United States of America, in each case sitting in New York County, New York, and any appellate court from any thereof, as the Administrative Agent may elect; and, by execution and delivery of this Credit Agreement, Borrower and each Syndication Party irrevocably submits to such jurisdiction. With respect to litigation concerning this Credit Agreement or under the Notes or other Loan Documents, Borrower and each Syndication Party hereby irrevocably appoints, until six (6) months after the expiration of the 5-Year Maturity Date (as it may be extended at anytime), CT Corporation, or such other Person as it may designate to the Administrative Agent, in each case with offices in New York, New York and otherwise reasonably acceptable to the Administrative Agent to serve as the agent of Borrower or such Syndication Party to receive for and on its behalf at such agent’s New York, New York office, service of process, which service may be made by mailing a copy of any summons or other legal process to such Person in care of such agent. Borrower and each Syndication Party agrees that it shall maintain a duly appointed agent in New York, New York for service of summons and other legal process as long as it remains obligated under this Credit Agreement and shall keep the Administrative Agent advised in writing of the identity and location of such agent. The receipt by such agent and/or by Borrower or such Syndication Party, as applicable, of such summons or other legal process in any such litigation shall be deemed personal service and acceptance by Borrower or such Syndication Party, as applicable, for all purposes of such litigation. The Borrower and each Syndication Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

16.3 Jury Waiver. IT IS MUTUALLY AGREED BY AND BETWEEN THE ADMINISTRATIVE AGENT, THE BID AGENT, EACH SYNDICATION PARTY, AND BORROWER THAT THEY EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST ANY OTHER PARTY ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS CREDIT AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS.

16.4 Notices. All notices, requests and demands required or permitted under the terms of this Credit Agreement shall be in writing and (a) shall be addressed as set forth below or at such other address as either party shall designate in writing, (b) shall be deemed to have been given or made: (i) if delivered personally, immediately upon delivery, (ii) if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt, (iii) if by electronic mail transmission, unless the Administrative Agent otherwise prescribes, immediately upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return electronic mail (other than an automatically generated reply), or other written acknowledgement), provided that if such notice or other communication is not sent during normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of the next Banking Day for the recipient, (iv) if by nationally recognized overnight courier service with instructions to deliver the next Banking Day, one (1) Banking Day after sending, and (v) if by United States Mail, certified mail, return receipt requested, five (5) days after mailing.

16.4.1	Borrower:

CHS Inc. 5500 Cenex Drive
Inver Grove Heights, Minnesota 55077
FAX: (651) 355-4554
Attention: Executive Vice President and Chief Financial Officer
e-mail address: john.schmitz@chsinc.com

with a copy to:
CHS Inc. 5500 Cenex Drive
Inver Grove Heights, Minnesota 55077
FAX: (651) 355-4554
Attention: Sr. Vice President and General Counsel
e-mail address: david.kastelic@chsinc.com

16.4.2	Administrative Agent:

CoBank, ACB 5500 South Quebec Street Greenwood Village, Colorado 80111 FAX: (303) 694-5830 Attention: Administrative Agent
e-mail address: MB—CapitalMarkets@cobank.com

	16.4.3	Bid Agent:

CoBank, ACB 5500 South Quebec Street Greenwood Village, Colorado 80111 FAX: (303) 740-4100 Attention: Bid Agent e-mail address:
16.4.4	Syndication Parties:

See signature pages hereto and to each Syndication Acquisition Agreement.

16.5 Liability of Administrative Agent and Bid Agent. Neither the Administrative Agent nor the Bid Agent shall have any liabilities or responsibilities to Borrower or any Subsidiary on account of the failure of any Syndication Party to perform its obligations hereunder or to any Syndication Party on account of the failure of Borrower or any Subsidiary to perform their respective obligations hereunder or under any other Loan Document.

16.6 Successors and Assigns. This Credit Agreement shall be binding upon and inure to the benefit of Borrower, the Administrative Agent, the Bid Agent, and the Syndication Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all of the Syndication Parties.

16.7 Severability. In the event any one or more of the provisions contained in this Credit Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

16.8 Entire Agreement. This Credit Agreement (together with all exhibits hereto, which are incorporated herein by this reference) and the other Loan Documents represent the entire understanding of the Administrative Agent, the Bid Agent, each Syndication Party, and Borrower with respect to the subject matter hereof and shall replace and supersede any previous agreements of the parties with respect to the subject matter hereof.

16.9 Applicable Law. TO THE EXTENT NOT GOVERNED BY FEDERAL LAW, THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

16.10 Captions. The captions or headings in this Credit Agreement and any table of contents hereof are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Credit Agreement.

16.11 Complete Agreement; Amendments. THIS CREDIT AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS ARE INTENDED BY THE PARTIES HERETO TO BE A COMPLETE AND FINAL EXPRESSION OF THEIR AGREEMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS ORAL AGREEMENT. THE ADMINISTRATIVE AGENT, THE BID AGENT, EACH SYNDICATION PARTY, AND BORROWER ACKNOWLEDGE AND AGREE THAT NO UNWRITTEN ORAL AGREEMENT EXISTS BETWEEN THEM WITH RESPECT TO THE SUBJECT MATTER OF THIS CREDIT AGREEMENT. This Credit Agreement may not be modified or amended unless such modification or amendment is in writing and is signed by Borrower, the Administrative Agent, the Bid Agent, and the requisite Syndication Parties necessary to approve such modification or amendment pursuant to Section 15.10 hereof) (and each such modification or amendment shall thereupon be binding on the Borrower, the Administrative Agent, the Bid Agent, all Syndication Parties and all other parties to this Credit Agreement). Borrower agrees that it shall reimburse the Administrative Agent for all fees and expenses incurred by the Administrative Agent in retaining outside legal counsel in connection with any amendment or modification to this Credit Agreement requested by Borrower.

16.12 Additional Costs of Maintaining Loan. Borrower shall pay to the Administrative Agent from time to time such amounts as the Administrative Agent may determine to be necessary to compensate any Syndication Party for any increase in costs to such Syndication Party which the Administrative Agent determines, based on information presented to it by such Syndication Party, are attributable to such Syndication Party’s making or maintaining an Advance hereunder or its obligation to make such Advance, or any reduction in any amount receivable by such Syndication Party under this Credit Agreement in respect to such Advance or such obligation (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any change after the date of this Credit Agreement in United States federal, state, municipal, or foreign laws or regulations (including Regulation D of the Federal Reserve Board), or the adoption or making after such date of any interpretations, directives, or requirements applying to a class of banks including such Syndication Party of or under any United States federal, state, municipal, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof (“Regulatory Change”), which: (a) changes the basis of taxation of any amounts payable to such Syndication Party under this Credit Agreement in respect of such Advance (other than taxes imposed on the overall net income of such Syndication Party); or (b) imposes or modifies any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Syndication Party; or (c) imposes any other condition affecting this Credit Agreement or the Notes or amounts payable to such Syndication Party (or any of such extensions of credit or liabilities). The Administrative Agent will notify Borrower of any event occurring after the date of this Credit Agreement which will entitle such Syndication Party to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. The Administrative Agent shall include with such notice, a certificate from such Syndication Party setting forth in reasonable detail the calculation of the amount of such compensation. Determinations by the Administrative Agent for purposes of this Section of the effect of any Regulatory Change on the costs of such Syndication Party of making or maintaining an Advance or on amounts receivable by such Syndication Party in respect of Advances, and of the additional amounts required to compensate such Syndication Party in respect of any Additional Costs, shall be conclusive absent manifest error, provided that such determinations are made on a reasonable basis.

16.13 Capital Requirements. In the event that the introduction of or any change in: (a) any law or regulation; or (b) the judicial, administrative, or other governmental interpretation of any law or regulation; or (c) compliance by any Syndication Party or any corporation controlling any such Syndication Party with any guideline or request from any governmental authority (whether or not having the force of law) has the effect of requiring an increase in the amount of capital required or expected to be maintained by such Syndication Party or any corporation controlling such Syndication Party, and such Syndication Party certifies that such increase is based in any part upon such Syndication Party’s obligations hereunder with respect to the 5-Year Facility, and other similar obligations, Borrower shall pay to such Syndication Party such additional amount as shall be certified by such Syndication Party to the Administrative Agent and to Borrower to be the net present value (discounted at the rate described in clause (a) of the definition of “Base Rate”) of (a) the amount by which such increase in capital reduces the rate of return on capital which such Syndication Party could have achieved over the period remaining until the 5-Year Maturity Date, but for such introduction or change, (b) multiplied by such Syndication Party’s Individual 5-Year Commitment. The Administrative Agent will notify Borrower of any event occurring after the date of this Credit Agreement that will entitle any such Syndication Party to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and of such Syndication Party’s determination to request such compensation. The Administrative Agent shall include with such notice, a certificate from such Syndication Party setting forth in reasonable detail the calculation of the amount of such compensation. Determinations by any Syndication Party for purposes of this Section of the effect of any increase in the amount of capital required to be maintained by any such Syndication Party and of the amount of compensation owed to any such Syndication Party under this Section shall be conclusive absent manifest error, provided that such determinations are made on a reasonable basis.

16.14 Replacement Notes. Upon receipt by Borrower of evidence satisfactory to it of: (a) the loss, theft, destruction or mutilation of any Note, and (in case of loss, theft or destruction) of the agreement of the Syndication Party to which the Note was payable to indemnify Borrower, and upon surrender and cancellation of such Note, if mutilated; or (b) the assignment by any Syndication Party of its interest hereunder and the Notes, if any, relating thereto, or any portion thereof, pursuant to this Credit Agreement, then Borrower will pay any unpaid principal and interest (and Funding Losses, if applicable) then or previously due and payable on such Notes and will (upon delivery of such Notes for cancellation, unless covered by subparagraph (a) of this Section), and if the Syndication Party requests a Note as provided in Section 2.4 hereof, deliver in lieu of each such Note a new Note or, in the case of an assignment of a portion of any such Syndication Party’s Syndication Interest, new Notes, for any remaining balance. Each new or replacement Note shall be dated as of the Closing Date.

16.15 Patronage Payments. Borrower acknowledges and agrees that: (a) only that portion of the Loans represented by CoBank’s Individual Outstanding 5-Year Obligations which is retained by CoBank for its own account at any time is entitled to patronage distributions in accordance with CoBank’s bylaws and its practices and procedures related to patronage distribution; (b) any patronage, or similar, payments to which Borrower is entitled on account of its ownership of Bank Equity Interests or otherwise will not be based on any portion of CoBank’s interest in the Loans in which CoBank has at any time granted a participation interest or other assignment of rights or obligations under the Loan Documents; and (c) that portion of the Loans represented by the Individual Outstanding 5-Year Obligations which is retained by any other Farm Credit System Institution (other than CoBank) for its own account at any time is entitled to patronage distributions in accordance with such Farm Credit System Institution’s bylaws and its practices and procedures related to patronage distribution only if Borrower has a written agreement to that effect from such Farm Credit System Institution.

16.16 Direct Website Communications; Electronic Mail Communications.

16.16.1 Delivery.

(a) Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Credit Agreement and any other Loan Document, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but, subject to the provisions of Subsection 16.16.3 hereof, excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Credit Agreement prior to the scheduled date therefor, (iii) provides notice of any Potential Default or Event of Default under this Credit Agreement, or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Credit Agreement and/or any borrowing, issuance or reissuance of a Letter of Credit, or other extension of credit hereunder (all such non-excluded communications collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium and in a format acceptable to the Administrative Agent as follows (A) all financial statements to CIServices@cobank.com and (B) all other Communications to MB—CapitalMarkets@cobank.com. In addition, Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Credit Agreement but only to the extent requested by the Administrative Agent. Receipt of the Communications by the Administrative Agent at the appropriate e-mail address as set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of this Credit Agreement and any other Loan Documents. Nothing in this Section 16.16 shall prejudice the right of the Administrative Agent or any Syndication Party to give any notice or other communication pursuant to this Credit Agreement or any other Loan Document in any other manner specified in this Credit Agreement or any other Loan Document.

(b) Each Syndication Party agrees that receipt of e-mail notification that such Communications have been posted pursuant to Subsection 16.16.2 below at the e-mail address(es) set forth beneath such Syndication Party’s name on its signature page hereto or pursuant to the notice provisions of any Syndication Acquisition Agreement shall constitute effective delivery of the Communications to such Syndication Party for purposes of this Credit Agreement and any other Loan Document. Each Syndication Party further agrees to notify the Administrative Agent in writing (including by electronic communication) promptly of any change in its e-mail address or any extended disruption in its internet delivery services.

16.16.2 Posting. Borrower further agrees that the Administrative Agent may make the Communications available to the Syndication Parties by posting the Communications on “Synd-Trak” (“Platform”). The Platform is secured with a dual firewall and a User ID/Password Authorization System and through a single user per deal authorization method whereby each user may access the Platform only on a deal-by-deal basis. Borrower acknowledges that the distribution of Communications through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

16.16.3 Additional Communications. The Administrative Agent reserves the right and Borrower and each Syndication Party consents and agrees thereto, to, upon written notice to Borrower and all Syndication Parties, implement and require use of a secure system whereby any notices or other communications required or permitted by this Credit Agreement, but which are not specifically covered by Subsection 16.16.1 hereof, and including, without limitation, 5-Year Borrowing Notices, Funding Notices, Bid Requests, Bids, Bid Results Notices, Bid Selection Notices, notices of Overnight Rates, Overnight Advance Requests, and any communication described in clauses (i) through (iv) of Subsection 16.16.1(a) hereof, shall be sent and received via electronic mail to the e-mail addresses described in Subsection 16.16.1(b) hereof.

16.16.4 Disclaimer. The Communications transmitted pursuant to this Section 16.16 and the Platform are provided “as is” and “as available.” CoBank does not warrant the accuracy, adequacy or completeness of the Communications or the Platform and CoBank expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by CoBank in connection with the Communications or the Platform.

16.16.5 Termination. The provisions of this Section 16.16 shall automatically terminate on the date that CoBank ceases to be the Administrative Agent under this Credit Agreement.

16.17 [Intentionally Omitted.]

16.18 [Intentionally Omitted.]

16.19 Mutual Release. Upon full indefeasible payment and satisfaction of the Bank Debt and the other obligations contained in this Credit Agreement, the parties, including Borrower, the Administrative Agent, the Bid Agent, and each Syndication Party shall, except as provided in Article 13 hereof and except with respect to Borrower’s reimbursement obligation to the issuer of each Letter of Credit with an expiry date beyond the 5-Year Maturity Date, thereupon automatically each be fully, finally, and forever released and discharged from any further claim, liability, or obligation in connection with the Bank Debt.

16.20 Liberal Construction. This Credit Agreement constitutes a fully negotiated agreement between commercially sophisticated parties, each assisted by legal counsel, and shall not be construed and interpreted for or against any party hereto.

16.21 Counterparts. This Credit Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto. Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or electronic mail transmission of an Adobe® file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable. Any party delivering an executed counterpart of this Credit Agreement by telefax, facsimile, or electronic mail transmission of an Adobe® file format document also shall deliver an original executed counterpart of this Credit Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Credit Agreement.

16.22 Confidentiality. Each Syndication Party shall maintain the confidential nature of, and shall not use or disclose, any of Borrower’s financial information, confidential information or trade secrets without first obtaining Borrower’s written consent. Nothing in this Section shall require any Syndication Party to obtain such consent after there is an Event of Default. The obligations of the Syndication Parties shall in no event apply to: (a) providing information about Borrower to any financial institution contemplated or described in Sections 15.7, 15.15, and 15.27 hereof or to such Syndication Party’s parent holding company or any of such Syndication Party’s Affiliates, or to any actual or prospective counterparty to any securitization, swap or derivative transaction relating to Borrower with respect to any Loan; (b) any situation in which any Syndication Party is required by Law or required by any Governmental Authority to disclose information; (c) providing information to counsel to any Syndication Party in connection with the transactions contemplated by the Loan Documents; (d) providing information to independent auditors retained by such Syndication Party; (e) any information that is in or becomes part of the public domain otherwise than through a wrongful act of such Syndication Party or any of its employees or agents thereof; (f) any information that is in the possession of any Syndication Party prior to receipt thereof from Borrower or any other Person known to such Syndication Party to be acting on behalf of Borrower; (g) any information that is independently developed by any Syndication Party; and (h) any information that is disclosed to any Syndication Party by a third party that has no obligation of confidentiality with respect to the information disclosed. A Syndication Party’s confidentiality requirements continue after it is no longer a Syndication Party under this Credit Agreement. Notwithstanding any provision to the contrary in this Credit Agreement, the Administrative Agent and each Syndication Party (and each employee, representative, or other agent thereof) may disclose to any and all Persons, without limitations of any kind, the tax treatment and tax structure of the transaction described in this Credit Agreement and all materials of any kind (including opinions or other tax analyses), if any, that are provided to the Administrative Agent or such Syndication Party relating to such tax treatment and tax structure. Nothing in the preceding sentence shall be taken as an indication that such transaction would, but for such sentence, be deemed to be a “reportable transaction” as defined in Treasury Regulation Section 1.6011-4.

16.23 USA Patriot Act Notice. Each Syndication Party that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Syndication Party) hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Syndication Party or Administrative Agent, as applicable, to identify Borrower in accordance with the USA Patriot Act.

16.24 Waiver of Borrower’s Rights Under Farm Credit Act. Borrower, having been represented by legal counsel in connection with this Credit Agreement and, in particular, in connection with the waiver contained in this Section 16.24, does hereby voluntarily and knowingly waive, relinquish, and agree not to assert at any time, any and all rights that Borrower may have or be afforded under the sections of the Agricultural Credit Act of 1987 designated as 12 U.S.C. Sections 2199 through 2202e and the implementing Farm Credit Administration regulations as set forth in 12 C.F.R Sections 617.7000 through 617.7630, including those provisions which afford Borrower certain rights, and/or impose on any lender to Borrower certain duties, with respect to the collection of any amounts owing hereunder or the foreclosure of any liens securing any such amounts, or which require the Administrative Agent or any present or future Syndication Party to disclose to Borrower the nature of any such rights or duties. This waiver is given by Borrower pursuant to the provisions of 12 C.F.R. Section 617.7010(c) to induce the Syndication Parties to fund and extend to Borrower the credit facilities described herein and to induce those Syndication Parties which are Farm Credit System Institutions to agree to provide such credit facilities commensurate with their Individual 5-Year Commitments as they may exist from time to time.

16.25 Terms Generally. Defined terms shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Credit Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Credit Agreement, and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

[Signature pages commence on the next page]

IN WITNESS WHEREOF, the parties have executed this 2010 Credit Agreement (Revolving Loan) as of the date first above written.

BORROWER:

CHS INC., a cooperative corporation formed under the laws of the State of Minnesota

By:
Name: John Schmitz
Title: Executive Vice President and Chief Financial
Officer

ADMINISTRATIVE AGENT, BID AGENT AND LETTER OF CREDIT BANK:

COBANK, ACB

By:
Name: Michael Tousignant
Title: Vice President

SYNDICATION PARTY:

COBANK, ACB

By:
Name: Michael Tousignant
Title: Vice President

Contact Name: Michael Tousignant
Title: Vice President
Address:	5500 South Quebec Street Greenwood Village, CO 80111

Phone No.: 303/694-5838
Fax No.: 303/694-5830
E-mail: mtousignant@cobank.com
Payment Instructions:

CoBank, ACB

ABA No.:

Acct. Name: CoBank, ACB

Account No.:

Attn:

Reference: CHS

SYNDICATION PARTY:

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

By:
Name: Mr. Victor Pierzchalski
Title: Authorized Signatory

Contact Name: US Corporate Banking
Title: Address:	Scott Ackerman Vice President 1251 Avenue of the Americas New York, NY 10020-1104
Phone No.: 952-473-7894
Fax No.:	212-782-6440 with a copy to 312-696-4535 and 957-473-5152

E-mail: sackerman@us.mufg.jp
Payment Instructions:

Bank: The Bank of Tokyo-Mitsubishi

UFJ, Ltd., New York Branch

ABA No.:

Acct. Name: The Bank of Tokyo-

Mitsubishi UFJ, Ltd., New

York Branch

Account No.:

Reference: CHS

SYNDICATION PARTY:

SunTrust Bank

By:
Name: M. Gabe Bonfield
Title: Vice President

Contact Name: M. Gabe Bonfield
Title: Vice President
Address:	303 Peachtree Street NE 23rd Floor MC-GA-ATL-2013 Atlanta, GA 30308

Phone No.: 404/588-8711
Fax No.: 404/588-7189
E-mail: gabe.bonfield@suntrust.com
Payment Instructions:

SunTrust Bank

ABA No.:

Acct. Name: Wire Clearing

Account No.:

Reference: CHS Inc.

SYNDICATION PARTY:

Bank of America, N.A., in its individual capacity and as successor by merger to LaSalle Bank National Association

By:
Name: Quinn Richardson
Title: Senior Vice President

Contact Name: Quinn Richardson
Title: Senior Vice President
Address:	135 S. LaSalle Street, Suite 760 Chicago, IL 60697

Phone No.: 312/992-2160
Fax No.: 312/992-2650
E-mail: quinn.richardson@baml.com
Payment Instructions:

Bank of America N.A.

ABA No.:

Acct. Name: Credit Services West

Account No.:

Reference: CHS Inc

SYNDICATION PARTY:

Wells Fargo Bank, National Association

By:
Name: Gregory J. Strauss
Title: Director

Contact Name: Allison S. Gelfman
Title: Managing Director
Address:	90 S. 7th Street MAC-N9305-077 Minneapolis, MN 55402

Phone No.: 612/316-1402
Fax No.: 612/667-2276
E-mail: Allison.s.gelfman@wellsfargo.com
Payment Instructions:

Wells Fargo Bank, N.A.

ABA No.:

Acct. Name: MEMSYN/Commercial

Banking Service Center

Account No.:

Reference: CHS

SYNDICATION PARTY:

BNP Paribas

By:
Name: Andrew Stratos
Title:

By:
Name: Sean Cunniffe
Title:

Contact Name: Sean Cunniffe
Title:
Address:	787 Seventh Avenue New York, NY 10019

Phone No.: 212/841-2193
Fax No.: 212/841-2536
E-mail: Sean.cunniffe@us.bnpparibas.com
Payment Instructions:

BNP PARIBAS

ABA No.:

Acct. Name: Loan Servicing Clearing Account

Account No.:

Reference: CHS

SYNDICATION PARTY:

Bank of Montreal

By:
Name: Robert Wolohan
Title: Vice President

Contact Name: Robert H. Wolohan
Title: Vice President
Address:	115 West Monroe Street Chicago, IL 60603

Phone No.: 312/461-6049
Fax No.: 312/765-8095
E-mail: Robert.wolohan@bmo.com
Payment Instructions:

ABA No.:

Acct. Name: CHS Inc.

Account No.:

Reference: CHS

Attn: Arlett Hall 312-461-3118

SYNDICATION PARTY:

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”,
New York Branch

By:
Name: Jeff Bliss
Title: Executive Director

By:
Name: Rebecca Morrow
Title: Executive Director

Contact Name: Brad Peterson
Title: Executive Director
Address:	245 Park Avenue New York, NY 10167
Phone No.: 312/408-8222
Fax No.:	312/408-8240

E-mail: brad.peterson@rabobank.com
Payment Instructions:

Pay to: JPMorgan Chase, N.A.

ABA No.:

Swift Address: CHASUS33

FOA: Rabobank International, NY Branch

A/C:

Reference: CHS

SYNDICATION PARTY:

Deere Credit, Inc.

By:
Name: Mark Thompson
Title: Vice President

Contact Name: Jeff Miller
Title:
Address:	6400 NW 86th Street P.O. Box 6600 Johnston, IA 50131-6600

Phone No.: 515/267-3950
Fax No.: 800/468-8506
E-mail: millerjeffreyn@johndeere.com
Payment Instructions:

Bank: JP Morgan Chase

ABA No.:

Acct. Name: Deere Credit Services

Account No.:

Reference: CHS

SYNDICATION PARTY:

U.S. Bank National Association

By:
Name: Brian Moeller
Title: Senior Vice President

Contact Name: Brian Moeller
Title: Senior Vice President
Address:	U.S. Bank – Food Industries 950 17th St. 7th Floor Denver, CO 80202

Phone No.: 312/325-8996
Fax No.: 303/585-4732
E-mail: brian.moeller@usbank.com
Payment Instructions:

U.S. Bank National Association

ABA No.:

Acct. Name: PL-7 Commercial Loan

Servicing West

Account No.:

Reference: BK#

SYNDICATION PARTY:

Natixis, New York Branch

By:
Name: Stephen Jendras
Title: Vice President

By:
Name: Alisa Trani
Title: Assistant Vice President

Contact Name: Stephen Jendras
Title: Vice President
Address:	9 West 57th Street New York, NY 10019

Phone No.: 212/872-5157
Fax No.: 212/872-5162
E-mail: steve.jendras@nyc.nxbp.com
Payment Instructions:

JPMorgan Chase

ABA No.:

Acct. Name: Natixis

Account No.:

Reference: For further credit to CHS

Account No.

Attn: Doris Lam

SYNDICATION PARTY:

The Bank of Nova Scotia

By:
Name: Karen Anillo
Title: Director

Contact Name: Karen Anillo
Title: Director Address:	711 Louisiana Street, Suite 1400 Houston, Texas 77002

Phone No.: 713-759-3452
Fax No.: 832-426-6023
Payment Instructions:

Bank: The Bank of Nova Scotia,

ABA No:

Acct. Name: Bank of Nova Scotia –

Houston Branch

Acct. No.:

Ref: CHS Inc.

SYNDICATION PARTY:

Credit Agricole Corporate and Investment Bank

By:

Name: Title:	Matthew Helm Director (312) 220-7303 matt.helm@ca-cib.com

By:
Name:
Title:

Address:
Fax No.: (312) 641-0527 Payment Instructions:
ABA No.:

Acct. Name: Loan Settlements

Account No.:

SWIFT: CRLYUS33

Reference: CHS

SYNDICATION PARTY:

M&I Marshall & Ilsley Bank

By:
Name: Gary Sloan
Title: Senior Vice President

By:
Name: Jessica Markkula
Title: Assistant Vice President

Contact Name: Gary Sloan
Title: Senior Vice President
Address:	50 South Sixth Street, Suite 1000 Minneapolis, MN 55402

Phone No.: 612-904-8571
Fax No.: 612-904-8012
email: gary.sloan@micorp.com
Payment Instructions:

Bank: M&I Marshall & Ilsley Bank

Bank Address: Brookfield, WI

ABA No.:

Acct. Name: Commercial Wire Transfer Account

Acct. No.:

Ref: CHS, Inc. -

SYNDICATION PARTY:

Farm Credit Services of America, PCA

By:
Name: Steven L. Moore
Title: Vice President

Contact Name: Steven L. Moore
Title: Vice President
Address:	Farm Credit Services of America 5015 South 118th Street Omaha, Nebraska 68137

Phone No.: (402) 348-3339
Fax No.: (402) 661-3339
E-mail:
Payment Instructions: CoBank on Settlement
Engine Account No.

SYNDICATION PARTY:

ING Capital LLC

By:
Name: William B. Redmond
Title: Managing Director

Contact Name: Bill Redmond
Title: Managing Director
Address:	1325 Avenue of the Americas, 8F1 New York, NY 10019

Phone No.: (972) 361-8467
Fax No.: (972) 361-8468
E-mail: bill.redmond@americas.ing.com
Payment Instructions:

Bank: JPMorgan Chase Bank, N.A.

ABA No.:

Acct. Name: ING Capital LLC

Loan/Agency

Account No.:

Attn: Sue Mack

Reference: CHS Inc.

SYNDICATION PARTY:

Comerica Bank

By:
Name: Timothy O’Rourke
Title: Vice President

Contact Name: Timothy O’Rourke
Title: Vice President
Address:	500 Woodward Ave. — M.C. 3269 Detroit, MI 48226

Phone No.: (313) 222-7044
Fax No.: (313) 222-9516
E-mail: thorourke@comerica.com
Payment Instructions:

ABA No.:

Acct. Name: Commercial Loans

Account No.:

Attn: S. Williams

Reference: CHS Inc.

SYNDICATION PARTY:

AgStar Financial Services, PCA

By:
Name: Troy Mostaert
Title: Vice President

Contact Name: Troy Mostaert
Title: Vice President

Address:	1921 Premier Drive PO Box 4249 Mankato, MN 56002-4249

Phone No.: (952) 997-4064
Fax No.: (952) 997-4077
E-mail: Troy.Mostaert@AgStar.com
Payment Instructions:

ABA No.:

Acct. Name: AgStar Financial Services

Account No.:

Attn: Karen Doyen

Reference: CHS, Inc.

SYNDICATION PARTY:

Société Générale

By:
Name: Eric E.O. Siebert Jr.
Title: Managing Director

Contact Name: Milissa Goeden
Title: Vice President
Address:	190 South LaSalle Street Chicago, Illinois 60603

Phone No.: (312) 894-6231
Fax No.: (312) 894-6201
E-mail: milissa.goeden@sgcib.com
Payment Instructions:

Bank: Société Générale

Bank Address:

1221 Avenue of the Americas

NY, NY 10020

ABA No.:

Acct. Name: LSG Clearing account

Account Number:

Ref: CHS Inc.

SYNDICATION PARTY:

PNC Bank

By:
Name: Philip K. Liebscher
Title:

Contact Name: Philip K. Liebscher
Title:
Address:	249 Fifth Avenue Pittsburgh, PA 15222

Phone No.: (412) 762-3202
Fax No.: (412) 762-6484
E-mail: Philip.liebscher@pnc.com
Payment Instructions:

PNC Bank, National Association

ABA No.:

Acct. Name: Commercial Loans

Account No.:

Reference: CHS Inc.

SYNDICATION PARTY:

AgFirst Farm Credit Bank

By:
Name: Bruce Fortner
Title:

Contact Name: Bruce Fortner
Title:
Address:	1401 Hampton Street Columbia, SC 29201

Phone No.: (803) 753-2457
Fax No.: (803) 254-4219
E-mail: bfortner-servicing@agfirst.com
Payment Instructions: CoBank on Settlement
Engine Account No.

SYNDICATION PARTY:

U.S. AgBank, FCB

By:
Name: Travis Ball
Title:

Contact Name: Travis Ball
Title:
Address:	245 N. Waco Wichita, KS 67202

Phone No.: (316) 266-5448
Fax No.: (316) 291-5011
E-mail: travis.ball@usagbank.com
Payment Instructions: CoBank on Settlement
Engine Account No.

SYNDICATION PARTY:

Farm Credit Services of the Mountain Plains, PCA

By:
Name: Daryl Nielsen
Title:

Contact Name: Daryl Nielsen
Title:
Address:	4505 29th Street Greeley, CO 80634

Phone No.: (970) 506-3411
Fax No.: (970) 330-4420
E-mail: daryl.nielsen@ifeedtheworld.com
Payment Instructions: CoBank on Settlement
Engine Account No.

SYNDICATION PARTY:

FCS Financial, FLCA

By:
Name: Laura Roessler
Title:

Contact Name: Laura Roessler
Title:
Address:	Three City Place Drive, Suite 870 St. Louis, MO 63141

Phone No.: (314) 432-3966
Fax No.: (314) 567-4678
E-mail: laura.roessler@myfcsfinancial.com
Payment Instructions: CoBank on Settlement
Engine Account No.

SYNDICATION PARTY:

HSBC Bank USA N.A.

By:
Name: Graeme Robertson
Title: Vice President

Contact Name: Graeme Robertson
Title: Vice President
Address:	71 South Wacker Drive, Suite 2700 Chicago, IL 60606

Phone No.: (312) 357-3997
Fax No.: (312) 357-3999
E-mail: graeme.d.robertson@us.hsbc.com
Payment Instructions:

Bank: HSBC Bank USA N.A.

ABA No.:

Acct. Name: Syndication & Asset Credit

Account No.:

Reference: CHS Inc.

SYNDICATION PARTY:

The Northern Trust Company

By:
Name: Anu Agarwal
Title:

Contact Name: Anu Agarwal
Title:
Address:	50 S. LaSalle Street Chicago, IL 60675

Phone No.: (312) 557-3405
Fax No.: (312) 444-7028
E-mail:
Payment Instructions:

Bank: The Northern Trust Bank

ABA No.:

Acct. Name: Commercial Loan Dept.

Account No.:

Reference: CHS

SYNDICATION PARTY:

Hua Nan Commercial Bank, Ltd., New York Agency

By:
Name: Henry Hsieh
Title: Assistant Vice President

Contact Name: Peter Chiu
Title: Senior Officer
Address:	330 Madison Ave., 38th FL New York, NY 10017

Phone No.: (212) 286-1999 ext. 111
Fax No.: (212) 286-1212
E-mail: peter.chiu@hncbny.com
Payment Instructions:

Bank: The Bank of New York

ABA No.:

Acct. Name: Hua Nan Commercial

Bank, Ltd.

Account No.:

Reference: CHS Inc.

SYNDICATION PARTY:

Farm Credit East, ACA

By:
Name: James Papai
Title:

Contact Name: James Papai
Title:
Address:	240 South Road Enfield, CT 06082

Phone No.: (860) 741-4380
Fax No.: (888) 278-2955
E-mail: clactivity@farmcrediteast.com
Payment Instructions: CoBank on Settlement
Engine Account No

SYNDICATION PARTY:

GreenStone Farm Credit Services, ACA/FLCA

By:
Name: Al Compton
Title:

Contact Name: Al Compton
Title:
Address:	1760 Abbey Road East Lansing, MI 48823

Phone No.: (517) 318-4128
Fax No.:	(517) 318-4148

E-mail: acompto@greenstonefcs.com
Payment Instructions: CoBank on Settlement
Engine Account No.

SYNDICATION PARTY:

The Bank of East Asia, Limited, Los Angeles Branch

By:
Name: Chong Tan
Title: VP & Credit Manager
By:
Name: Victor Li Title: General Manager
Contact Name: Jonathan Kuo
Title: VP & Business Manager
Address:	388 E. Valley Blvd., Suite 218 Alhambra, CA 91801

Phone No.: (626) 656-8838
Fax No.: (626) 656-8833
E-mail: kuoj@hkbea-us.com
Payment Instructions:

Bank: The Bank of East Asia, Ltd.

LA Branch

ABA No.:

Acct. Name: CHS Inc.

Account No.:

Reference: CHS Inc.

SYNDICATION PARTY:

Bank of China, Los Angeles Branch

By:
Name: Jason Fu
Title: Vice President

Contact Name: Jason Fu
Title: Vice President
Address:	444 S. Flower Street Los Angeles, CA 90071

Phone No.: (213) 688-8700 ext. 235 Fax No.: LA: (213) 688-7720 NY: (212) 371-4185 E-mail: LA: jfu@bocusa.com NY: eho@bocusa.com Payment Instructions:
Bank: Bank of China New York Branch ABA No.:
Acct. Name: CHS Inc. Account No.:
Reference: LA Branch Commitment

SYNDICATION PARTY:

Chang Hwa Commercial Bank, Ltd., New York Branch

By:
Name: Gary Lee
Title:

Contact Name: Gary Lee
Title:
Address:	685 3rd Avenue, 9th Floor New York, NY 10017

Phone No.: (212) 651-9770 ext. 32
Fax No.: (212) 651-9785
E-mail: Gary.lee@chbnyc.com
Payment Instructions:

Bank: JP Morgan Chase Bank, N.A.

ABA No.:

Acct. Name: Chang Hwa Bank, New York Branch

Account No.:

Reference: CHS

SYNDICATION PARTY:

RZB Finance LLC

By:
Name: John A. Valiska
Title: First Vice President

By:
Name: Shirley Ritch
Title: Vice President

Contact Name: Charles T. Hiatt
Title: Vice President and Representative
Address:	24 Grassy Plain Street Bethel, CT 06801

Phone No.: +43 171707 2351
Fax No.:	+43 171707 3806

E-mail: chiatt@rzbfinance.com
Payment Instructions:

Bank: JP Morgan Chase Bank

ABA No..:

Acct. Name: RZB Finance LLC

Account No.:

Reference: CHS

Attn: T. Weiner

SYNDICATION PARTY:

UMB Bank, n.a.

By:
Name: Robert P. Elbert
Title: Senior Vice President

Contact Name: Robert P. Elbert
Title: Senior Vice President
Address:	1010 Grand Blvd. Kansas City, MO 64106

Phone No.: (816) 860-7116
Fax No.:	(816) 860-7143

E-mail: Robert.elbert@umb.com
Payment Instructions:

Bank: UMB Bank, n.a.

ABA No.:

Acct. Name: Commercial Loans

Account No.:

Reference: CHS, Inc.

SYNDICATION PARTY:

Mizuho Corporate Bank, Ltd.

By:
Name: Leon Mo
Title: Authorized Signatory

Contact Name: Sally Kissoon
Title: Assistant Vice President
Address:	1251 Avenue of the Americas New York, NY 10020-1104

Phone No.: (212) 282-3649
Fax No.:	(212) 282-4488

E-mail: sally.kissoon@mizuhocbus.com
Payment Instructions:

Bank: Mizuho Corporate Bank, Ltd.,

New York Branch

ABA No.:

Acct. Name: LAU-ISA

Account No.:

Reference: CHS, INC /LAU

SYNDICATION PARTY:

Sumitomo Mitsui Banking Corporation

By:
Name: Kenji Irie
Title:

Contact Name: Kenji Irie
Title:
Address: Sumitomo Mitsui Banking Corporation, New

York

Phone No.: (212) 224-5366
Fax No.:	(212) 224-4384

E-mail: Kenji—Irie@smbcgroup.com
Payment Instructions:

Bank: Citibank, N.A. New York

ABA No.:

Acct. Name: SMBC, New York

Account No.:

Reference: CHS, Inc.

SYNDICATION PARTY:

Intesa Sanpaolo S.p.A.

By:
Name: Glen Binder
Title:

Contact Name: Glen Binder
Title:
Address:	1 William Street New York, NY 10004

Phone No.: (212) 607-3617
Fax No.:	(212) 809-9780

E-mail: gbinder@intesasanpaolo.us
Payment Instructions:

Bank: Intesa Sanpaolo S.p.A.

ABA No.:

Acct. Name: Loans Settlement Account

Account No.:

Reference: CHS Inc.

SYNDICATION PARTY:

Macquarie Bank Limited

By:
Name: Eric Bowles
Title:

Contact Name: Eric Bowles
Title:
Address:	No. 1 Martin Place Syndey NSW, Australia 2000

Phone No.: (212) 231-2393
Fax No.: (212) 231 2170
E-mail: eric.bowles@macquarie.com
Payment Instructions:

Bank: The Bank of New York Mellon

ABA No.:

Acct. Name: Macquarie Bank Limited

Account No.:

Reference: CHS, Inc.

Attn: SCF Collateral Manager

TABLE OF CONTENTS

EXHIBITS

Exhibit 1.42
Exhibit 1.52
Exhibit 1.166
Exhibit 2.3
Exhibit 2.4
Exhibit 2.10
Exhibit 3.2
Exhibit 3.3
Exhibit 3.4
Exhibit 5.1
Exhibit 9.3
Exhibit 9.8
Exhibit 9.10
Exhibit 9.11
Exhibit 9.14
Exhibit 9.23
Exhibit 12.8(f)
Exhibit 15.27
Exhibit 15.28
Exhibit 15.29
Schedule 1
Schedule 2
Closing Date Letters of Credit
Compliance Certificate
List of Subsidiaries
5-Year Borrowing Notice
5-Year Facility Note Form
Form of Adoption Agreement
Bid Request Form
Bid Form
Bid Selection Notice
Conversion or Continuation Notice
Litigation
Payment of Taxes
Employee Benefit Plans
Equity Investments
Environmental Compliance
Labor Matters and Agreements
Existing Investments
Syndication Acquisition Agreement
Closing Date Voting Participants
Wire Instructions
Syndication Parties and Individual Commitments
Applicable Margins; Facility Fee Factors

Exhibit 1.42
to Credit Agreement
Closing Date Letters of Credit

Committed LCs:

		Issuing	Issue
L/C Number	Beneficiary	Bank	Date	Expiration Date	Amount
612927	Liberty Mutual Insurance Company	CoBank	09/10/98	09/30/10	$6,065,000.00
616747	MN Rail Services Improvement Program	CoBank	07/10/03	07/09/10	$82,724.36
616754	Federated Rural Electric Association	CoBank	09/19/03	09/29/10	$180,000.00
617857	Board of Trade City of Chicago	CoBank	03/03/05	06/28/10	$6,000,000.00
617866	General Authority of Supply-Egypt	CoBank	09/28/06	09/28/10	$150,000.00
617875	Taiwan Sugar	CoBank	09/18/08	08/31/10	$100,000.00
617878	General Authority of Supply-Egypt	CoBank	08/12/09	08/27/10	$250,000.00
617883	Korea Feed Association	CoBank	04/06/10	10/12/10	$1,285,688.25
96019	Zurich-American Insurance	CoBank	07/01/99	06/30/10	$2,000,000.00
97012	Liberty Mutual Insurance Company	CoBank	07/01/99	06/30/10	$425,000.00

Negotiated LCs:

None.

Exhibit 1.52
to Credit Agreement
COMPLIANCE CERTIFICATE
CHS Inc.

CoBank, ACB
5500 South Quebec Street
Greenwood Village, Colorado 80111

ATTN: Administrative Agent, CHS Loan

Gentlemen:

As required by Subsections 11.2.1 and 11.2.2 of that certain 2010 Credit Agreement (Revolving Loan) (“Credit Agreement”) dated as of June 2, 2010, by and between CHS Inc. (“Company”), CoBank, ACB, in its capacity as Administrative Agent, and the Syndication Parties described therein, a review of the activities of the Company for the [Fiscal Quarter ending       , 201      ] [Fiscal Year ending       , 201      ] (the “Fiscal Period”) has been made under my supervision with a view to determine whether the Company has kept, observed, performed and fulfilled all of its obligations under the Credit Agreement and all other agreements and undertakings contemplated thereby, and to the best of my knowledge, and based upon such review, I certify that no event has occurred which constitutes, or which with the passage of time or service of notice, or both, would constitute an Event of Default or a Potential Default as defined in the Credit Agreement.

In addition, I certify that the aggregate face amount of all letters of credit outstanding for which the Company has a reimbursement obligation, other than Letters of Credit issued under the Credit Agreement, is $     .

I further certify that the amounts set forth on the attachment, to the best of my knowledge accurately present amounts required to be calculated on a consolidated basis by financial covenants of the Credit Agreement as of the last day of the Fiscal Period (unless expressly specified herein). All terms used herein and on the attachment have the identical meaning as in the Credit Agreement.

Very truly yours,

CHS Inc. By:

Name:

Title:	Chief Financial Officer

Capitalized terms used herein shall have the definitions set forth in the Credit Agreement.

SUBSECTION 11.14.1: CONSOLIDATED NET WORTH

Test: Consolidated Net Worth.

Target: Not less than $2,500,000,000.00 at all times.
Consolidated Net Worth (Actual)
For Fiscal Quarter ended       /      /       $

SUBSECTION 11.14.2: CONSOLIDATED FUNDED DEBT TO CONSOLIDATED CASH FLOW

Test: Consolidated Funded Debt divided by Consolidated Cash Flow.

Target: Not greater than 3.00:1 at all times based on the previous consecutive four Fiscal Quarters.
Consolidated Funded Debt divided by Consolidated Cash Flow for the previous consecutive four Fiscal Quarters (Actual)
At the Fiscal Quarter ended       /      /             ; 1.00

SUBSECTION 11.14.3: ADJUSTED CONSOLIDATED FUNDED DEBT TO ADJUSTED CONSOLIDATED EQUITY

Test: Adjusted Consolidated Funded Debt, divided by Adjusted Consolidated Equity.

Target: Not more than .80 to 1.00 at all times.
Adjusted Consolidated Funded Debt, divided by Adjusted Consolidated Equity (Actual)
For Fiscal Quarter ended       /      /             ; 1.00

Exhibit 1.166
to Credit Agreement
List of Subsidiaries

							Date CHS Interest		State/	Foreign/
Active/ Inactive	Entity Name	Address	Type	Business Description	Ownership By	Incorp. Date	Acquired	Fiscal End	Country of Incorp.	Domestic	Fed ID #
A	Ag States Agency of Montana, Inc.	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	Corp	Insurance Agency	100% CHS	10/11/1977	10/11/1977	31-Dec	Montana	D	81-0372838
A	Ag States Agency, LLC	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	LLC	Independent Insurance Agency	100% CHS	12/27/1994	12/27/1994	31-Aug	Minnesota	D	41-1795536
A	Battle Creek/CHS, LLC (d/ba Progressive Nutrition)	PO Box 56 Norfolk, NE 68702-0056	LLC	Retail feed business	50% CHS; 50% Battle Creek Farmers Cooperative	3/7/2001	3/7/2001	31-Aug	Delaware	D	39-2021496
A	CENEX AG, Inc. (formerly FUCEI-E, Inc.)	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	Corp	Sale of feed and seed products.	100% CHS	10/23/1974	10/23/1974	31-Aug	Delaware	D	41-1248837
A	Cenex Petroleum, Inc.	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	Corp	Retail sales and distribution of petroleum and other related products.	100% CHS	7/11/1996	7/11/1996		Minnesota	D	41-1847046
A	CENEX Pipeline, LLC	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	LLC	Operating Subsidiary for pipeline operations	100% CHS	5/4/1998	5/4/1998		Minnesota	D
A	Central Montana Propane, LLC	Highway 191 North Box 22 Lewistown, Montana59457	LLC	Owning and operating a propane wholesale and resale operation	53.38% CHS; 46.62% Moore Farmers Oil Company	9/16/1997	3/1/2000	31-Aug	Montana	D	81-0513866
A	CHS Canada, Inc.	80 Dufferin Avenue London, Ontario N6A4G4	Corp	Holding Company for investment in Horizon Milling GP	100% CHS	7/18/2006	7/18/2006	31-Aug	Ontario	F	Canadian 2108362
A	CHS de Argentina	San Martin 323 Floor 17th Buenos Aires Argentina	Corp	Trading of grains	99.94% CHS; .06% CHS-Farmco, Inc.	9/30/2009	9/30/2009	13-Dec	Argentina	F
A	CHS do Brasil Ltda.	Avenida Santo Amaro 48, 3rd Floor, Ste. 31 Vila Nova Conceicao Sao Paulo, Brazil 04506-000	LLC	Origination and marketing of soybeans for export to Pacific Rim and European buyers	100% CHS	2/1/2003	2/1/2003	31-Dec	Sao Paulo Brazil	F	Brazil 05.492.968/0001-04
A	CHS DU (Australia) Pty Ltd	c/o Holman Fenwick Willan Level 39 600 Bourke Street Melbourne, Victoria 3000	Corp		100% CHS	6/29/2009	6/29/2009	31-Aug	New South Whales, Australia	F	ACN 137 965 121 ABN 19 137 965 121
A	CHS Energy Canada, Inc.	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	Corp	Petroleum; does no business	100% CHS	6/12/1987	6/12/1987	31-Aug	Alberta, Canada	F	868230301-RC0001 Canadian 8874 8884
A	CHS Europe SA	Av. Des Morgines 12	Corp	Develop financial,	100% CHSIH SA	8/2/2007	8/2/2007	31-Aug	Switzerland	F	Fed. No.:
		1213 Petit-Lancy Switzerland		trading, merchandising, carriage, freight, representation, agency, consulting & service activity in Switzerland and in Europe							CH-660-1876007-7 Ref: 09993/2007
A	CHS Holdings, Inc.	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	Corp	Rail at Joliette, ND; formerly owned CHS Inc. interest in Agro Distribution LLC	100% CHS	4/20/1999	4/20/1999	31-Aug	Minnesota	D	41-1947300
A	CHS Hong Kong Limited	Flat/RM 5705, 57/F The Center 99 Queen’s Road Central, Hong Kong	Corp	Holding Company for the PRC Investment	100% CHSIH SA	6/11/2008	6/11/2008	31-Aug	Hong Kong	F
A	CHSIH SA	Av. Des Morgines 12 1213 Petit-Lancy Switzerland	Corp	Holding Company for interest in new Multigrain JV	100% CHS	9/19/2006	9/19/2006		Zug, Switzerland	F
A	CHS Inc. Iberica		Corp		100% CHS Europe SA
A	CHS Inc. de Mexico	Mexico City, Mexico	Corp		99% CHS; 1% St. Paul Maritime Corporation	2/20/2006	2/20/2006	31-Dec	Mexico	F	CIM060208N22
A	CHS Ukraine LLC	67 Prospect Peremohy Ave. Kyiv, 03062, Ukraine	LLC	Purchasing, transporting, shipping, storing, manufacturing, processing, and selling cereals, legumes, oil crops, seeds, sugar products, other agricultural products and their processed products; Part of Olimpex Project	99.9% CHS Europe SA; .1% CHSIH SA	2/12/2008	2/12/2008	31-Dec	Kyiv, Ukraine	F	35704808
A	CHS Vostok LLC		LLC		100% CHS Europe SA	6/2/2008	6/2/2008	31-Dec	Russia	F
A	CHS (Shanghai) Trading Co., Ltd.	Room 6K New Shanghai International Tower, No. 360 South Pudong Road Shanghai, China	Corp
Import, export,
wholesale and
commission agency
service (exclusive
of auction) of
cereals, oil seeds
and oleaginous
fruits, animal or
vegetable fats and
oils and their
cleavage products,
prepared edible
fats and oils,
sugars, ethanol,
residues and waste
from the food
industries, cotton
and fertilizers.
					100% CHS Hong Kong Limited	1/6/2009	1/6/2009		China	F
A	CHS-Blackfoot, Inc.	477 West Highway 26, Blackfoot, ID 83221	Corp	Organized to transact any and all lawful business for which corporations may be incorporated under the Idaho Business Corporations Act.	100% CHS	3/30/2006	3/30/2006	31-Aug	Idaho	D	30-0357896
A	CHS-Brush, Inc.	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	Corp	Any and all lawful business of which corporations may be incorporated under the Colorado Business Corporations Act	100% CHS	10/9/2007	10/9/2007	31-Aug	Colorado	D	26-1297271
A	CHS-Chokio	5500 Cenex Drive Inver Grove Heights, MN 55077-2112	Coop		100% CHS	7/28/2006	7/28/2006	31-Aug	Minnesota	D	33-1148125
A	CHS-Corsica	5500 Cenex Drive Inver Grove Heights, MN 55077	Coop	Farm Supply business, as a cooperative, engaging in any activity or service in connection with the purchase, sale and handling of energy products.	100% CHS	6/25/2007	6/25/2007	31-Aug	South Dakota	D	35-2303251
A	CHS-Fairdale	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	Coop	Engage in any activity within the purposes for which a cooperative may be organized under North Dakota Statute 10-15	100% CHS	8/29/2006	8/29/2006	31-Aug	North Dakota	D	33-1148124
A	CHS-Farmco, Inc.	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	Corp	Organized to transact any and all lawful business for which corporations may be incorporated under Chapter 17 of the KSA	100% CHS	3/13/2006	3/13/2006	31-Aug	Kansas	D	61-1501377
A	CHS-FUCOC	5500 Cenex Drive P.O. Box 64089 St. Paul, MN 55164-0089	Coop
Organized for the
purpose of carrying
on a supply
business, as a
cooperative,
engaging in any
activity or service
in connection with
the sale of crop
inputs, energy
products and
agricultural supply
products
					100% CHS	8/14/2008	8/14/2008	31-Aug	Minnesota	D	26-3210249
A	CHS-Hinton Inc.	5500 Cenex Drive, Inver Grove Heights, MN 55077	Coop	Carrying on a supply business, as a cooperative, engaging in any activity or service in connection with the sale of crop inputs, energy products and agricultural supply products	100% CHS	4/8/2009	5/18/2009		Oklahoma	D	26-4708332
A	CHS-Holdrege, Inc.	5500 Cenex Drive, Inver Grove Heights, MN 55077	Corp	Carrying on a supply business, as a cooperative, engaging in any activity or service in connection with the sale of crop inputs, energy products and agricultural supply products	100% CHS	11/14/2008	11/14/2008	31-Aug	Nebraska	D	26-3845820
A	CHS-M&M, Inc.	5500 Cenex Drive Inver Grove Heights, MN 55077	Corp		100% CHS	3/23/2007	3/23/2007	31-Aug	Colorado	D	20-8704763
A	CHS-Mitchell	1320 West Havens Mitchell, SD 57301	Coop	Carrying on a farm supply business, as a cooperative, engaging in any activity or service in connection with the purchase, sale and handling of energy products.	100% CHS	4/18/2005	4/18/2005	31-Aug	South Dakota	D	75-3192388
A	CHS-Napoleon	5500 Cenex Drive P.O. Box 64089 St. Paul, MN 55164-0089	Coop	Engage in any activity within the purposes for which a cooperative may be organized under North Dakota Statute 10-15	100% CHS	11/21/2007	11/21/2007	31-Aug	North Dakota	D	26-1503181
A	CHS-Oklee	5500 Cenex Drive P.O. Box 64089 St. Paul, MN 55164-0089	Coop
Organized for the
purpose of carrying
on a grain and
supply business, as
a coopertive,
engaging in any
activity or service
in connection with
the handling and
marketing of grain,
as well as the sale
of crop inputs and
agricultural supply
products.
					100% CHS	2/19/2009	2/19/2009	31-Aug	Minnesota	D	26-4399913
A	CHS-St. John, Inc.	5500 Cenex Drive Inver Grove Heights, MN 55077	Corp	The transaction of any and all lawful business for which associations may be incorporated under this Chapter.	100% CHS	1/20/2009	1/20/2009	31-Aug	Washington	D	26-4192534
A	CHS-SWMN	5500 Cenex Drive P.O. Box 64089 St. Paul, MN 55164-0089	Coop
Organized for the
purposes of
carrying on a grain
and supply
business, as a
cooperative,
engaging in any
activity or service
in connection with
the handling and
marketing of grain,
as well as the sale
of crop inputs and
agricultural supply
products.
					100% CHS	8/14/2008	8/14/02008	31-Aug	Minnesota	D	26-3210249
A	CHS-Walla Walla, Inc.	P.O. Box 64089 St. Paul, MN 55164-0089	Coop	Grain and supply business as a cooperative	100% CHS	11/27/2007	11/27/2007	31-Aug	Washington	D	26-1715243
A	CHS-Wallace County, Inc.	P.O. Box 64089 St. Paul, MN 55164-0089	Corp	The transaction of any and all lawful business of which corporations may be incorporated under Chapter 17 of the Kansas Statutes Annotated.	100% CHS	2/17/2005	2/17/2005	31-Aug	Kansas	D	43-2079564
A	CHS-White Lake	P.O. Box 64089 St. Paul, MN 55164-0089	Coop	Carrying on a farm supply business, as a cooperative, engaging in any activity or service in connection with the purchase, sale and handling of agronomy and energy products.	100% CHS	11/3/2008	11/3/2008	31-Aug	South Dakota	D	26-3723196
A	CHS-Winger	P.O. Box 64089 St. Paul, MN 55164-0089	Coop
Carrying on a grain
and supply
business, as a
cooperative,
engaging in any
activity or service
in connection with
the handling and
marketing of grain,
as well as the sale
of crop inputs and
agricultural suppy
products
					100% CHS	4/24/2009	4/24/2009	31-Aug	Minnesota	D	26-4833913
A	Circle Land Management, Inc.	PO Box 909; Laurel, MT 59044	Corp	Land Mgt. for property around Laurel MT refinery	100% CHS	5/5/1993	5/5/1993		Minnesota	D	41-1750051
A	Clear Creek Transportation, LLC	c/o Marathon Oil Co. 539 S. Main Street Findlay, Ohio 45840	LLC	Transporter of crude oil	100% NCRA	7/21/1958	Unknown		Kansas	D
A	Cofina Financial, LLC	5500 Cenex Drive Inver Grove Heights, MN 55077	LLC	Lending Services	100% CHS	2/9/2005	2/9/2005	31-Aug	Minnesota	D	20-2409352
A	Cofina Funding, LLC	5500 Cenex Drive Inver Grove Heights, MN 55077	LLC	Lending Services	100% Cofina Financial LLC	8/9/2005	8/9/2005	31-Aug	Delaware	D
A	CoGrain	560 W. Grain Terminal Rd., Pasco, WA 99301	Coop		54.5% CHS; 7.273% Ritzville Warehouse Company; 1.818% Pendleton Grain Growers; 36.364% Odessa Union Warehouse Co-op	9/21/1990	6/1/1996		Washington	D
A	Country Hedging, Inc.	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	Corp	Full service commodity futures and option brokerage	100% CHS	8/20/1986	8/20/1986	31-Aug	Delaware	D	41-1556399
A	Dakota Agronomy Partners, L.L.C.	2550 Valley Street Minot, ND 58701	LLC	An agronomy LLC that includes our SunPrairie Grain division (Minot) and 1 local coops	50% CHS (Sun Prairie Grain), 50% FUOC Minot	2/1/1999	2/1/1999	31-Dec	North Dakota	D	45-0452261
A	Erskine Grain Terminal, LLC	33388 190th Ave SE PO Box 163 Erskine, MN 56535	LLC	110-car shuttle facility	50% CHS; 50% Lansing Trade Group	7/19/2005	7/19/2005	31-Dec	Minnesota	D	20-3453878
A	Fin-Ag, Inc.	4001 South Westport Avenue P.O. Box 88808 Sioux Falls, SD 57105	Corp	Provides cattle feeding and swine financing loans; facility financing loans; crop production loans, and consulting services	100% CHS	12/17/1987	12/17/1987	31-Aug	South Dakota	D	46-0398764
A	Front Range Pipeline, LLC	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	LLC	To own and operate the Front Range Pipeline	100% CHS	3/23/1999	3/23/1999		Minnesota	D	41-1935715
A	Harvest States Cooperatives Europe B.V.	Dienstenstraat 15 NL 3161 GN Rhoon The Netherlands	LLC	Grain Marketing	100% CHS	5/9/2001	5/9/2001	31-Aug	Netherlands	F
A	Impact Risk Solutions, LLC	5500 Cenex Drive, Inver Grove Heights, MN 55077	LLC	Insurance agency	100% Ag States Agency	6/20/2007	6/20/2007	31-Aug	Minnesota	D	26-0390110
A	Jayhawk Pipeline L.L.C.	2000 South Main McPherson, KS 67460 (620) 241-2340	LLC	Transporter of Crude	100% NCRA	5/24/1994	5/24/1994	30-Sep	Kansas	D	48-1151682
A	Kaw Pipe Line Company	2000 South Main McPherson, KS 67460 (620) 241-2340	Corp	Operates crude oil pipeline in Central Kansas	67% NCRA; 33% CITGO	9/13/1935	7/7/1943	30-Sep	Delaware	D
A	La Canasta of Minnesota, Inc.	5500 Cenex Drive, Inver Grove Heights, MN 55077	Corp	Sold assets 5/31/05 to Gruma. Still own company	100% Sparta Foods, Inc.	11/18/1980	6/1/2000		Minnesota	D
A	Marshall Insurance Agency, Inc.	5500 Cenex Driver Inver Grove Heights MN 55077	Corp	Insurance Agency	100% CHS	4/1/2005	4/1/2005		Minnesota	D	83-0428017
A	McPherson Agricultural Products, LLC	2000 South Main McPherson, KS 67460 (620) 241-2340	LLC	Markets sulfer produced by NCRA Refinery	100% NCRA	10/6/2004	10/6/2004	30-Sep	Kansas	D
A	Millennium Seeds USA, LLC	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	LLC	Engage in the business of testing, producing and marketing hybrid sunflower seeds	50% Seeds 2000 50% CHS Inc.	8/10/2009	8/10/2009		Delaware	D	27-1110737
A	National Cooperative Refinery Association (NCRA)	2000 South Main Mcpherson, KS 67460 (620) 241-2340	Corp.	Manufacturer, marketing, and wholesale distribution of petroleum products.	74.5% CHS; 25.5% Growmark and MFA	7/7/1943	7/7/1943	30-Sep	Kansas	D	48-0348003
A	Omega Terminal S.A.	Boulevard de Perolles 55 Case postale 144, 1705 Fribourg, Switzerland	Corp	Swiss Company involved in Olimpex Project	100% CHS Europe SA (soon to be 26%)					Switzerland	F
A	Osage Pipe Line Company	2000 South Main McPherson, KS 67460 (620) 241-2340	Corp	Crude oil pipeline in OK and KS	100% NCRA	5/7/1975	5/7/1975	30-Sep	Delaware	D
A	Partnered Beverages, LLC	5500 Cenex Drive Inver Grove Heights, MN 55077	LLC	Sale of coffee through Mountain Mud stores	100% CHS	10/11/2006	10/11/2006	31-Aug	Minnesota	D	20-5706238
A	PGG/HSC Feed Company, L.L.C.	300 West Feedville Road Hermiston, OR 97838	LLC	Feed Manufacturer	80% CHS; 20% Pendleton Grain Growers	10/26/1994	10/26/1994	31-May	Oregon	D	93-1156470
A	PLC Insurance Agency, Inc.	5500 Cenex Drive Inver Grove Heights, MN 55077-2112	Corp.	Insurance Sales	100% CHS	9/30/2009			Minnesota	D	27-1031913
A	Provista Renewable Fuels Marketing, LLC	5500 Cenex Drive Inver Grove Heights, MN 55077	LLC	Biofuels marketing joint venture	100% CHS	11/4/2003	3/31/2006	31-Aug	Kansas	D	20-0364520
A	Safety Resource Alliance, LLC	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164	LLC	Provide Risk Assessment and management, regulatory compliance, and safety services	100% Ag States Agency	6/23/2005	6/23/2005		Kansas	D	71-0986429
A	Southwest Crop Nutrients, LLC	710 West Trail, Dodge City, Kansas 67801	LLC	to own and operate a wholesale/retail crop nutrient facility on property located at Ensign, KS	58.6025% CHS;
33.33% Dodge City
Coop Exchange;
3.2258% The Plains
Equity Exchange and
Co-operative Union;
1.6129% The Elkhart
Cooperative;
1.6129% The Offerle
Cooperative Grain
and Supply Co;
1.6129% Sublette
					Cooperative	9/9/2004	9/4/2007 CHS acquired Agriliance’s interest		Kansas	D	20-1074703
A	Sparta Foods, Inc.	920 Second Avenue South, Suite 1100, Minneapolis, MN 55402	Corp	Production and distribution of tortilla and value-added tortilla products	100% CHS	7/7/1988	6/1/2000		Minnesota	D	41-1618240
A	St. Hilaire Ag Insurance, Inc.	Box 128, St. Hilaire, MN 56754	Corp	Insurance Company	100% CHS	2/20/1990	8/9/1996		Minnesota		41-1659238
A	St. Paul Maritime Corporation		Corp	Company provides stevedoring services at Myrtle Grove Terminal, and charters vessels.	100% CHSC	8/18/1995	8/18/1995	31-Aug	Minnesota	D
A	United Country Brands LLC	5500 Cenex Drive PO Box 64089 St. Paul, MN 55164 and 3315 North Oak Trafficway Kansas City, MO 64116	LLC	Holding Company for membership interests in Agriliance LLC	100% CHS	1/5/2000	1/5/2000	31-Aug	Delaware	D	41-1961040
A	Western Feed, LLC	Western Feed, LLC P.O. Box 426 Morrill, NE 69358	LLC	Feed Business	50% CHS; 50% Western Cooperative Company	2/28/2008	2/28/2008		Minnesota	D	26-2111198

Exhibit 2.3
to Credit Agreement
5-YEAR BORROWING NOTICE NO.
, 201__

To: Re:
The Administrative Agent
From: CHS Inc. (“Borrower”)
2010 Amended and Restated Credit Agreement (Revolving Loan) (as amended from time to time, the “Credit Agreement”) dated as of June 2, 2010, among Borrower, CoBank, ACB (“CoBank” and, in its capacity as such, the
“Administrative Agent” and the “Bid Agent”), and the other Syndication
Parties signatory thereto.

Pursuant to Section 2.3 of the Credit Agreement, Borrower hereby gives notice of its desire to receive a 5-Year Advance in accordance with the terms set forth below (all capitalized terms used herein and not defined herein shall have the meaning given them in the Credit Agreement):

(a)	The 5-Year Advance requested pursuant to this 5-Year Borrowing Notice shall be made on , 201 [the date inserted must be a Banking Day and [the same or earlier Banking Day as][1] [at least three (3) Banking Days prior to][2] the date hereof].

(b)	The aggregate principal amount of the 5-Year Advance requested hereunder shall be Dollars ($ ).

(c)	The 5-Year Advance requested hereunder shall initially bear interest at the [select one]:

? Base Rate and be treated as a Base Rate Loan;

? LIBO Rate and be treated as a LIBO Rate Loan.

If the LIBO Rate is selected, the initial LIBO Rate Period shall be a        month period [select one, two, three, or six month period].

CHS INC.

By:
Name:
Title:

Exhibit 2.4

to Credit Agreement
5-YEAR FACILITY NOTE

$     .00 June 2, 2010

FOR VALUE RECEIVED, CHS INC., a Minnesota cooperative corporation (“Maker”), promises to pay to the order of        (“Payee”) at the office of the Administrative Agent (as defined in the Credit Agreement), CoBank, ACB at 5500 South Quebec Street, Greenwood Village, Colorado 80111, or such other place as the Administrative Agent shall direct in writing, the principal sum of        Dollars ($     .00) or, if less, the amount outstanding under this Note for (a) 5-Year Advances, and (b) Bid Advances, in each case made pursuant to the 2010 Credit Agreement (Revolving Loan) dated as of June 2, 2010, by and between CoBank (for its own benefit as a Syndication Party, and as the Administrative Agent for the benefit of the present and future Syndication Parties as named or defined therein, and as the Bid Agent) and Maker (as it may be amended from time to time in the future, the “Credit Agreement”) and any Bank Debt related thereto. This Note is issued and delivered to Payee pursuant to the Credit Agreement. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement.

The unpaid balance of this Note from time to time outstanding shall bear interest as set forth in the Credit Agreement. Interest shall be payable as provided in the Credit Agreement. Principal shall be payable on the 5-Year Maturity Date and as otherwise provided in the Credit Agreement. This Note has been issued by Maker to Payee pursuant to the Credit Agreement and reference is made thereto for specific terms and conditions under which this Note is made and to which this Note is subject.

This Note is subject to voluntary and mandatory prepayments as set forth in the Credit Agreement. Amounts repaid in respect of 5-Year Advances may be reborrowed during the 5-Year Availability Period. Upon the occurrence of an Event of Default, Maker agrees that the Administrative Agent and the Payee shall have all rights and remedies set forth in the Credit Agreement, including without limitation the rights of acceleration set forth in the Credit Agreement. In addition, the Administrative Agent and the Payee shall have the right to recover all costs of collection and enforcement of this Note as provided in the Credit Agreement.

Maker and any endorser, guarantor, surety or assignor hereby waives presentment for payment, demand, protest, notice of protest, and notice of dishonor and nonpayment of this Note, and all defenses on the ground of delay, suretyship, impairment of collateral, or of extension of time at or after maturity for the payment of this Note.

This Note shall be construed in accordance with and governed by the laws of the State of New York.

Maker:

CHS INC.
a Minnesota corporation

By:
Name:
Title:

Exhibit 2.10

to Credit Agreement
SYNDICATION ADOPTION AGREEMENT

This Syndication Adoption Agreement entered into this        day of       , 201       (“Effective Date”) by and between CoBank, ACB, in its capacity as the Administrative Agent under the Credit Agreement (as defined below) (in such role, “Administrative Agent”), and each of the other parties signatory hereto (“Adopting Parties”).

Recitals

A. Pursuant to the 2010 Credit Agreement (Revolving Loan) by and between Administrative Agent, the Syndication Parties named therein, and CHS, Inc. (“Borrower”), dated June 2, 2010 (as it may be amended from time to time “Credit Agreement”), the Syndication Parties thereto have agreed to provide, limited to their respective Individual 5-Year Commitments and Individual 5-Year Pro Rata Shares, financing to Borrower in the maximum aggregate amount of $900,000,000.00 through the 5-Year Facility, to be used for the purposes set forth in the Credit Agreement.

B. The Credit Agreement provided Borrower with the option to increase the 5-Year Commitment by as much as an aggregate amount not to exceed the Maximum Commitment Increase Amount pursuant to the provisions of Section 2.10 thereof which, among other things, required that each Person agreeing to fund a portion of the Commitment Increase (as defined in the Credit Agreement) and who was not then a Syndication Party, execute an Adoption Agreement.

B. Each Adopting Party wishes to be a Funding Source (as defined in the Credit Agreement) and to become a Syndication Party under the Credit Agreement with respect to the Individual 5-Year Commitment amounts set forth beneath its signature on this Syndication Adoption Agreement (“Syndication Interest”).

Agreement

For good and valuable consideration, the receipt and sufficiency of which the parties hereto hereby acknowledge, and each to induce the others to enter into this Syndication Adoption Agreement (“Agreement”), the parties hereto hereby agree as follows:

DEFINITIONS

Capitalized terms used herein without definition shall have the meaning given them in the Credit Agreement, if defined therein.

1. Acquisition of Syndication Interest.

1.1. The Adopting Party agrees to, as of the Effective Date, and at all times thereafter, comply with all of the obligations of a Syndication Party holding an Individual 5-Year Commitment in the amount shown beneath its signature below, as such obligations are set forth in the Credit Agreement.

2. Representations, Warranties, and Agreements.

2.1. The Adopting Party represents and warrants that: (a) the making and performance of this Agreement including its agreement to be bound by the Credit Agreement is within its power and has been duly authorized by all necessary corporate and other action by it; (b) entering into this Agreement and performance of its obligations hereunder and under the Credit Agreement will not conflict with nor constitute a breach of its charter or by-laws nor any agreements by which it is bound, and will not violate any judgment, decree or governmental or administrative order, rule, law, or regulation applicable to it; (c) no approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by it in connection with the execution, delivery and performance of its duties under this Agreement and the Credit Agreement; (d) this Agreement has been duly executed by it, and, this Agreement and the Credit Agreement, constitute its legal, valid, and binding obligation, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity); and (e) the act of entering into and performing its obligations under this Agreement and the Credit Agreement have been approved by its board of directors at an authorized meeting thereof (or by written consent in lieu of a meeting) and such action was duly noted in the written minutes of such meeting, and it will, upon request, furnish Administrative Agent with a certified copy of such minutes or an excerpt therefrom reflecting such approval.

2.2. The Adopting Party further represents that it is entitled to receive any payments to be made to it under the Credit Agreement without the withholding of any tax and will furnish to Administrative Agent and to Borrower such forms, certifications, statements and other documents as Administrative Agent or Borrower may request from time to time to evidence such Adopting Party’s exemption from the withholding of any tax imposed by any jurisdiction or to enable Administrative Agent or Borrower, as the case may be, to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if such Adopting Party is not created or organized under the laws of the United States of America or any state thereof, such Adopting Party will furnish to Administrative Agent and Borrower IRS Form W-8BEN, W-8ECI, 4224, or Form 1001, as appropriate, or such other forms, certifications, statements or documents, duly executed and completed by Adopting Party, as evidence of such Adopting Party’s exemption from the withholding of United States tax with respect thereto. Notwithstanding anything herein to the contrary, Borrower shall not be obligated to make any payments to or for the benefit of Adopting Party until Adopting Party shall have furnished to Administrative Agent and Borrower the requested form, certification, statement or document.

2.3. Adopting Party acknowledges receipt of true and correct copies of all Loan Documents and agrees and represents that: (a) it has relied upon its independent review of (i) the Loan Documents, and (ii) any information independently acquired by it from Borrower or otherwise in making its decision to acquire an interest in the Loan independently and without reliance on any Syndication Party or Administrative Agent; (b) it has obtained such information as it deems necessary (including any information it independently obtained from Borrower or others) prior to making its decision to acquire the Syndication Interest; (c) it has made its own independent analysis and appraisal of and investigation into Borrower’s authority, business, operations, financial and other condition, creditworthiness, and ability to perform its obligations under the Loan Documents and has relied on such review in making its decision to acquire the Syndication Interest, and will continue to rely solely upon its independent review of the facts and circumstances related to Borrower, and without reliance upon any Syndication Party or Administrative Agent, in making future decisions with respect to all matters under or in connection with the Loan Documents and its participation in the Loan as a Syndication Party.

2.4. Adopting Party acknowledges and agrees that: (a) neither Administrative Agent nor any Syndication Party has made any representation or warranty, except as expressly stated in this Agreement, nor do they assume any responsibility with respect to the due execution, validity, sufficiency, enforceability or collectibility of the Loan, the Loan Documents or the Notes or with respect to the accuracy and completeness of matters disclosed, represented or warranted in the Loan Documents by Borrower (including financial matters); (b) neither Administrative Agent nor any Syndication Party assumes any responsibility for the financial condition of Borrower or for the performance of Borrower’s obligations under the Loan Documents; (c) except as otherwise expressly provided in this Agreement or the Credit Agreement, neither any Syndication Party nor Administrative Agent nor any other Syndication Party shall have any duty or responsibility to furnish to any other Syndication Parties any credit or other information concerning Borrower which may come into its or their possession.

2.5. Adopting Party: (a) represents that it has acquired and is retaining the Syndication Interest it is acquiring in the Loan for its own account in the ordinary course of its banking or financing business; (b) agrees that it will not sell, assign, convey or otherwise dispose of (“Transfer”), or create or permit to exist any lien or security interest on, all or any part of its Syndication Interest in the Loan without compliance with all of the terms and conditions of the Credit Agreement, including Section 15.27 thereof.

2.6. Adopting Party:

2.6.1 Irrevocably consents and submits to the non-exclusive jurisdiction of any New York State court or (if applicable subject matter jurisdictional requirements are present) Federal court of the United States of America sitting in New York County, New York, and any appellate court from any thereof, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or the Credit Agreement or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or the Credit Agreement or the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters may be heard in the courts described above, as the Administrative Agent may elect.

2.6.2 Hereby agrees that any litigation with respect to the Credit Agreement or to enforce any judgment obtained against such Person for breach of the Credit Agreement or under the Notes or other Loan Documents may be brought in any New York State court or (if applicable subject matter jurisdictional requirements are present) Federal court of the United States of America sitting in New York County, New York, and any appellate court from any thereof, as the Administrative Agent may elect; and, by execution and delivery of this Agreement, Adopting Party irrevocably submits to such jurisdiction. With respect to litigation concerning the Credit Agreement or under the Notes or other Loan Documents, Adopting Party hereby irrevocably appoints, until six (6) months after the expiration of the 5-Year Maturity Date (as it may be extended at anytime), [      ], or such other Person as it may designate to the Administrative Agent, in each case with offices in New York, New York and otherwise reasonably acceptable to the Administrative Agent to serve as the agent of Adopting Party to receive for and on its behalf at such agent’s New York, New York office, service of process, which service may be made by mailing a copy of any summons or other legal process to such Person in care of such agent. Adopting Party agrees that it shall maintain a duly appointed agent in New York for service of summons and other legal process as long as it remains obligated under the Credit Agreement and shall keep the Administrative Agent advised in writing of the identity and location of such agent. The receipt by such agent and/or by Adopting Party of such summons or other legal process in any such litigation shall be deemed personal service and acceptance by Adopting Party for all purposes of such litigation. The Borrower and each Syndication Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

2.6.3 HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR THE CREDIT AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR THE CREDIT AGREEMENT OR THE TRANSACTIONS RELATED THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. ADOPTING PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ADMINISTRATIVE AGENT OR ANY SYNDICATION PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ADOPTING PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

3. General.

3.1. Adopting Party’s address for notice under Section 16.4 of the Credit Agreement shall be as set forth beneath its signature below.

[1]	Applicable only to Base Rate Loans

[2]	Applicable only to LIBO Rate Loans

IN WITNESS HEREOF, the parties hereto have caused this Syndication Adoption Agreement to be executed as of the Effective Date by their duly authorized representatives.

Administrative Agent
(as Administrative Agent):

COBANK, ACB

By:
Name:
Title:

ADOPTING PARTY:

By:
Name:
Title:

Contact Name:
Title:
Address:

Phone No.:
Fax No.:
Individual 5-Year Commitment: $
Payment Instructions:

Bank:

ABA #:

Acct. Name:

Account No.:

Attn:

Ref:

BORROWER’S CONSENT

Borrower hereby signifies its consent to acquisition of an Individual 5-Year Commitment by Adopting Party as described above.

CHS, INC.

By:
Name:
Title:

Exhibit 3.2

to Credit Agreement
BID REQUEST
(5-Year Facility)

VIA FACSIMILE (303) 740-4100 , 201
To: From:	The Bid Agent and all Syndication Parties holding an Individual 5-Year Commitment under the Credit Agreement CHS Inc. (“Borrower”)

Re: 2010 Credit Agreement (Revolving Loan) (as amended from time to time, the “Credit Agreement”) dated as of June 2, 2010 among Borrower, CoBank, ACB (“CoBank” and, in its capacity as such, the “Administrative Agent” and the “Bid Agent”), and the other Syndication Parties signatory thereto.

We hereby give notice pursuant to Section 3.2 of the Credit Agreement that we request Bids for the following proposed 5-Year Bid Advances (all capitalized terms used herein and not defined herein shall have the meaning given them in the Credit Agreement) [maximum of five amounts/maturities]: Date of Borrowing:

Aggregate Principal Amount of Borrowing:

Principal Amount*	Bid Maturity Date+

$
$
$
$
$

*	Borrower reserves the right to reduce or apportion this amount during the Bid selection process.

+May not extend more than 30 days beyond the 5-Year Maturity Date

CHS INC.

By:
Name:
Title:

Exhibit 3.3

to Credit Agreement
BID REQUEST
(5-Year Facility)

VIA FACSIMILE (303) 740-4100		____________,201__
To: From:	CHS Inc. (“Borrower”) and the Bid Agent [NAME OF SYNDICATION PARTY]

Re: 2010 Credit Agreement (Revolving Loan) (as amended from time to time, the “Credit Agreement”) dated as of June 2, 2010, among Borrower, CoBank, ACB (“CoBank” and, in its capacity as such, the “Administrative Agent” and the “Bid Agent”), and the other Syndication Parties signatory thereto.

In response to the Bid Request of the Borrower dated      , 201      , we hereby offer to make Bid Advance(s) in the following principal amount(s), with the following Bid Maturity Date(s) and at the following interest rate(s) (all capitalized terms used herein and not defined herein shall have the meaning given them in the Credit Agreement):

Bid

Principal Amount	Maturity Date	Bid* Rate

$
$
$

*	Specify rate of interest per annum (to the nearest 1/10,000 of 1%).

The offer set forth in this Bid expires at 11:00 A.M. (Central time) on the date hereof to the extent not accepted by Borrower on or before such time. Each offer set forth above is irrevocable, but is subject to the satisfaction of the applicable conditions set forth in Articles 3 and 10 of the Credit Agreement.

Person to contact: .
Telephone Number:	(	) [Name of Bank]

Dated:      , 201       By:

Name:

Title:

Exhibit 3.4
to Credit Agreement
BID SELECTION NOTICE
(5-Year Facility)

To: From:	Bid Agent CHS Inc. (“Borrower”)	,201_

Re: 2010 Credit Agreement (Revolving Loan) (as amended from time to time, the “Credit Agreement”) dated as of June 2, 2010, among Borrower, CoBank, ACB (“CoBank” and, in its capacity as such, the “Administrative Agent” and the “Bid Agent”), and the other Syndication Parties signatory thereto.

The Borrower hereby accepts the Syndication Party’s offer, set forth in its Bid dated—, 201      , for Bid Advances in the following principal amount(s), and for the following Bid Maturity Date(s), and at the following interest rate(s) (all capitalized terms used herein and not defined herein shall have the meaning given them in the Credit Agreement):

Bid
Syndication Party	Principal Amount	Maturity Date	Bid Rate
$
$
$

CHS INC.

By:
Name:
Title:

Dated:      , 201

Exhibit 5.1
to Credit Agreement
CONVERSION OR CONTINUATION NOTICE NO.
, 201__

To: Re:
The Administrative Agent
From: CHS Inc. (“Borrower”)
2010 Amended and Restated Credit Agreement (Revolving Loan) (as amended from time to time, the “Credit Agreement”) dated as of June 2, 2010, among Borrower, CoBank, ACB (“CoBank” and, in its capacity as such, the
“Administrative Agent” and the “Bid Agent”), and the other Syndication
Parties signatory thereto.

Pursuant to Section 5.1.2 of the Credit Agreement, Borrower hereby gives notice of its desire to, in accordance with the terms set forth below (all capitalized terms used herein and not defined herein shall have the meaning given them in the Credit Agreement) [select one]:

? Convert a Base Rate Loan to a LIBO Rate Loan;

? Continue a LIBO Rate Loan.

(a)	The [conversion of the Base Rate Loan to a LIBO Rate Loan] [continuation of a LIBO Rate Loan] requested pursuant to this Conversion or Continuation Notice shall be made on , 201 [the date inserted must be a Banking Day and at least three (3) Banking Days prior to the date hereof].

(b)	The aggregate principal amount [to be converted from a Base Rate Loan][of the LIBO Rate Loan to be continued] hereunder shall be Dollars ($ ).

(c)	The LIBO Rate Period shall be month[s] [select one, two, three or six months period].

CHS INC.

By:
Name:
Title:

Exhibit 9.3
to Credit Agreement
Litigation

None.

Exhibit 9.8
to Credit Agreement
Payment of Taxes

None.

Exhibit 9.10
to Credit Agreement
Employee Benefit Plans

CHS Inc. Plan Name and Number
Plan 001 — CHS Inc. Pension Plan
Plan 002 — CHS Inc. Pension Plan for Production Employees
Plan 014 — CHS Inc. 401(k) Plan
Plan 028 — CHS Inc. 401(k) for Production Employees
Plan 503 — CHS Inc. Comprehensive Welfare Plan — Sub-plans listed under Plan 503 as follows:

CHS Inc. Medical Program

CHS Inc. Retiree Medical Program

CHS Inc. Dental, Vision and Hearing Program

CHS Inc. Flexible Benefit Program

CHS Inc. Short-Term/Temporary Disability Income/Accident and Sick

CHS Inc. Long Term

CHS Group Life

CHS Inc. Severance Program “B” for Job Eliminations

CHS Inc. Severance Program “A” for Job Eliminations

Plan 519 — CHS Inc. Educational Assistance Plan
Plan 520 — CHS Inc. Employee Assistance Plan
Plan 524 — CHS Inc. Long Term Care Plan
Cooperative Pension Plan (Daeske Pension Plan)
Co-op Retirement Plan (Wallace County/Sharon Springs)
Plumbers and Pipefitters National Pension Fund (Minneapolis Pipefitters)
The Western Conference of Teamsters Pension Plan (Western Conference of Teamsters)
The Washington Teamsters Welfare Plan (Western Conference of Teamsters)
The Oregon Teamsters Health & Welfare Plan (Western Conference of Teamsters)
Central States Southeast and Southwest Areas Health & Welfare Plan (Central States)
CHS and Local 21 Kalama Welfare Plan (Kalama)
CHS and Local 21 Kalama Pension Plan (Kalama)

CHS Inc. Non-Qualified Plans
CHS Inc. Non employee Director Retirement Plan
CHS Inc. Supplemental Executive Retirement Plan (SERP)
CHS Inc. Special Supplemental Executive Retirement Plan (SERP)
CHS Inc. Supplemental Savings Plan (Deferred Compensation Plan)
CHS Inc. Deferred Compensation Plan

NCRA Plan Name and Number
Plan 001 – NCRA Employee Retirement Plan
Plan 002 – NCRA Thrift Plan
Plan 003 – NCRA Savings and Retirement Plan
Plan 004 – NCRA Union Savings Plan
Plan 502 – NCRA Non Bargaining Medical Plan
Plan 503 – NCRA Bargaining Medical Plan
Plan 505 – NCRA Union Group Life
Plan 506 – NCRA Non Union Group Life
Plan 507 – NCRA Non Union LTD
Plan 511 – NCRA Union LTD
Plan 512 – NCRA Bargaining Cafeteria Plan
Plan 513 –NCRA Severance Plan
Plan 515 – NCRA Cancer Insurance
Plan 516 – NCRA Non Bargaining Cafeteria Plan
Plan 517 – Critical Care Insurance (New plan, Form 5500 not yet filed)
Plan 518 – Vision Insurance (New plan, Form 5500 not yet filed)

NCRA Non-Qualified Plans
Deferred Compensation
Supplemental Employee Retirement Plan (SERP)

Exhibit 9.11
to Credit Agreement
EQUITY INVESTMENTS
CHS Inc.
Investments > $5,000,000

	Balance	Eliminations	Consolidated
Ag Processing	18,244,885		18,244,885
CME-Chicago Mercantile Exchange	5,506,370		5,506,370
CoBank	15,702,686		15,702,686
Land O’ Lakes, Inc.	45,858,239		45,858,239
Universal Cooperatives, Inc.	7,034,685		7,034,685
INVESTMENTS IN COOPERATIVES & OTHER	92,346,865	—	92,346,865
CONSOLIDATED INVESTMENTS
Country Operations Shell Subsidiaries	46,080,507	(46,080,507)	—
Ag States Agency	10,578,694	(10,578,694)	—
Cenex Pipeline Company	58,632,586	(58,632,586)	—
CHS Europe and investments	31,057,551	(31,057,551)	—
Cofina Financial, LLC	82,644,427	(82,644,427)	—
Front Range Pipeline Co	58,450,283	(58,450,283)	—
Geneva	5,225,407	(5,225,407)	—
CHS Canada, Inc.	15,554,761	(15,554,761)	—
National Co-op Refinery Association Consolidated	710,154,808	(710,154,808)	—
TOTAL CONSOLIDATED INVESTMENTS	1,018,379,024	(1,018,379,024)	0
CORP, AGRONOMY, ENERGY, GRAIN MARKETING JV’S
CHS IH — Multigrain Ag	140,725,824		140,725,824
Tacoma Export Marketing Co, (Temco)	23,672,775		23,672,775
United Harvest, LLC	16,822,498		16,822,498
Other NCRA Investments	5,054,466	(711,425)	4,343,041
Cornerstone Ag, LLc	5,097,128		5,097,128
TOTAL CORP, AGRONOMY, ENERGY, GRN MKTG	191,372,691	(711,425)	190,661,266
WHEAT MILLING JOINT VENTURES
Horizon Milling, LLC	57,082,889		57,082,889
Horizon Milling Canada GP	20,209,268		20,209,268
TOTAL WHEAT JV’S	77,292,157	—	77,292,157
FOODS JOINT VENTURES
Ventura Foods, LLC	260,740,269		260,740,269
TOTAL FOODS JOINT VENTURES	260,740,269	—	260,740,269
TOTAL INVESTMENTS	1,640,131,006	(1,019,090,449)	621,040,557
NCRA Loan	62,500,000	(62,500,000)	—
CHS Europe Loan	20,000,000	(20,000,000)	—
CHS IH Loan	147,499,292	(147,499,292)	—
GN Terminal Enterprises Loan	15,000,000		15,000,000
TOTAL	1,885,130,298	(1,249,089,741)	636,040,557

Exhibit 9.14
to Credit Agreement
Environmental Compliance

None.

Exhibit 9.23
to Credit Agreement
Labor Matters and Labor Agreements

None.

Exhibit 12.8(f)
to Credit Agreement
EXISTING INVESTMENTS

	Balance	Eliminations	Consolidated
Ag Processing	18,244,885		18,244,885
CME-Chicago Mercantile Exchange	5,506,370		5,506,370
Clarkson Grain Co.	600,000		600,000
CoBank	15,702,686		15,708,238
Cooperative Finance Association	569,529		595,764
IAAC Farmers Comm	577,617		577,617
International Malting — Lesaffre	700,000		700,000
Land O’ Lakes, Inc.	45,858,239		45,858,239
Lewis-Clark Terminal, Inc.	1,382,441		1,382,441
Universal Cooperatives, Inc.	7,034,685		7,034,685
Electric & Telephone Coops	1,235,239		1,238,272
Other Cooperatives, Etc.	4,960,475	(7,800)	4,953,608
Local Patron Coops	2,497,950	—	2,462,537
Other	1,008,102		1,021,497
INVESTMENTS IN COOPERATIVES & OTHER	105,878,219	(7,800)	105,884,153
CONSOLIDATED INVESTMENTS
CoFina Financial, LLC	82,644,427	(82,644,427)	—
TOTAL CONSOLIDATED INVESTMENTS	82,644,427	(82,644,427)	—
CORP, AGRONOMY, ENERGY, GRAIN MARKETING JV’S
Alton	266,643		266,643
Groton	168,498		168,498
Latty, OH	1,211,956		1,211,956
ACG Trade	2,081,071		2,081,071
MCIC Ag	2,067,469		2,067,469
Multigrain Ag	140,725,824		140,725,824
Green Bay Terminal Corp.	387,276		387,276
Imperial Valley, LLC	2,523,090		2,523,090
Oregana	5,880,000		5,880,000
SLE Land	129,260		129,260
Tacoma Export Marketing Co, (Temco)	23,672,775		23,672,775
United Harvest, LLC	16,822,498		16,822,498
Agriliance LLC	7,914,915		7,914,915
Agriliance Goodwill	(13,810,000)		(13,810,000)
Wabash Valley Grain	3,804,119		3,804,119
NCRA — Investments in LLC’s	5,054,466	(711,425)	4,343,041
TOTAL CORP, AGRONOMY, ENERGY, GRN MKTG	198,899,860	(711,425)	198,188,435
COUNTRY OPS & BUSINESS SOLUTIONS
Allied Agronomy, LLC	1,301,986		1,301,986
Central Plains Ag Services	3,313,653		3,313,653
CHS/ADM, LLC	1,722,725		1,722,725
Cobank Investment held by Cofina	98,479		98,479
Colorado Retail Venture, LLC	1,721,405		1,721,405
Cornerstone AG, LLC	5,097,128		5,097,128
Other Investments Held by Dakota Agronomy Partners	37,703		37,703
Dakota Quality Grain, LLC	3,379,322		3,379,322
Energy Partners, LLC	3,538,073		3,538,073
Other Investmetns Held by Erskine Grain Terminal	779,618		779,618
Genetic Marketing Group, LLC	21,419		21,419
Mountain Country, LLC	595,138		595,138
Mountain View of Montana, LLC	1,493,235		1,493,235
Norick Risk Funding Concepts, LLC	1,816,071		1,816,071
Prairie Lakes Grain Storage, LLC	57,495		57,495
Quality Farm & Ranch, LLC	1,252,114		1,252,114
Russell Consulting Group	1,330,113		1,330,113
United Hardware, Inc LLC	17,972		17,972
WHYHAP	52,384		52,384
TOTAL COUNTRY OPS & BUSINESS SOLUTIONS	27,626,033	—	27,626,033
WHEAT MILLING JOINT VENTURES
Horizon Milling, LLC	57,082,889		57,082,889
Horizon Milling Canada	20,209,268		20,209,268
TOTAL WHEAT JV’S	77,292,157	—	77,292,157
FOODS JOINT VENTURES
Ventura Foods, LLC	260,740,269		260,740,269
TOTAL FOODS JOINT VENTURES	260,740,269	—	260,740,269
TOTAL INVESTMENTS	753,080,965	(83,363,652)	669,731,048
GN Terminal Enterprises, LTD. Loan.	15,000,000		15,000,000
TOTAL	768,080,965	(83,363,652)	684,731,048

Exhibit 15.27
to Credit Agreement
SYNDICATION ACQUISITION AGREEMENT

This Syndication Acquisition Agreement entered into this        day of       , 201      (“Effective Date”) pursuant to the Credit Agreement (as defined below) by and between CoBank, ACB, in its capacity as the Administrative Agent under the Credit Agreement (in such role, “Administrative Agent”),      , a Syndication Party under the Credit Agreement (“Transferor”), and       (“Purchaser”).

Recitals

A. Pursuant to the 2010 Credit Agreement (Revolving Loan) by and between Administrative Agent, the Syndication Parties named therein, and CHS Inc. (“Borrower”), dated as of June 2, 2010 (as amended and as it may be amended in the future, the “Credit Agreement”), the Syndication Parties have agreed to provide, limited to their respective Individual Commitments and Pro Rata Shares, financing to Borrower through the 5-Year Facility, to be used for the purposes set forth in the Credit Agreement.

B. Transferor wishes to sell and assign a portion of its Individual 5-Year Pro Rata Share of the amounts outstanding under the 5-Year Facility and/or its obligations under a portion of its Individual 5-Year Commitment (“5-Year Loan Interest”), as indicated on Exhibit A hereto, and Purchaser wishes to purchase and assume such 5-Year Loan Interest [IF TRANSFEROR IS ALSO THE ADMINISTRATIVE AGENT, INSERT THE FOLLOWING (as Syndication Party, and not as Administrative Agent)] under the Credit Agreement.

Agreement

For good and valuable consideration, the receipt and sufficiency of which the parties hereto hereby acknowledge, and each to induce the others to enter into this Syndication Acquisition Agreement (“Agreement”), the parties hereto hereby agree as follows:

DEFINITIONS

Capitalized terms used herein without definition shall have the meaning given them in the Credit Agreement, if defined therein.

“Loan” as used herein shall, where the context requires, mean the 5-Year Facility with respect to which Purchaser has acquired its 5-Year Loan Interest hereunder.

1. Purchase and Sale of Syndication Interest.

1.1. Purchaser hereby purchases from Transferor and Transferor hereby sells to Purchaser, pursuant to the terms and conditions contained herein and in Article 15 of the Credit Agreement, a Syndication Interest equal to the Individual 5-Year Commitment as set forth in Exhibit A hereto (“Purchaser’s 5-Year Loan Commitment Amount”) and a portion of the amount outstanding under the 5-Year Facility as of the Effective Date determined by application of the 5-Year Loan Percentage as set forth in Exhibit A hereto (“Purchaser’s Outstanding 5-Year Loan Obligations Amount”), and a proportionate undivided interest in the Loan Documents (other than the Notes payable to the other Syndication Parties), and all applicable amounts owing and all applicable payments made by Borrower thereunder (excluding Borrower’s obligation to purchase Bank Equity Interests, and patronage dividends and patronage shares paid or payable on account of such Bank Equity Interests). Purchaser’s Outstanding 5-Year Loan Obligations Amount shall be allocated (a) to Bid Loans only if, and to the extent, expressly provided in Exhibit A hereto; and (b) except as provided pursuant to clause (a), proportionately in all of the 5-Year Advances, as applicable, outstanding on the Effective Date.

1.2. Purchaser’s obligation as set forth in Section 1.1 above to purchase the Purchaser’s 5-Year Loan Commitment Amount (individually or collectively “Purchaser’s Commitment Amount”) shall, subject to the terms and conditions hereof and of Article 15 of the Credit Agreement, be continuing, unconditional, and irrevocable. Purchaser’s acquisition of Purchaser’s Commitment Amount shall be without recourse to Transferor and shall not be construed as a loan from Purchaser to Transferor. The term Purchaser’s Outstanding 5-Year Loan Obligations Amount may be hereinafter referred to as the “Purchaser’s Outstanding Obligations Amount” and, collectively with Purchaser’s Commitment Amount as “Purchaser’s Syndication Interest”.

1.3. Purchaser agrees to remit to Transferor on the Effective Date, the Purchaser’s Outstanding Obligations Amount. Transferor and Purchaser agree to make settlement among themselves, without involvement of the Administrative Agent, with respect to any interest accrued and outstanding on the Purchaser’s Outstanding Obligations Amount as of the Effective Date.

1.4. Purchaser agrees to, as of the Effective Date, and at all times thereafter, comply with all of the obligations of a Syndication Party holding an Individual Commitment as such obligations are set forth in the Credit Agreement.

1.5. Transferor agrees to pay, or cause Purchaser to pay, to Administrative Agent on the Effective Date: (a) if applicable, a fee in the amount of $3,500.00 for processing Purchaser’s acquisition of the Purchaser’s Commitment Amount, and (b) Administrative Agent’s out of pocket fees and expenses incurred in connection with the transaction described herein, including its attorney’s fees.

2. Purchaser’s Representations, Warranties, and Agreements.

2.1. Purchaser represents and warrants that: (a) the making and performance of this Agreement including its agreement to be bound by the Credit Agreement is within its power and has been duly authorized by all necessary corporate and other action by it; (b) this Agreement is in compliance with all applicable laws and regulations promulgated thereunder and entering into this Agreement and performance of its obligations hereunder and under the Credit Agreement will not conflict with nor constitute a breach of its charter or by-laws nor any agreements by which it is bound, and will not violate any judgment, decree or governmental or administrative order, rule or regulation applicable to it; (c) no approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by it in connection with the execution, delivery and performance of its duties under this Agreement and the Credit Agreement; (d) this Agreement has been duly executed by it, and, this Agreement and the Credit Agreement, constitute its legal, valid, and binding obligation, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity); and (e) the act of entering into and performing its obligations under this Agreement and the Credit Agreement have been approved by its board of directors at an authorized meeting thereof (or by written consent in lieu of a meeting) and such action was duly noted in the written minutes of such meeting, and that it will, if requested by the Administrative Agent, furnish Administrative Agent with a certified copy of such minutes or an excerpt therefrom reflecting such approval.

2.2. Purchaser further represents that it is entitled to receive any payments to be made to it under the Credit Agreement without the withholding of any tax and will furnish to Administrative Agent and to Borrower such forms, certifications, statements and other documents as Administrative Agent or Borrower may request from time to time to evidence Purchaser’s exemption from the withholding of any tax imposed by any jurisdiction or to enable Administrative Agent or Borrower, as the case may be, to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if Purchaser is not created or organized under the laws of the United States of America or any state thereof, Purchaser will furnish to Administrative Agent and Borrower the IRS Forms described in Section 15.31 of the Credit Agreement, or such other forms, certifications, statements or documents, duly executed and completed by Purchaser, as evidence of Purchaser’s exemption from the withholding of United States tax with respect thereto. Notwithstanding anything herein to the contrary, Borrower shall not be obligated to make any payments to Purchaser until Purchaser shall have furnished to Administrative Agent and Borrower the requested form, certification, statement or document.

2.3. Purchaser acknowledges receipt of true and correct copies of all Loan Documents from Transferor and agrees and represents that: (a) it has relied upon its independent review of (i) the Loan Documents, and (ii) any information independently acquired by it from Borrower or otherwise in making its decision to acquire an interest in the Loan independently and without reliance on Transferor or Administrative Agent; (b) it has obtained such information as it deems necessary (including any information it independently obtained from Borrower or others) prior to making its decision to acquire the Purchaser’s Syndication Interest; (c) it has made its own independent analysis and appraisal of and investigation into Borrower’s authority, business, operations, financial and other condition, creditworthiness, and ability to perform its obligations under the Loan Documents and has relied on such review in making its decision to acquire the Purchaser’s Syndication Interest, and will continue to rely solely upon its independent review of the facts and circumstances related to Borrower, and without reliance upon Transferor or Administrative Agent, in making future decisions with respect to all matters under or in connection with the Loan Documents and its participation in the Loan as a Syndication Party.

2.4. Purchaser acknowledges and agrees that: (a) neither Administrative Agent nor Transferor has made any representation or warranty, except as expressly stated in the Credit Agreement and this Agreement, nor do they assume any responsibility with respect to the due execution, validity, sufficiency, enforceability or collectibility of the Loan, the Loan Documents or the Notes or with respect to the accuracy and completeness of matters disclosed, represented or warranted in the Loan Documents by Borrower (including financial matters); (b) neither Administrative Agent nor Transferor assumes any responsibility for the financial condition of Borrower or for the performance of Borrower’s obligations under the Loan Documents; (c) except as otherwise expressly provided in this Agreement or the Credit Agreement, neither Transferor nor Administrative Agent nor any other Syndication Party shall have any duty or responsibility to furnish to any other Syndication Parties any credit or other information concerning Borrower which may come into its or their possession.

2.5. Purchaser: (a) agrees that it will not sell, assign, convey or otherwise dispose of (“Transfer”), or create or permit to exist any lien or security interest on, all or any part of its Syndication Interest in the Loan to any Person (“Transferee”) without the prior written consent of Administrative Agent and Borrower (which consent will not be unreasonably withheld, provided that Borrower shall have no approval rights upon the occurrence and during the continuance of an Event of Default), provided that (i) any such Transfer (except a Transfer to another Syndication Party) must be in a minimum amount of $10,000,000.00, unless it Transfers the full amount of its Syndication Interest; (ii) Purchaser and each Syndication Party must maintain an Individual 5-Year Commitment of no less than $5,000,000.00, unless it Transfers its entire Syndication Interest; (iii) the Transferee must execute an agreement substantially in the form of Exhibit 15.27 to the Credit Agreement and assume all of the obligations thereunder of the Syndication Party making such Transfer (“Transferor”) and execute such documents as the Administrative Agent may reasonably require; and (iv) the Transferor must pay, or cause the Transferee to pay, the Administrative Agent an assignment fee of $3,500.00 (“Assignment Fee”), unless the assignment is to an affiliate of such Syndication Party or to another Syndication Party, in which case no assignment fee will be required; (b) understands and agrees that (i) it may participate any part of its interest in the Loans to any Person (“Participant”) with prior written notice to (but without the consent of) the Administrative Agent and Borrower, and (ii) in the event of any such participation: (A) its obligations hereunder will not change on account of such participation; (B) the Participant will have no rights under this Credit Agreement, including, without limitation, voting rights (except as provided in Section 15.28 of the Credit Agreement with respect to Voting Participants) or the right to receive payments or distributions; and (C) the Administrative Agent shall continue to deal directly with the Transferor with respect to the Loans (including with respect to voting rights, except as provided in Section 15.28 of the Credit Agreement with respect to Voting Participants) as though no participation had been granted and will not be obligated to deal directly with any Participant (except as provided in Section 15.28 of the Credit Agreement with respect to Voting Participants); and (c) agrees that it will not divulge any non-public information regarding Borrower which it acquires on account of its being a Syndication Party to any third Persons not an employee or agent of Purchaser except (i) as may be required by law, rule, regulation, or court order, (ii) in connection with an examination of its books or affairs by any of its regulatory agencies or accountants, or (iii) in connection with a Transfer of, or the sale of a participation interest in, its Syndication Interest in accordance with the Credit Agreement. Notwithstanding any provision contained herein to the contrary, (i) any Syndication Party may at any time pledge all or any portion of its interest in the Loans to any Federal Reserve Bank or central bank having jurisdiction over such Syndication Party or to any Farm Credit Bank or Transfer its Syndication Interest to an affiliate bank if and to the extent required under applicable law in order to pledge such interest to such central bank and (ii) no Syndication Party shall be permitted to Transfer, or sell a participation in, any part of its Syndication Interest to the Borrower or any of the Borrower’s Subsidiaries.

2.6. Purchaser:

2.6.1 Irrevocably consents and submits to the non-exclusive jurisdiction of any New York State court or (if applicable subject matter jurisdictional requirements are present) Federal court of the United States of America, sitting in New York County, New York, and any appellate court from any thereof, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or the Credit Agreement or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or the Credit Agreement or the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters may be heard in the courts described above, as the Administrative Agent may elect.

2.6.2 With respect to litigation concerning this Agreement or the Credit Agreement, Purchaser hereby agrees that any litigation with respect to the Credit Agreement or to enforce any judgment obtained against such Person for breach of the Credit Agreement or under the Notes or other Loan Documents may be brought in any New York State court or (if applicable subject matter jurisdictional requirements are present) Federal court of the United States of America, in each case sitting in New York County, New York, and any appellate court from any thereof, as the Administrative Agent may elect; and, by execution and delivery of this Syndication Acquisition Agreement, Purchaser irrevocably submits to such jurisdiction. With respect to litigation concerning the Credit Agreement or under the Notes or other Loan Documents, Purchaser hereby irrevocably appoints, until six (6) months after the expiration of the 5-Year Maturity Date (as it may be extended at anytime), [      ], or such other Person as it may designate to the Administrative Agent, in each case with offices in New York, New York and otherwise reasonably acceptable to the Administrative Agent to serve as the agent of Purchaser to receive for and on its behalf at such agent’s New York, New York office, service of process, which service may be made by mailing a copy of any summons or other legal process to such Person in care of such agent. Purchaser agrees that it shall maintain a duly appointed agent in Colorado for service of summons and other legal process as long as it remains obligated under this Credit Agreement and shall keep the Administrative Agent advised in writing of the identity and location of such agent. The receipt by such agent and/or by Purchaser of such summons or other legal process in any such litigation shall be deemed personal service and acceptance by Purchaser for all purposes of such litigation. The Borrower and each Syndication Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

2.6.3 HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR THE CREDIT AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR THE CREDIT AGREEMENT OR THE TRANSACTIONS RELATED THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. PURCHASER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT, AGENT, TRANSFEROR, OR ANY SYNDICATION PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF PURCHASER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

3. Representations of Administrative Agent and Transferor.

3.1. Transferor and Administrative Agent represent and warrant that (a) Transferor’s Individual 5-Year Commitment is not less than Purchaser’s 5-Year Loan Commitment Amount, and (b) the total principal amount advanced and outstanding by Transferor under the 5-Year Facility as of the Effective Date is not less than Purchaser’s Outstanding 5-Year Loan Obligations Amount.

4. General.

4.1. Purchaser’s address for notice under Section 16.4 of the Credit Agreement shall be as set forth on its signature page hereto as “Contact Name”.

IN WITNESS HEREOF, the parties hereto have caused this Syndication Acquisition Agreement to be executed as of the Effective Date by their duly authorized representatives.

Administrative Agent
(as Administrative Agent):

COBANK, ACB

By:
Name:
Title:

Transferor:

By:
Name:
Title:

BORROWER’S CONSENT

Borrower hereby signifies its consent to Transferor’s sale of the Purchaser’s Syndication Interest to Purchaser as described above.

CHS INC.

By:
Name:
Title:

[Purchaser’s signature appears on the next page]

PURCHASER:

[Name]

By:
Name:
Title:

Contact Name:
Title:
Address:

e-mail address:
Phone No.:
Fax
No.:
Individual 5-Year Commitment: $.00
Payment Instructions:

Bank

ABA -

Acct. Name:

Attention:

Ref: CHS

Exhibit A to
SYNDICATION ACQUISITION AGREEMENT

An Individual 5-Year Commitment of $       , and

The following percentage of the principal amount outstanding under 5-Year Facility:      % (“5-Year Loan Percentage”)

If the following blank is completed, Purchaser’s Outstanding 5-Year Loan Obligations Amount shall be allocated in the amount(s), and to the specific Bid Loan(s) as follows:       .

Exhibit 15.28
to Credit Agreement
Closing Date Voting Participants

Name and Address	Participation Amount
Badgerland Financial, FLCA	$10,000,000.00
4602 E. Washington Avenue
Madison, WI 53707
Attention: Larry Coulthard
Phone: 608-241-5737, ext. 0179
Facsimile: 608-241-4534
E-Mail: larry.coulthard@badgerlandfinancial.com
(Voting Participant in CoBank, ACB)
Farm Credit Bank of Texas 4801 Plaza on the Lake Drive Austin, TX 78746 Attention: Luis Requejo Phone: 512-465-0774 Facsimile: 512-465-1832 E-Mail: luis.requejo@farmcreditbank.com (Voting Participant in CoBank, ACB)	$21,923,076.92

Farm Credit Services of Mid-America, FLCA 1601 UPS Drive Louisville, KY 40223 Attention: Ralph Bowman Phone: 502-420-3918 Facsimile: 502-420-3618 E-Mail: rbowman@e-farmcredit.com (Voting Participant in CoBank, ACB)	$14,230,769.23

FCS Commercial Finance Group 600 South Highway 169 Interchange Tower, Suite 850 Minneapolis, MN 55426 Attention: Warren Shoen Phone: 952-428-7943 Facsimile: 952-513-9956 E-Mail: wshoen@farmcredit.com (Voting Participant in CoBank, ACB)	$7,923,076.92

1st Farm Credit Services, FLCA 2000 Jacobssen Drive Normal, IL 61761 Attention: Dale Richardson Phone: 630-527-6426 Facsimile: 630-527-9459 E-Mail: drichar@1stfarmcredit.com (Voting Participant in CoBank, ACB)	$6,923,076.92

Northwest Farm Credit Services, FLCA 1700 South Assembly Street Spokane, WA 99224 Attention: Jim Allen Phone: 509-340-5555 Facsimile: 509-340-5503 E-Mail: participations@farm-credit.com (Voting Participant in CoBank, ACB)	$6,923,076.92

Exhibit 15.29
to Credit Agreement

WIRE INSTRUCTIONS When funds are to be wired to CoBank, including in its role as the Administrative Agent, by Borrower, the following wiring information must be used:

To: CoBank, ACB ABA #

CHS Inc.

Attn: Syndications

WIRE INSTRUCTIONS When funds are to be wired to CoBank, including in its role as the Administrative Agent, by any Syndication Party, such Syndication Party must use the wiring information provided in the administrative details form provided to it by CoBank (as it may be changed from time to time by notice to such Syndication Party).

WIRE INSTRUCTIONS When funds are to be wired to any Syndication Party, the wiring information provided on the signature page of the Credit Agreement with respect to such Syndication Party (as it may be changed from time to time by notice to the Administrative Agent) must be used.

WIRE INSTRUCTIONS When funds are to be wired to Borrower by the Administrative Agent or by any Syndication Party, the following wiring information must be used:

To: CHS Inc. Bank Name:	Wells Fargo Bank Minnesota, N.A. 420 Montgomery San Francisco, CA 94104

Routing No. :
Account No.:
SWIFT: WBFIUS6S

Schedule 1

to Credit Agreement (Revolving Loan)
SYNDICATION PARTIES AND INDIVIDUAL COMMITMENTS

Individual 5-Year
Syndication Party Name/Address	Commitment
CoBank, ACB	$133,692,307.72
SunTrust Bank	$53,000,000.00
U.S. Bank National Association	$58,923,076.92
Bank of Montreal	$53,000,000.00
Wells Fargo Bank, National Association	$34,153,846.15
Bank of America, National Association	$44,923,076.92
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$53,000,000.00
Rabobank Nederland	$64,307,692.31
Natixis, New York Branch	$35,230,769.23
Deere Credit, Inc.	$3,384,615.38
Société Générale	$6,923,076.92
M&I Marshall & Ilsley Bank	$1,538,461.54
Comerica Bank	$6,923,076.92
ING Capital LLC	$4,230,769.23
The Bank of Nova Scotia	$23,923,076.92
PNC Bank	$6,538,461.54
AgFirst Farm Credit Bank	$18,461,538.46
U.S. AgBank, FCB	$11,923,076.92
AgStar Financial Services, PCA	$1,923,076.92
Farm Credit Services of America, PCA	$12,615,384.62
BNP Paribas	$4,538,461.54
Credit Agricole Corporate and Investment Bank	$38,769,230.77
HSBC Bank USA N.A.	$20,000,000.00
The Northern Trust Company	$15,000,000.00
Hua Nan Commercial Bank, Ltd., New York Agency	$10,000,000.00
Farm Credit East, ACA	$10,000,000.00
Greenstone Farm Credit Services, ACA/FLCA	$10,000,000.00
Farm Credit Services of the Mountain Plains, PCA	$6,153,846.15
FCS Financial, FLCA	$1,923,076.92
The Bank of East Asia, Limited, Los Angeles Branch	$10,000,000.00
Bank of China, Los Angeles Branch	$15,000,000.00
Chang Hwa Commercial Bank, Ltd., New York Branch	$10,000,000.00
UMB Bank, n.a.	$10,000,000.00
RZB Finance LLC	$10,000,000.00
Mizuho Corporate Bank, Ltd.	$35,000,000.00
Sumitomo Mitsui Banking Corporation	$35,000,000.00
Intesa Sanpaolo S.p.A.	$15,000,000.00
Macquarie Bank Limited	$15,000,000.00
Total	$900,000,000.00

Schedule 2
to Credit Agreement
5-YEAR MARGIN AND 5-YEAR FACILITY FEE FACTOR

Subject to the provisions of Section 5.6, the determination of the 5-Year Margin and the 5-Year Facility Fee Factor will be made effective five (5) Banking Days after the Administrative Agent receives quarterly financial statements from Borrower; however, no adjustments will be made to the LIBO Rate applicable to LIBO Rate Loans then outstanding until the end of their then current LIBO Period. For the period from the Closing Date and until the Administrative Agent receives quarterly financial statements from Borrower for the Fiscal Quarter that ends May 31, 2010, the 5-Year Margin and 5-Year Facility Fee Factor shall be determined pursuant to Tier 2.

Ratio of
	Consolidated Funded	5-Year Margin for	5-Year Margin for	5-Year Facility Fee
TIER	Debt to Cash Flow	LIBO Rate Loans	Base Rate Loans	Factor
Tier 3	= 1.00	175.0 basis points	75.0 basis points	25.0 basis points
Tier 2	> 1.00 = 2.00	175.0 basis points	75.0 basis points	37.5 basis points
Tier 1	> 2.00	187.5 basis points	87.5 basis points	37.5 basis points